Exhibit 10.1
Execution Version
TENTH AMENDMENT
This TENTH AMENDMENT, dated as of March 20, 2026 (this “Amendment”), among TRIMAS CORPORATION, a Delaware corporation (“Holdings”), TRIMAS COMPANY LLC, a Delaware limited liability company (the “Parent Borrower”), JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”), and the Lenders (as defined below) party hereto (which constitute Required Lenders (as defined in the Credit Agreement (as defined below)).
W I T N E S S E T H:
WHEREAS, Holdings, Parent Borrower, the Subsidiary Loan Parties from time to time party thereto, the several banks and other financial institutions or entities from time to time parties thereto, as lenders (the “Lenders”), and the Administrative Agent are party to the CREDIT AGREEMENT, dated as of October 16, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including, without limitation, by that certain Replacement Facility Amendment dated as of June 30, 2015, that certain Foreign Subsidiary Borrowing Agreement and Amendment, dated as of January 10, 2017, that certain Amendment, dated as of March 8, 2017, that certain Replacement Facility Amendment, dated as of September 20, 2017, that certain Second Replacement Revolving Facility Amendment, dated as of March 29, 2021, that certain Amendment, dated as of November 19, 2021, that certain Seventh Amendment, dated as of April 7, 2023, that certain Eight Amendment, dated as of March 31, 2025, that certain Ninth Amendment, dated as of December 29, 2025, and as supplemented by that certain Consent, dated as of March 4, 2026, the “Credit Agreement”);
WHEREAS, the Parent Borrower has requested certain amendments be made to the Credit Agreement as described herein; and
WHEREAS, Holdings, the Parent Borrower, the Administrative Agent and Lenders party hereto (which constitute Required Lenders) are willing to agree to this Amendment on the terms set forth herein.
NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:
SECTION 1.Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Amended Credit Agreement (as defined below).
SECTION 2.Amendments to Credit Agreement. In accordance with Section 10.02(b) of the Credit Agreement and effective as of the Effective Date, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) and to move the green text (indicated textually in the same manner as the following example: ~~moved text~~ or moved text) as set forth in the form attached hereto as Exhibit A hereto (the “Amended Credit Agreement”).
SECTION 3.Effective Date. This Amendment shall become effective as of the date (the “Effective Date”) on which the following conditions precedent have been satisfied or waived:
(a)the Administrative Agent (or its counsel) shall have received a duly executed and completed counterpart hereof that bears the signature of (1) Holdings, (2) the Parent Borrower, (3) the Administrative Agent and (4) each Lender party hereto (which constitute Required Lenders);

(b)the Borrower shall have paid (or cause to have been paid) a non-refundable consent fee (the “Consent Fee”) to the Administrative Agent for the account of each Lender party hereto, in an amount equal to 0.05% of the aggregate principal amount of the Revolving Commitments of such Lender on the Effective Date;
(c)the Administrative Agent shall have received all other fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least one (1) Business Day prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any Loan Document (and for the avoidance of doubt, including all interest, fees, expenses and other amounts due under the existing Credit Agreement).
SECTION 4.Representations and Warranties.
(a)Holdings and the Parent Borrower hereby represent that (i) the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct as of the Effective Date and (ii) at the time of and immediately after giving effect to the Effective Date, no Default has occurred and is continuing.
(b)Each of Holdings and the Parent Borrower represents and warrants to each of the Lenders and the Administrative Agent that (i) this Amendment to be entered into by each of Holdings and the Parent Borrower is within such Person’s powers and have been duly authorized by all necessary action and (ii) this Amendment has been duly executed and delivered by each of Holdings and the Parent Borrower and constitutes a legal, valid and binding obligation of such Person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 5.Effect of Amendment.
(a)Except as expressly set forth herein and in the Amended Credit Agreement, neither this Amendment nor the Amended Credit Agreement shall by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement, the Security Agreement or any other Loan Document, or alter, modify, amend or in any way affect any of the terms, conditions, obligations, guarantees, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement, the Security Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and affect. The Parent Borrower, on behalf of itself and each other Loan Party, (i) acknowledges, renews and extends its continued liability under the Credit Agreement, the Security Agreement and any other Loan Document, (ii) acknowledges and agrees that its guarantee of the Obligations (as such term is defined giving effect to this Amendment) continues in full force and effect, unimpaired, uninterrupted and undischarged, regardless of the effectiveness of this Amendment and (iii) acknowledges and agrees that all of the Liens and security interests created and arising under any Loan Document remain in full force and effect and continue to secure its Obligations (as such term is defined giving effect to this Amendment), unimpaired, uninterrupted and undischarged, regardless of the effectiveness of this Amendment, except as provided in the Amended Credit Agreement (including, without limitation, Section 10.15 thereof). Nothing herein shall be deemed to entitle the Parent Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Security Agreement or any other Loan Document in similar or different circumstances. Except as expressly set forth herein or in the Amended Credit Agreement (including, without limitation, Section 10.15 thereof), nothing in this Amendment shall be deemed to be a novation of any obligations under the Credit Agreement, the Security Agreement or any other Loan Document.
(b)On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents (as defined in the Amended Credit Agreement).
(c)Except as expressly provided herein or in the Amended Credit Agreement, the Amended Facility shall be subject to the terms and provisions of the Amended Credit Agreement and the other Loan Documents.
SECTION 6.General.
(a)GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)Each of Holdings and the Parent Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, the Parent Borrower or their properties in the courts of any jurisdiction.
(c)Costs and Expenses. The Parent Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.
(d)Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
(e)Amendments. This Amendment may be amended, modified or supplemented only by a writing signed by the Required Lenders (as defined in the Amended Credit Agreement), Holdings and the Parent Borrower; provided that any amendment or modification that would require the consent of all Lenders or all affected Lenders if made under the Amended Credit Agreement shall require the consent of all Lenders (as defined in the Amended Credit Agreement) or all affected Lenders (as defined in the Amended Credit Agreement), as applicable.
(f)Headings. The headings of this Amendment are used for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.
TRIMAS CORPORATION
By:  /s/ Paul Swart_______________
Name: Paul Swart
Title: Chief Financial Officer

TRIMAS COMPANY LLC

By:   /s/ Paul Swart_______________
Name: Paul Swart
Title: Vice President & Treasurer

[Signature Page to Tenth Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender
By:       /s/ Eric B. Bergeson
Name: Eric B. Bergeson
Title: Authorized Officer

[Signature Page to Tenth Amendment]

Bank of America, N.A., as a Lender
By:       /s/ Daryl C. Brown
Name: Daryl C. Brown
Title: Senior Vice President
[Signature Page to Tenth Amendment]

Wells Fargo Bank, National Association., as a Lender
By:       /s/ Eric Wisniewski
Name: Eric Wisniewski
Title: Managing Director
[Signature Page to Tenth Amendment]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender
By:       /s/ Meghan C. Quinn
Name: Meghan C. Quinn
Title: Senior Vice President

[Signature Page to Tenth Amendment]

Execution Version

CREDIT AGREEMENT

dated as of October 16, 20131,

among

TRIMAS CORPORATION,

TRIMAS COMPANY LLC,

The Foreign Subsidiary Borrowers Party Hereto,
The Lenders Party Hereto,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent,
and

BOFA SECURITIES, INC.
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents
___________________________
JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.,
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners

* As amended by that certain Replacement Facility Amendment dated as of June 30, 2015, that certain Foreign Subsidiary Borrowing Agreement and Amendment, dated as of January 10, 2017, that certain Amendment, dated as of March 8, 2017, that certain Replacement Facility Amendment, dated as of September 20, 2017, that certain Second Replacement Revolving Facility Amendment, dated as of March 29, 2021, that certain Amendment, dated as of November 19, 2021, that certain Seventh Amendment, dated as of April 7, 2023, that certain Eighth Amendment, dated as of March 31, 2025 ~~and~~, that certain Ninth Amendment, dated as of December 29, 2025 ~~and~~, that certain Consent, dated as of March 4, 2026 and that certain Tenth Amendment, dated as of March 20, 2026.

TABLE OF CONTENTS
Page
ARTICLE I

DEFINITIONS
SECTION 1.01    Defined Terms    1
SECTION 1.02    Classification of Loans and Borrowings    50
SECTION 1.03    Terms Generally    50
SECTION 1.04    Accounting Terms; GAAP    50
SECTION 1.05    Limited Conditionality Acquisition    51
SECTION 1.06    Ratio Calculations; Negative Covenant Classifications    51
SECTION 1.07    Interest Rates    52
SECTION 1.08    Divisions    52
SECTION 1.09    Pro Forma Effect    53
ARTICLE II

THE CREDITS
SECTION 2.01    Commitments    53
SECTION 2.02    Loans and Borrowings    53
SECTION 2.03    Requests for Borrowings    54
SECTION 2.04    Swingline Loans    56
SECTION 2.05    Letters of Credit    57
SECTION 2.06    Funding of Borrowings    64
SECTION 2.07    Interest Elections    66
SECTION 2.08    Termination and Reduction of Commitments    67
SECTION 2.09    Repayment of Loans; Evidence of Debt    68
SECTION 2.10    [Reserved]    69
SECTION 2.11    Prepayment of Loans    69
SECTION 2.12    Fees    70
SECTION 2.13    Interest    71
SECTION 2.14    Alternate Rate of Interest    72
SECTION 2.15    Increased Costs    76
SECTION 2.16    Break Funding Payments    77
SECTION 2.17    Taxes    78
SECTION 2.18    Payments Generally; Pro Rata Treatment; Sharing of Set-offs    84
SECTION 2.19    Mitigation Obligations; Replacement of Lenders    86
SECTION 2.20    Designation of Foreign Subsidiary Borrowers    87
SECTION 2.21    Incremental Facilities    88
SECTION 2.22    Defaulting Lenders    90
SECTION 2.23    Extensions    92
SECTION 2.24    Foreign Currency Participations; Conversion of Foreign Currency Loans    94
SECTION 2.25    Currency Fluctuations    96
SECTION 2.26    Illegality    96
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Page
ARTICLE III

REPRESENTATIONS AND WARRANTIES
SECTION 3.01    Organization; Powers    97
SECTION 3.02    Authorization; Enforceability    97
SECTION 3.03    Governmental Approvals; No Conflicts    97
SECTION 3.04    Financial Condition; No Material Adverse Change    97
SECTION 3.05    Properties    98
SECTION 3.06    Litigation and Environmental Matters    98
SECTION 3.07    Compliance with Laws and Agreements    99
SECTION 3.08    Investment Company Status    99
SECTION 3.09    Taxes    99
SECTION 3.10    ERISA    99
SECTION 3.11    Disclosure    99
SECTION 3.12    Subsidiaries    100
SECTION 3.13    Insurance    100
SECTION 3.14    Labor Matters    100
SECTION 3.15    Solvency    100
SECTION 3.16    Senior Indebtedness    100
SECTION 3.17    Security Documents    100
SECTION 3.18    Federal Reserve Regulations    101
SECTION 3.19    Anti-Corruption Laws and Sanctions    102
SECTION 3.20    Affected Financial Institutions    102
SECTION 3.21    Persons of Significant Control    102
SECTION 3.22    Regulation (EU) 2015/858    102
SECTION 3.23    Outbound Investment Rules    102
ARTICLE IV

CONDITIONS
SECTION 4.01    Closing Date    103
SECTION 4.02    Each Credit Event    104
SECTION 4.03    Credit Events Relating to Foreign Subsidiary Borrowers    105
SECTION 4.04    Conditions to the Third Restatement Date    105
ARTICLE V

AFFIRMATIVE COVENANTS
SECTION 5.01    Financial Statements and Other Information    107
SECTION 5.02    Notices of Material Events    109
SECTION 5.03    Information Regarding Collateral    109
SECTION 5.04    Existence; Conduct of Business    110
SECTION 5.05    Payment of Obligations    110
SECTION 5.06    Maintenance of Properties    110
SECTION 5.07    Insurance    110
SECTION 5.08    Casualty and Condemnation    111
SECTION 5.09    Books and Records; Inspection and Audit Rights    111
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Page
SECTION 5.10    Compliance with Laws    111
SECTION 5.11    Use of Proceeds and Letters of Credit    111
SECTION 5.12    Additional Subsidiaries    111
SECTION 5.13    Further Assurances    112
ARTICLE VI

NEGATIVE COVENANTS
SECTION 6.01    Indebtedness; Certain Equity Securities    113
SECTION 6.02    Liens    116
SECTION 6.03    Fundamental Changes    118
SECTION 6.04    Investments, Loans, Advances, Guarantees and Acquisitions    119
SECTION 6.05    Asset Sales    121
SECTION 6.06    Sale and Leaseback Transactions    123
SECTION 6.07    Hedging Agreements    123
SECTION 6.08    Restricted Payments; Certain Payments of Indebtedness    123
SECTION 6.09    Transactions with Affiliates    127
SECTION 6.10    Restrictive Agreements    128
SECTION 6.11    Amendment of Material Documents    ~~128~~129
SECTION 6.12    Interest Expense Coverage Ratio    129
SECTION 6.13    Total Net Leverage Ratio    129
SECTION 6.14    Use of Proceeds    129
SECTION 6.15    Outbound Investment Rules    129
ARTICLE VII

EVENTS OF DEFAULT
ARTICLE VIII

THE AGENTS
SECTION 8.01    Administrative Agent    132
SECTION 8.02    Certain ERISA Matters    ~~134~~135
SECTION 8.03    Payment and Payment Notice; Additional Acknowledgements    136
SECTION 8.04    Borrower Communications    137
ARTICLE IX

[RESERVED]
ARTICLE X

MISCELLANEOUS
SECTION 10.01    Notices    138
SECTION 10.02    Waivers; Amendments    139
SECTION 10.03    Expenses; Indemnity; Damage Waiver    142
SECTION 10.04    Successors and Assigns    ~~144~~145
SECTION 10.05    Survival    147
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Page
SECTION 10.06    Counterparts; Integration; Effectiveness    ~~147~~148
SECTION 10.07    Severability    148
SECTION 10.08    Right of Setoff    148
SECTION 10.09    Governing Law; Jurisdiction; Consent to Service of Process    148
SECTION 10.10    WAIVER OF JURY TRIAL    149
SECTION 10.11    Headings    149
SECTION 10.12    Confidentiality    149
SECTION 10.13    Interest Rate Limitation    150
SECTION 10.14    Judgment Currency    150
SECTION 10.15    [Reserved]    151
SECTION 10.16    PATRIOT Act    151
SECTION 10.17    No Fiduciary Duty    151
SECTION 10.18    Parallel Debt    ~~151~~152
SECTION 10.19    No Novation    153
SECTION 10.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    153
SECTION 10.21    MIRE Events    153
SECTION 10.22    Acknowledgement Regarding Any Supported QFCs    ~~153~~154
SECTION 10.23    Releases of Subsidiary Loan Parties.    154

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SCHEDULES:
Schedule 1.01(a)    –    Existing Letters of Credit
Schedule 1.01(b)    –    Administrative Schedule
Schedule 1.01(c)    –    Foreign Currency Lenders
Schedule 2.01    –    Commitments
Schedule 3.05    –    Real Property
Schedule 3.06    –    Disclosed Matters
Schedule 3.12    –    Subsidiaries
Schedule 3.13    –    Insurance
Schedule 6.01    –    Existing Indebtedness
Schedule 6.02    –    Existing Liens
Schedule 6.04    –    Existing Investments
Schedule 6.05    –    Asset Sales
Schedule 6.09    –    Existing Affiliate Transactions
Schedule 6.10    –    Existing Restrictions
EXHIBITS:
Exhibit A    –    Form of Assignment and Assumption
Exhibit B    –    Form of Borrowing Request
Exhibit C    –    Form of Foreign Subsidiary Borrowing Agreement
Exhibit D    –    Form of Guarantee Agreement
Exhibit E    –    Form of Indemnity, Subrogation and Contribution Agreement
Exhibit F    –    Form of Mortgage
Exhibit G    –    Form of Pledge Agreement
Exhibit H    –    Form of Security Agreement
Exhibit I    –    Form of U.S. Tax Certificate
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CREDIT AGREEMENT, dated as of October 16, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among TRIMAS COMPANY LLC, a Delaware limited liability company, TRIMAS CORPORATION, a Delaware corporation, the FOREIGN SUBSIDIARY BORROWERS party hereto, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent.
RECITALS:
In consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:
ARTICLE I

Definitions
SECTION 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acquisition Lease Financing” means any sale or transfer by the Parent Borrower or any Subsidiary of any property, real or personal, that is acquired pursuant to a Permitted Acquisition, in an aggregate amount not to exceed the greater of $75,000,000 and 6.0% of Consolidated Total Assets of Holdings (as of the date of such sale or transfer) at any time after the Third Restatement Date, which property is rented or leased by the Parent Borrower or such Subsidiary from the purchaser or transferee of such property, so long as the proceeds from such transaction consist solely of cash.
“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Pounds Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Pounds Sterling, plus (b) 0.0326% and (ii) with respect to any RFR Borrowing denominated in dollars, an interest rate per annum equal to (a) Daily Simple RFR for dollars, plus (b) 0.10%; provided that if the Adjusted Daily Simple RFR Rate as so determined is less than the Floor, it shall be deemed to be equal to the Floor for purposes of this Agreement.
“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” means JPMCB, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Schedule” means Schedule 1.01(b) to this Agreement, which contains administrative information in respect of (i) each Foreign Currency and each Foreign Currency Loan and (ii) each L/C Foreign Currency and each Letter of Credit denominated in an L/C Foreign Currency.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent to the Parent Borrower or any Lender, as the context requires.
“Aerospace Closing Date” has the meaning assigned to the term “Closing Date” in the Aerospace Purchase Agreement.
“Aerospace Purchase Agreement” has the meaning assigned to such term in the Ninth Amendment.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Syndication Agents and the Documentation Agents.
“Agreed Currency” means dollars or any Foreign Currency.
“Agreement” has the meaning assigned to such term in the preamble hereto.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Holdings or its Subsidiaries from time to time concerning or relating to bribery or corruption, including without limitation the U.S. Foreign Corrupt Practices Act of 1977 and the UK Bribery Act of 2010.
“Applicable Borrower” has the meaning assigned to such term in Section 2.17(a).

“Applicable Percentage” means, at any time, with respect to any Revolving Lender, the percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.
“Applicable Rate” means, for any day, (a) with respect to the Commitment Fees, the applicable rate per annum set forth under the caption “Commitment Fee Rate” based upon the Leverage Ratio as of the most recent determination date, (b) with respect to any Swingline Loan, the applicable rate per annum set forth below under the caption “ABR Spread” based upon the Leverage Ratio as of the most recent determination date and (c) with respect to any ABR Revolving Loan, Term Benchmark Revolving Loan or an RFR Revolving Loan, the applicable rate per annum set forth below under the caption “ABR Spread”, “Term Benchmark Spread” or “RFR Spread” as the case may be, based upon the Leverage Ratio as of the most recent determination date; provided that for purposes of clauses (a), (b) and (c), from the Third Restatement Date until the date of delivery of the consolidated financial statements pursuant to Section 5.01(b) as of and for the first fiscal quarter ended after the Third Restatement Date, the Applicable Rate shall be based on the rates per annum set forth in Category 3:

Leverage Ratio	ABR Spread	Term Benchmark Spread	RFR Spread	Commitment Fee Rate
Category 1: Greater than or equal to 3.25 to 1.00	1.00%	2.00%	2.00%	0.30%
Category 2: Greater than or equal to 2.75 to 1.00 but less than 3.25 to 1.00	0.75%	1.75%	1.75%	0.25%
Category 3: Greater than or equal to 2.25 to 1.00 but less than 2.75 to 1.00	0.625%	1.625%	1.625%	0.225%
Category 4: Greater than or equal to 1.50 to 1.00 but less than 2.25 to 1.00	0.50%	1.50%	1.50%	0.20%
Category 5: Less than 1.50 to 1.00	0.375%	1.375%	1.375%	0.175%

For purposes of the foregoing clauses (a), (b) and (c), (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Parent Borrower’s fiscal year based upon Holdings’ consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing or (B) if Holdings or the Parent Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.
“Applicable UK Payment” has the meaning assigned to such term in Section 2.17(j).
“Applicable U.S. Borrower” has the meaning assigned to such term in Section 2.17(f).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Assumed Preferred Stock” means any preferred stock or preferred Equity Interests of any Person that becomes a Subsidiary after the Third Restatement Date; provided that (a) such preferred stock or preferred Equity Interests exist at the time such Person becomes a Subsidiary and are not created in contemplation of or in connection with such Person becoming a Subsidiary and (b) the aggregate liquidation value of all such outstanding preferred stock and preferred Equity Interests shall not exceed the greater of $40,000,000 and 3.00% of Consolidated Total Assets of Holdings (as of the date such Person becomes a Subsidiary) at any time outstanding, less the aggregate principal amount of Indebtedness incurred and outstanding pursuant to Section 6.01(a)(x).
“Available Amount” means, as of any date of determination, an amount equal to:
(a)    the sum of (without duplication):
    (i)    $160,000,000;
    (ii)    if positive, equal to 50% of the cumulative Consolidated Net Income of the Parent Borrower for the period (taken as one accounting period) commencing from April 1, 2025 to the end of the fiscal quarter most recently ended in respect of which consolidated financial statements have been delivered pursuant to Section 5.01(a) or (b);
    (iii)    the Net Proceeds Not Otherwise Applied received by Holdings after the Restatement Date from (A) cash contributions (other than from the Parent Borrower or a Subsidiary) to Holdings or (B) the issuance and sale of its Equity Interests (other than a sale to the Parent Borrower or a Subsidiary and other than an issuance or sale of Disqualified Equity Interests);
(iv)    the principal amount of any Indebtedness of the Parent Borrower or any Subsidiary issued after the Restatement Date which has been converted into or exchanged for Equity Interests (other than Disqualified Equity Interests) in Holdings or any direct or indirect parent of Holdings; and
(v)     in the event that all or a portion of the Available Amount has been applied to make an investment pursuant to Section 6.04(s), an amount (not to exceed the original amount of such investment) equal to the aggregate amount received by the Parent Borrower or any Subsidiary in cash and Permitted Investments, or the fair market value of any property received by the Parent Borrower or any Subsidiary, from: (i) the sale (other than to the Parent Borrower or any Subsidiary) of any such investment less any amounts that would be deducted pursuant to clause (b) of the definition of Net Proceeds, (ii) any dividend or other distribution received in respect of any such investment and (iii) interest, returns of principal, repayments and similar payments received in respect of any such investment;

minus
(b)     the amount of any investments made after the Restatement Date in reliance on Section 6.04(s) prior to such date, any Restricted Payments made after the Restatement Date in reliance on Section 6.08(a)(v) (solely in respect of dividends on Qualified Holdings Preferred Stock issued pursuant to clause (c) of the definition thereof) or Section 6.08(a)(vii) and any prepayments of Indebtedness made after the Restatement Date in reliance on Section 6.08(b)(vii) prior to such date.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.14.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.
“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:
(1)     in the case of any Loan denominated in dollars, the Adjusted Daily Simple RFR for RFR Borrowings denominated in dollars;
(2)     the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Parent Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Parent Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Company, decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its reasonable discretion that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent, in consultation with the Company, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)     a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(2)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control to the extent required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Parent Borrower or any Foreign Subsidiary Borrower to the Administrative Agent through an Approved Borrower Portal.
“Borrowing” means (a) Loans of the same Class and Type, made, converted or continued on the same date and (i) in the case of Term Benchmark Loans denominated in dollars, as to which a single Interest Period is in effect and (ii) in the case of Term Benchmark Loans denominated in a Foreign Currency, Loans in a single currency and as to which a single Interest Period is in effect or (b) a Swingline Loan.
“Borrowing Request” means a request by the Parent Borrower or a Foreign Subsidiary Borrower, as the case may be, for a Borrowing in accordance with Section 2.03 or 2.04, as applicable,

which shall be, in the case of any such written request, in the form of Exhibit B or any other form approved by the Administrative Agent.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (i) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day, (ii) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day and (iii) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only an RFR Business Day.
“Calculation Date” means the last Business Day of each calendar quarter (or any other day selected by the Administrative Agent); provided that (a) the second Business Day preceding (or such other Business Day as the Administrative Agent shall deem applicable with respect to any Foreign Currency in accordance with rate-setting convention for such currency) (i) the date of each Borrowing of Foreign Currency Loans or (ii) any date on which a Foreign Currency Loan is continued shall also be a “Calculation Date,” (b) the date of each Borrowing of any other Loan made hereunder shall also be a “Calculation Date”, (c) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) shall also be a “Calculation Date” and (d) the date of issuance, amendment, renewal or extension of a Letter of Credit, or any other date determined by the applicable Issuing Bank, shall also be a Calculation Date.
“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.
“CBR Spread” means the Applicable Rate, applicable to such Loan that is replaced by a CBR Loan.
“Central Bank Rate” means, the greater of (I)(A) for any Loan denominated in (a) Pounds Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time and (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time plus (B) the applicable Central Bank Rate Adjustment and (II) the Floor.
“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Pounds Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for RFR Loans denominated in Pounds Sterling for the five (5) most recent RFR Business Days preceding such day for which Adjusted Daily Simple RFR for RFR Loans denominated in Pounds Sterling was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five (5) RFR Business Days)

minus (ii) the Central Bank Rate in respect of Pounds Sterling in effect on the last RFR Business Day in such period and (b) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five (5) most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five (5) Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate, on such day at approximately the time referred to in the definition of such term for deposits in Euro for a maturity of one month.
“CFC” means a Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.
“CFC Holdco” means any Domestic Subsidiary substantially all the assets of which consist of Equity Interests of one or more CFCs.
“Change in Control” means (a) the acquisition by any Person other than Holdings of any direct Equity Interest in the Parent Borrower, (b) the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Exchange Act), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Holdings, (d) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors or (e) the occurrence of any change in control (or similar event, however denominated) with respect to Holdings or the Parent Borrower under (i) any indenture or other agreement in respect of Material Indebtedness to which Holdings, the Parent Borrower or any Subsidiary is a party, (ii) any instrument governing any preferred stock of Holdings, the Parent Borrower or any Subsidiary having a liquidation value or redemption value in excess of $10,000,000 or (iii) the Permitted Receivables Financing.
Notwithstanding the preceding or any provision of Rule 13d-3 of the Exchange Act, a Person or group shall not be deemed to beneficially own voting stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the voting stock in connection with the transactions contemplated by such agreement.
“Change in Law” means (a) the adoption of any law, rule or regulation after the Third Restatement Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Third Restatement Date or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Third Restatement Date; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated or issued.
“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans of a particular tranche of Revolving

Commitments, (b) any Commitment, refers to whether such Commitment is a Commitment in respect of a particular tranche of Revolving Commitments and (c) any Lender, refers to whether such Lender has a Loan or Commitment under a particular tranche of Revolving Commitments. Each tranche of Extended Revolving Commitments shall constitute a separate Class.
“Closing Date” means the date on which the conditions specified in Section 4.01 were satisfied, which date was October 16, 2013.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means any and all “Collateral,” as defined in any applicable Security Document.
“Collateral Agent” means JPMCB, in its capacity as collateral agent for the Lenders under the Security Documents.
“Collateral and Guarantee Requirement” means the requirement that:
(a)    the Collateral Agent shall have received from each party thereto (other than the Collateral Agent) either (i) a counterpart of (A) the Guarantee Agreement, (B) the Indemnity, Subrogation and Contribution Agreement, (C) the Pledge Agreement and (D) the Security Agreement in each case duly executed and delivered on behalf of such Loan Party, or (ii) in the case of any Person that becomes a Subsidiary Loan Party after the Closing Date, a supplement to each of the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Pledge Agreement and the Security Agreement, in each case in the form specified therein, duly executed and delivered on behalf of such Subsidiary Loan Party;
(b)    all outstanding Equity Interests of the Parent Borrower and each Subsidiary (including the Receivables Subsidiary) owned by or on behalf of any Loan Party shall have been pledged pursuant to the Pledge Agreement (except that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary, any CFC or any CFC Holdco), it being understood that this exception shall not limit the application of the Foreign Security Collateral and Guarantee Requirement) and the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;
(c)    all Indebtedness of Holdings, the Parent Borrower and each Subsidiary in an aggregate principal amount that exceeds $500,000 that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Pledge Agreement and the Collateral Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;
(d)    all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Agreement and the Pledge Agreement and perfect such Liens to the extent required by, and with the priority required by, the

Security Agreement and the Pledge Agreement, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;
(e)    the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to any Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company in an amount and form reasonably acceptable to the Administrative Agent insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request, but only to the extent such endorsements are (A) available in the relevant jurisdiction (provided in no event shall the Collateral Agent request a creditors’ rights endorsement) and (B) available at commercially reasonable rates, (iii) a completed Life of Loan flood hazard determination and, if any improved Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, a notice about special flood hazard area status duly executed by the Parent Brower and the applicable Loan Party and evidence of flood insurance as may be required under the Flood Laws, and (iv) such abstracts, legal opinions and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; provided, however, in no event shall surveys be required to be obtained with respect to any Mortgaged Property; and
(f)    each Loan Party (other than the Foreign Subsidiary Borrowers) shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.
“Commission” means the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of said Commission.
“Commitment” means a Revolving Commitment.
“Commitment Fee” has the meaning assigned to such term in Section 2.12(a).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum, without duplication, of (i) the interest expense (including imputed interest expense in respect of Financing Lease Obligations) of Holdings, the Parent Borrower and the Subsidiaries (including the Receivables Subsidiary) for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) any interest accrued during such period in respect of Indebtedness of Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary) that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, plus (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(iii) below that were amortized or accrued in a previous period, plus (iv) interest-equivalent costs associated with any Permitted Receivables Financing or Specified Vendor Receivables Financing, whether accounted for as interest expense or loss on the sale of receivables, minus (b) the sum of, without duplication, (i) interest income of Holdings, the Parent Borrower and the Subsidiaries (including the Receivables Subsidiary) for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) to the extent included in such consolidated interest expense for such period, noncash amounts attributable to amortization of financing costs paid in a previous period, plus (iii) to the extent included in such consolidated interest expense for such period, noncash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period, plus (iv) to the extent included in such consolidated interest expense for such period, all financing fees incurred in connection with the Transactions, plus (v) annual agency fees paid to the administrative agents and collateral agents under any permitted credit facility of Holdings, the Parent Borrower or any Subsidiary, plus (vi) costs associated with obtaining Hedging Agreements, plus (vii) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with any acquisition, plus (viii) penalties and interest relating to taxes, plus (ix) any expensing of bridge, commitment and other financing fees and any other fees related to any acquisitions after the Third Restatement Date, plus (x) interest expense resulting from push-down accounting, plus (xi) any lease, rental or other expense in connection with a Non-Financing Lease Obligation.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income (other than with respect to clause (ix) below), the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period (including all single business tax expenses imposed by state law), (iii) all amounts attributable to depreciation and amortization for such period, (iv) interest-equivalent costs associated with any Permitted Receivables Financing or Specified Vendor Receivables Financing for such period, whether accounted for as interest expense or loss on the sale of receivables, and all Preferred Dividends, (v) the aggregate amount of deferred financing expenses for such period, (vi) all other noncash expenses or losses of Holdings, the Parent Borrower or any of the Subsidiaries for such period (excluding any such charge that constitutes an accrual of or a reserve for cash charges for any future period), (vii) losses associated with the prepayment of leases (whether operating leases or capital leases) outstanding on January 1, 2017 from discontinued operations, (viii) any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the common capital of Holdings or any Loan Party (other than from Holdings or a Subsidiary) or Net Proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Equity Interests and other than any issuance to the Parent Borrower or a Subsidiary), in each case, Not Otherwise Applied, (ix) the amount of “run rate” cost savings, operating expense reductions and cost synergies related to mergers and other business combinations, acquisitions, divestitures, restructurings, cost savings initiatives, other operating improvements and other similar transactions or initiatives consummated after the Third Restatement Date that are reasonably identifiable and factually supportable and projected by the Parent Borrower to result within 18 months after such merger or other business combination, acquisition, divestiture, restructuring, cost savings initiative or other transaction or initiative is consummated, net of the amount of actual benefits realized during such period from such actions, provided that the aggregate amount of any such cost savings, operating expense reductions and cost synergies added pursuant to this clause (ix) for any period of four consecutive fiscal quarters of Holdings shall not exceed 20% of Consolidated EBITDA for such period (calculated after giving effect to any add-backs pursuant to this clause (ix)) and (x) non-recurring out-of-pocket transaction fees, costs and expenses incurred in connection with this Agreement, including legal fees, advisory fees and upfront financing fees (including any such fees, costs and expenses incurred in connection with ~~this~~the Eighth Amendment and any other amendments, waivers or consents entered into with respect to the Loan Documents), minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any gains realized from the retirement of Indebtedness after the Third Restatement Date, all determined on a consolidated basis in accordance with GAAP ~~and~~, (ii) consolidated interest income for such period and (iii) consolidated income tax benefits for such period (excluding, for purposes of this clause (~~ii~~iii), any such benefits received in a fiscal quarter ended prior to the Third Restatement Date). If the Parent Borrower or any Subsidiary has made any Permitted Acquisition or Significant Investment or any sale, transfer, lease or other disposition of assets outside of the ordinary course of business permitted by Section 6.05 during the relevant period for determining the Leverage Ratio, the Total Net Leverage Ratio or the Senior Secured Net Leverage Ratio and the Interest Expense Coverage Ratio, Consolidated EBITDA for the relevant period shall be calculated only for purposes of determining the Leverage Ratio, the Total Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Interest Expense Coverage Ratio after giving pro forma effect thereto, as if such Permitted Acquisition or Significant Investment or sale, transfer, lease or other disposition of assets (and, in each case, any related incurrence, repayment or assumption of Indebtedness, with any new Indebtedness being deemed to be amortized over the relevant period in accordance with its terms, and assuming that any Revolving Loans borrowed in connection with such acquisition are repaid with excess cash balances when available) had occurred on the first day of the relevant period for determining Consolidated EBITDA; provided that with respect to any Significant Investment, (x) any pro forma adjustment made to Consolidated EBITDA shall be in proportion to the percentage ownership of the Parent Borrower or such Subsidiary, as applicable, in the Subject Person (e.g. if the Parent Borrower acquires 70% of the Equity Interests of the Subject Person, a pro forma adjustment to Consolidated EBITDA shall be made with respect to no more than 70% of the EBITDA of the Subject Person) and (y) pro forma effect shall only be given to such Significant Investment if the Indebtedness of the Subject Person is included in Total Indebtedness for purposes of calculating the Leverage Ratio, the Total Net Leverage Ratio and the Senior Secured Net Leverage Ratio and the Subject Person is included as a Subsidiary in the calculation of Consolidated Cash Interest Expense for purposes of calculating the Interest Expense Coverage Ratio, in each case in proportion to the percentage ownership of the Parent Borrower or such Subsidiary, as applicable, in such Subject Person. Any such pro forma calculations may include operating and other expense reductions and other adjustments for such period resulting from any Permitted Acquisition, or sale, transfer, lease or other disposition of assets that is being given pro forma effect to the extent that such operating and other expense reductions and other adjustments (a) would be permitted pursuant to Article XI of Regulation S-X under the Securities Act of 1933 (“Regulation S-X”), (b) are reasonably consistent with the purpose of Regulation S-X as determined in good faith by the Parent Borrower in consultation with the Administrative Agent or (c) are otherwise appropriate, in the reasonable good faith determination of the Parent Borrower as set forth in an officer’s certificate, to reflect operating and other expense reductions reasonably expected to result from the applicable event within 18 months of the date the applicable event is consummated and, in each case, calculated in accordance with and subject to the provisions of clause (a)(ix) of this definition.
“Consolidated Net Income” means, for any period, the net income or loss of Holdings, the Parent Borrower and the Subsidiaries (including the Receivables Subsidiary) for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded:
(a)     the income of any Person (other than the Parent Borrower or a Significant Investment) in which any other Person (other than the Parent Borrower or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Parent Borrower or any of the Subsidiaries during such period;
(b)     the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Parent Borrower or any Subsidiary or the date that such Person’s assets are acquired by the Parent Borrower or any Subsidiary;
(c)     the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income;
(d)    any net extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto);

(e)    (i) any severance expenses, relocation expenses, restructuring expenses, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, project start-up costs, business optimization costs, signing, retention or completion bonuses, expenses or charges related to any issuance of Equity Interests, investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), (ii) any net income or loss from disposed, abandoned, transferred, closed or discontinued operations (other than, for any fiscal quarter ending prior to the Aerospace Closing Date, the Specified Discontinued Operations) or fixed assets and any net gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations (other than, for any fiscal quarter ending prior to the Aerospace Closing Date, the Specified Discontinued Operations) or fixed assets, (iii) any net gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Parent Borrower) and (iv) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Third Restatement Date of officers, directors and employees, in each case of such Person or any Subsidiary; provided that the aggregate amount of any charges, expenses, losses or costs excluded pursuant to this clause (e) for any period of four consecutive fiscal quarters of Holdings (or, with respect to any calculation of clause (a)(i) of the Available Amount, (w) for the first fiscal quarter ended after the Closing Date, for such fiscal quarter, (x) for the second fiscal quarter ended after the Closing Date, for the period of two fiscal quarters then ended, (y) for the third fiscal quarter ended after the Closing Date, for the period of three fiscal quarters then ended and (z) for the fourth fiscal quarter ended after the Closing Date and thereafter, for the period of four consecutive fiscal quarters of Holdings most recently ended) shall not exceed 20% of Consolidated EBITDA for such period (calculated after giving effect to exclusions pursuant to this clause (e));
(f)    any fees, expenses, or charges related to the Transactions (including any transaction expenses incurred before, on or after the Third Restatement Date);
(g)    effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries and including, without limitation, the effects of adjustments to (A) Financing Lease Obligations or (B) any other deferrals of income) in amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof;
(h)    any net gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness, Hedging Agreements or other derivative instruments;
(i)    any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising pursuant to GAAP;
(j)    any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights;
(k)    any non-cash compensation charges;

(l)    accruals and reserves that are established or adjusted within 12 months after the Third Restatement Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies;
(m)    non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations;
(n)    any currency gains and losses;
(o)     to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption; and
(p)    non-cash charges for deferred tax asset valuation allowances;
provided further that there shall be included amounts actually received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption, and reimbursements of any expenses and charges pursuant to indemnification or other reimbursement provisions in connection with any investment permitted under this Agreement or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement.
“Consolidated Total Assets” means, at any date of determination with respect to any Person, the total assets of such Person, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of such Person.
“Continuing Directors” means the directors of Holdings on the Third Restatement Date, and each other director, if, in each case, such other director’s nomination for election to the board of directors of Holdings is approved by at least a majority of the then Continuing Directors.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covenant Holiday Acquisition” means a Permitted Acquisition for which (i) the cash consideration in respect of such acquisition is $50,000,000 or more and (ii) the Parent Borrower delivers to the Administrative Agent an officers’ certificate designating such Permitted Acquisition as a “Covenant Holiday Acquisition”; provided that in no event shall there be more than two Covenant Holiday Acquisitions.
“Covenant Holiday Period” means the period of four consecutive fiscal quarters commencing on the first day of the fiscal quarter in which the consummation of a Covenant Holiday Acquisition occurs; provided that, if applicable, the two Covenant Holiday Periods shall be separated by a period of at least two full fiscal quarters during which no Covenant Holiday Period is in effect.

“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to such term in Section 10.22.
“CTA” means the United Kingdom Corporation Tax Act 2009.
“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Pounds Sterling, SONIA for the day that is five (5) RFR Business Days prior to (a) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (b) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (ii) dollars, Daily Simple SOFR.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Parent Borrower. If by 5:00 p.m. (New York City time) on the second (2nd) RFR Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website.
“Debt Repayment Period” has the meaning assigned to such term in Section 6.08(b)(viii).
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Revolving Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit, Swingline Loans or Fronted Foreign Currency Loans or (iii) to pay to the Administrative Agent, the Issuing Bank, the Swingline Lenders, the Fronting Lender any other Lender or any Loan Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Administrative Agent, the Issuing Bank, the Swingline Lenders, the Fronting

Lender, any other Lender, Holdings, the Parent Borrower or any Loan Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent or any Loan Party made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit, Swingline Loans and Fronted Foreign Currency Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Person’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event or a Bail-In Action.
“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Parent Borrower) of non-cash consideration received by the Parent Borrower or a Subsidiary in connection with any sale, transfer, lease or other disposition of assets permitted by this Agreement that is so designated as Designated Non-Cash Consideration pursuant to an officer’s certificate of the Parent Borrower, setting forth such valuation, less the amount of cash or Permitted Investments received in connection with a subsequent sale of such Designated Non-cash Consideration within 180 days of receipt thereof.
“Direction” has the meaning assigned to such term in Section 2.17(k)(ii)(A).
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.
“Disqualified Equity Interest”: with respect to any Person, any Equity Interest of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:
(a)    matures or is mandatorily redeemable (other than solely for Equity Interests of such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interest) whether pursuant to a sinking fund obligation or otherwise;
(b)    is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests of such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interest); or
(c)    is redeemable (other than solely for Equity Interests of such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interest) or is required to be repurchased by Holdings, the Parent Borrower or any Subsidiary, in whole or in part, at the option of the holder thereof;
in each case, on or prior to the date that is 91 days after the latest Maturity Date in effect at the time of issuance of such Equity Interest; provided, however, that (i) Equity Interests of any Person that would not constitute Disqualified Equity Interests but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interests upon the occurrence of an “asset sale” or a “change of control” (or similar event, however denominated) shall not constitute Disqualified

Equity Interests if any such requirement becomes operative only after repayment in full of all the Loans and all other Obligations that are accrued and payable and (ii) Equity Interests of any Person that are issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Documentation Agents” means the Co-Documentation Agents identified on the cover page of this Agreement.
“Dollar Equivalent” of any amount means, at the time of determination thereof, (a) if such amount is expressed in dollars, such amount, (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in dollars determined by using the rate of exchange for the purchase of dollars with the Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination (or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency (other than dollars or a Foreign Currency), the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Loan Party” means any Loan Party, other than a Loan Party that is a Foreign Subsidiary.
“Domestic Subsidiary” means any Subsidiary, other than the Foreign Subsidiaries.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eighth Amendment” means that certain Eighth Amendment, dated as of March 31, 2025.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any

Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liabilities, obligations, damages, losses, claims, actions, suits, judgments, or orders, contingent or otherwise (including any liability for damages, costs of environmental remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), directly or indirectly resulting from or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or any warrants, options or other rights to acquire such interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Parent Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.
“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) a failure by any Plan to satisfy the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan in each instance, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA; (e) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Parent Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by the Parent Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Euro” means the single currency of participating member states of the European Union.

“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.
“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time on such date of determination. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Parent Borrower.
“Event of Default” has the meaning assigned to such term in Article VII.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Exchange Rate” means, with respect to any currency (other than dollars) on any date, the rate at which such currency may be exchanged into dollars, as set forth on such date on the relevant Reuters currency page at or about 11:00 A.M., London time, on such date. In the event that such rate does not appear on any Reuters currency page, the “Exchange Rate” with respect to such currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Applicable Borrower or, in the absence of such agreement, such “Exchange Rate” shall instead be the Administrative Agent’s spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 A.M., Local Time, on such date for the purchase of dollars with such currency, for delivery two Business Days later (or such other Business Day as the Administrative Agent shall deem applicable with respect to any currency); provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Swap Obligation” means with respect to any Loan Party, any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Loan Party becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Applicable Borrower hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net or overall gross income (or net worth or similar Taxes imposed in lieu thereof) by the United States of America, or by any other jurisdiction as a result of such recipient being organized in or having its principal office in or applicable lending office in such jurisdiction, or as a result of any other present or former connection (other than a connection arising solely from this Agreement or any other Loan Document ) between such recipient and such jurisdiction, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Non-U.S. Lender (other than an assignee pursuant to a request by the Parent Borrower under Section 2.19(b)), any United States withholding Taxes resulting from any law in effect (x) at the time such Non-U.S. Lender becomes a party to this Agreement or, with respect to any additional position in any Loan acquired after such Non-U.S. Lender becomes a party hereto, at the time such additional position is acquired by such Non-U.S. Lender or (y) at the time such Non-U.S. Lender designates a new lending office, except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, immediately prior to designation of a new lending office (or assignment), to receive additional amounts from an Applicable Borrower with respect to such United States withholding Tax pursuant to Section 2.17(a), (d) any United States withholding Tax imposed pursuant to FATCA, (e) any withholding Tax that is attributable to a recipient’s failure to comply with Section 2.17(f), (f) any Tax levied under the laws of the Netherlands to the extent such Tax becomes payable as a result of any Lender having a substantial interest (aanmerkelijk belang) in any Foreign Subsidiary Borrower as laid down in the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001), and (g) Taxes imposed by the Netherlands in connection with or pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) in the form as at the date of this Agreement (or, where the relevant recipient becomes a party to this Agreement after the date of the Agreement, in the form as at that date).
“Existing Credit Agreement” means the Credit Agreement dated as of October 16, 2013 (as amended prior to the Third Restatement Date), among TriMas Company LLC, TriMas Corporation, the other loan parties party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other agents party thereto.
“Existing Letters of Credit” means the letters of credit issued under the Existing Credit Agreement and outstanding as of the Third Restatement Date, which are listed on Schedule 1.01(a).
“Existing Revolving Commitments” means “Revolving Commitments” outstanding under the Existing Credit Agreement immediately prior to the Third Restatement Date.
“Existing Revolving Lender” means a “Revolving Lender” under the Existing Credit Agreement immediately prior to the Third Restatement Date.
“Existing Revolving Loans” means “Revolving Loans” outstanding under the Existing Credit Agreement immediately prior to the Third Restatement Date.
“Extended Revolving Commitment” has the meaning assigned to such term in Section 2.23(a).
“Extension” has the meaning assigned to such term in Section 2.23(a).
“Extension Offer” has the meaning assigned to such term in Section 2.23(a).
“FATCA” means (i) Sections 1471 through 1474 of the Code, as of the Third Restatement Date or any amended or successor provision that is substantively comparable and not materially more onerous to comply with, and, in each case, any regulations or official interpretations thereof, (ii) any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date this Agreement or any amended or successor provision as described in clause (i) above and (iii) any intergovernmental agreement, treaty or convention among Governmental Authorities (and any related legislation, rules or official administrative practice) in each case implementing of the aforementioned sections of the Code.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of Holdings or the Parent Borrower, as applicable.
“Financing Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that any change in GAAP after the Restatement Date that would require lease obligations that would have been characterized and accounted for as operating leases in accordance with GAAP as in effect on the Restatement Date to be characterized and accounted for as Financing Lease Obligations shall be disregarded for purposes hereof.
“Flood Laws” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, each Adjusted Daily Simple RFR or the Central Bank Rate, as applicable. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, each Adjusted Daily Simple RFR and the Central Bank Rate shall be 0.00%.
“Foreign Currency” means Pounds Sterling and the Euro.
“Foreign Currency Lenders” means the Fronting Lender and, with respect to any Foreign Currency, each other Lender as may be designated in writing by the Parent Borrower as a Foreign Currency Lender with respect to such Foreign Currency which agrees in writing to act as such in accordance with the terms hereof and are reasonably acceptable to the Administrative Agent (which Foreign Currency Lenders, as of the Third Restatement Date, are listed on Schedule 1.01(c)), or any of their respective affiliates, in each case in their capacities as the lenders of Foreign Currency Loans pursuant to Section 2.01(a).
“Foreign Currency Loan Participants” means, with respect to each Foreign Currency Loan, the collective reference to all Revolving Lenders other than the Foreign Currency Lenders with respect to such Foreign Currency Loan.

“Foreign Currency Loans” means Revolving Loans denominated in any Foreign Currency.
“Foreign Currency Participation Fee” has the meaning assigned to such term in Section 2.12(e).
“Foreign Currency Participating Interest” has the meaning assigned to such term in Section 2.24(a).
“Foreign Currency Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of (a) the LC Exposure of such Lender in respect of Letters of Credit denominated in LC Foreign Currencies and (b) such Lender’s Applicable Percentage of the Dollar Equivalent of the aggregate principal amount of Foreign Currency Loans outstanding at such time.
“Foreign Currency Sublimit” means $125,000,000.
“Foreign Obligations” means any Obligations owing by any Foreign Subsidiary Borrower.
“Foreign Security Collateral and Guarantee Requirement” means the requirement that:
(a)    the Collateral Agent shall have received from the applicable Foreign Subsidiary Borrower and its subsidiaries that are organized under the same jurisdiction of a Foreign Subsidiary Borrower a counterpart of each Foreign Security Document relating to the assets (including the Equity Interests of its subsidiaries) of such Foreign Subsidiary Borrower, excluding assets as to which the Collateral Agent shall determine in its reasonable discretion, after consultation with the Parent Borrower, that the costs and burdens of obtaining a security interest are excessive in relation to the value of the security afforded thereby;
(b)    all documents and instruments (including legal opinions) required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created over the assets specified in clause (a) above and perfect such Liens to the extent required by, and with priority required by, such Foreign Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;
(c)    such Foreign Subsidiary Borrower and its subsidiaries that are organized under the same jurisdiction of a Foreign Subsidiary Borrower shall become a guarantor of the obligations under the Loan Documents of other Foreign Subsidiary Borrowers, if any, under a guarantee agreement reasonably acceptable to the Collateral Agent, in either case duly executed and delivered on behalf of such Foreign Subsidiary Borrower and such subsidiaries, except that such guarantee shall not be required if the Collateral Agent shall determine in its reasonable discretion, after consultation with the Parent Borrower, that the benefits of such a guarantee are limited and such limited benefits are not justified in relation to the burdens imposed by such guarantee on the Parent Borrower and its Subsidiaries; and
(d)    such Foreign Subsidiary Borrower shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of such Foreign Security Documents, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

“Foreign Security Documents” means any agreement or instrument entered into by any Foreign Subsidiary Borrower that is reasonably requested by the Collateral Agent providing for a Lien over the assets (including shares of other Subsidiaries) of such Foreign Subsidiary Borrower.
“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.
“Foreign Subsidiary Borrowers” means any wholly owned Foreign Subsidiary of the Parent Borrower organized under the laws of England and Wales, any member nation of the European Union or any other nation in Europe reasonably acceptable to the Collateral Agent that becomes a party to this Agreement in accordance with the requirements set forth in Section 2.20 and that has not ceased to be a Foreign Subsidiary Borrower pursuant to such Section (it being understood that as of the Third Restatement Date, each of Rieke Nederland Holdings B.V., Rieke Packaging Systems Limited and TriMas Corporation Limited is a Foreign Subsidiary Borrower).
“Foreign Subsidiary Borrowing Agreement” means an agreement substantially in the form of Exhibit C.
“Freely Transferable” with respect to Permitted Investments, means that such cash and Permitted Investments are either located in the United States or freely transferable to the United States.
“Fronted Foreign Currency Loans” means the Foreign Currency Loans made by the Fronting Lender (other than Foreign Currency Loans made by it in an amount equal to the Fronting Lender’s Applicable Percentage of outstanding Foreign Currency Loans).
“Fronting Lender” means JPMorgan Chase Bank, N.A.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee Agreement” means the Guarantee Agreement, substantially in the form of Exhibit D, made by Holdings, the Parent Borrower and the Subsidiary Loan Parties party thereto in favor of the Collateral Agent for the benefit of the Secured Parties.
“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
“Holdings” means TriMas Corporation, a Delaware corporation.
“Impacted Lender” has the meaning assigned to such term in Section 2.26.
“Incremental Commitment” means an Incremental Revolving Commitment.
“Incremental Equivalent Debt” has the meaning assigned to such term in Section 6.01(a)(xx).
“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among Holdings, the Parent Borrower and the Foreign Subsidiary Borrowers, if any, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Revolving Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.21.
“Incremental Lender” means an Incremental Revolving Lender.
“Incremental Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.21, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure under such Incremental Facility Agreement.
“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Financing Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such

Person in respect of bankers’ acceptances and (k) obligations in respect of Swaps and Hedging Agreements in excess of $~~5,000,000~~25,000,000 in the aggregate (it being understood that the amount of obligations in respect of Swaps and Hedging Agreements shall be calculated as of any date of determination as the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Parent Borrower or the applicable Subsidiary would be required to pay if all Swaps and Hedging Agreements were terminated at such time). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding anything to the contrary in this paragraph, the term “Indebtedness” shall not include (a) agreements providing for indemnification, purchase price adjustments or similar obligations incurred or assumed in connection with the acquisition or disposition of assets or capital stock; (b) trade payables and accrued expenses in each case arising in the ordinary course of business; (c) earn-out obligations until any such obligation becomes a liability on the balance sheet; (d) deferred or prepaid revenues; (e) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (f) deferred compensation to employees of the Parent Borrower or any Subsidiary incurred in the ordinary course of business; (g) Non-Financing Lease Obligations and (h) indebtedness that has been defeased and/or discharged in accordance with its terms by the deposit of cash, cash equivalents and/or securities.
“Indemnified Taxes” means (a) any Taxes, other than Excluded Taxes, and (b) Other Taxes.
“Indemnity, Subrogation and Contribution Agreement” means the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit E, among the Parent Borrower, the Subsidiary Loan Parties party thereto and the Collateral Agent.
“Information Memorandum” means the Confidential Information Memorandum dated February 2021, relating to the Parent Borrower and the Transactions.
“Interest Election Request” means a request by the Parent Borrower or a Foreign Subsidiary Borrower, as the case may be, to convert or continue a Revolving Loan in accordance with Section 2.07.
“Interest Expense Coverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated EBITDA to (b) the sum of (i) Consolidated Cash Interest Expense and (ii) Preferred Dividends, in each case for the period of four consecutive fiscal quarters then ended.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date, and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.
“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (or such other period as may be consented to by all of the Lenders of the applicable Class for the affected Borrowings; provided that if the Lenders elect any such other period, Adjusted Term SOFR shall be calculated without interpolation and the Term SOFR Rate shall be determined (i) if such other interest period is less than 1 month, pursuant to a 1-month interest period, (ii) if such other interest period is more than 1 month but less than 3 months, pursuant to a 3-month interest period, and (iii) otherwise, pursuant to a 6-month interest period) (in each case, subject to the availability of the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the Parent Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of such issuance).
“Issuing Bank” means any of JPMCB, Bank of Montreal, Bank of America, N.A. or Wells Fargo Bank, National Association, each in its capacity as an issuer of Letters of Credit hereunder, and their respective successors in such capacity as provided in Section 2.05(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank and in each such case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. References herein and in the other Loan Documents to the Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires. Notwithstanding the foregoing, each institution listed on Schedule 1.01(a) shall be deemed to be an Issuing Bank with respect to the Existing Letters of Credit issued by it.
“ITA” means the United Kingdom Income Tax Act 2007.
“JPMCB” means JPMorgan Chase Bank, N.A.
“Judgment Currency” has the meaning assigned to such term in Section 10.14.
“Judgment Currency Conversion Date” has the meaning assigned to such term in Section 10.14.
“Latest Maturity Date” means, as of any date of determination, the latest Maturity Date applicable to any Loans outstanding or Commitments in effect hereunder.
“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit (including the aggregate Dollar Equivalent of the undrawn amount of all outstanding Letters of Credit denominated in LC Foreign Currencies) at such time plus (b) the aggregate amount of all LC Disbursements (including the Dollar Equivalent of the amount of LC Disbursements made in LC Foreign Currencies) that have not yet been reimbursed by or on behalf of the Parent Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time (including, for the avoidance of doubt, such Revolving Lender’s Applicable Percentage of the Dollar Equivalent of the total LC Exposure denominated in an LC Foreign Currency); provided that at any time that any tranche of Revolving Commitments has terminated or been expired and there is LC Exposure outstanding under such tranche of Revolving Commitments, the LC Exposure of any Revolving Lender under such tranche of Revolving Commitments at any time shall be an amount equal to its percentage of the total LC Exposure under such tranche represented by such Lender’s Revolving Commitment most recently in effect, giving effect to any assignments; provided, further, that for all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be outstanding in the amount so remaining available to be drawn.
“LC Foreign Currency” means Pounds Sterling and the Euro.
“LC Reserve Account” has the meaning assigned to such term in Section 9.02(a).
“LC Sublimit” means $40,000,000.
“LCT Election” has the meaning assigned to such term in Section 1.05.
“LCT Test Date” has the meaning assigned to such term in Section 1.05.
“Lender Affiliate” means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Lender-Related Person” has the meaning assigned to such term in Section 10.03.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Facility Agreement, as the case may be, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders and the Fronting Lender.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement. Each Existing Letter of Credit shall be deemed to constitute a Letter of Credit issued hereunder as of the Third Restatement Date for all purposes of the Loan Documents.
“Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of Holdings most recently ended prior to such date for which financial statements are available).

“Liabilities” means, for purposes of Section 10.03, any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Limited Conditionality Acquisition” means an acquisition permitted by this Agreement for which the Parent Borrower has determined, in good faith, that limited conditionality is reasonably necessary.
“Limited Conditionality Acquisition Agreement” means, with respect to any Limited Conditionality Acquisition, the definitive acquisition documentation in respect thereof.
“Loan Documents” means this Agreement, the Replacement Revolving Facility Amendment, the Second Replacement Revolving Facility Amendment, the Eighth Amendment, any Incremental Facility Agreement, any Foreign Subsidiary Borrowing Agreement, the Security Documents, any other amendments to this Agreement and the promissory notes, if any, executed and delivered pursuant to Section 2.09(e).
“Loan Parties” means Holdings, the Parent Borrower, the Foreign Subsidiary Borrowers and the other Subsidiary Loan Parties.
“Loans” means the loans made by the Lenders to the Parent Borrower and the Foreign Subsidiary Borrowers pursuant to this Agreement.
“Local Time” means (a) with respect to Foreign Currency Loans and Letters of Credit denominated in Euros or Pounds Sterling, local time in London, (b) with respect to Foreign Currency Loans denominated in currencies other than Euros and Pounds Sterling and Letters of Credit denominated in LC Foreign Currencies other than Euros and Pounds Sterling, local time in the Principal Financial Center for the applicable currency and (c) with respect to any other Loans, local time in New York City.
“Long-Term Indebtedness” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability, including the current portion of any Long-Term Indebtedness.
“Margin Stock” shall have the meaning assigned to such term in Regulation U.
“Market Capitalization” means an amount equal to (a) the total number of issued and outstanding shares of common Equity Interests of Holdings or any direct or indirect parent of Holdings on the date of the declaration of a Restricted Payment permitted pursuant to Section 6.08(a)(xii) multiplied by (b) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded or quoted for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties, assets, financial condition, or material agreements of Holdings, the Parent Borrower and the Subsidiaries (including the Receivables Subsidiary), taken as a whole, (b) the ability of any Loan Party in any material respect to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.
“Material Agreements” means any agreements or instruments relating to Material Indebtedness.
“Material Acquisition” means any acquisition that involves the payment of consideration by Parent Borrower and its Subsidiaries in excess of $50,000,000.
“Material Disposition” means any disposition, or a series of related dispositions, of (a) all or substantially all of the issued and outstanding Equity Interests in any Person or (b) assets comprising all or substantially all of the assets of any Person or a business unit of any Person, in each case in excess of $50,000,000.
“Material Indebtedness” means (a) obligations in respect of the Permitted Receivables Financing and (b) any other Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Parent Borrower and its Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings, the Parent Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Parent Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Maturity Date” means the Revolving Maturity Date or the scheduled maturity date in respect of any Extended Revolving Commitments, as the context requires.
“Minimum Extension Condition” has the meaning assigned to such term in Section 2.23(b).
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be substantially in the form of Exhibit F with such changes as are necessary under applicable local law.
“Mortgage Amendment” has the meaning assigned to such term in Section 4.04(f).
“Mortgaged Property” means each parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Proceeds” means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any noncash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds in excess of $1,000,000 and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by Holdings, the Parent Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by Holdings, the Parent Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all Taxes paid (or reasonably estimated to be payable) by Holdings, the Parent Borrower and the Subsidiaries, and the amount of any reserves established by Holdings, the Parent Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the 24-month period immediately following such event and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of Holdings or the Parent Borrower) to the extent such liabilities are actually paid within such applicable time periods.
“Non-Consenting Lender” has the meaning assigned to such term in Section 10.02(c).
“Ninth Amendment” means that certain Ninth Amendment, dated as of December 29, 2025, among Holdings, the Parent Borrower, the Administrative Agent and the Lenders party thereto.
“Non-Defaulting Lender” means, at any time, any Revolving Lender that is not a Defaulting Lender at such time.
“Non-Financing Lease Obligation” means a lease obligation that is not required to be classified and accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Financing Lease Obligation.
“Non-U.S. Lender” means a Lender or Issuing Bank that is not a U.S. Person.
“Not Otherwise Applied” means, with reference to any proceeds of any transaction or event that is proposed to be applied to a particular use or transaction, that such amount has not previously been (and is not simultaneously being) applied to anything other than such particular use or transaction.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” has the meaning assigned to such term in the Security Agreement.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Original Credit Agreement” means the Credit Agreement dated as of October 16, 2013, among TriMas Company LLC, TriMas Corporation, the other loan parties party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other agents party thereto, as in effect on the Closing Date.

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes imposed with respect to an assignment (other than an assignment under Section 2.19(b)).
“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in dollars, the NYFRB Rate and (b) with respect to any amount denominated in a Foreign Currency, an overnight rate determined by the Administrative Agent or the Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation.
“Parallel Debt Foreign Obligations” has the meaning assigned to such term in Section 10.18(b).
“Parent Borrower” means TriMas Company LLC, a Delaware limited liability company.
“Participant” has the meaning assigned to such term in Section 10.04(e).
“Participant Register” has the meaning assigned to such term in Section 10.04(e).
“PATRIOT Act” has the meaning assigned to such term in Section 10.16.
“Payment” has the meaning assigned to it in Section 8.03.
“Payment Notice” has the meaning assigned to it in Section 8.03.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Perfection Certificate” means a certificate in the form of Annex I to the Security Agreement or any other form approved by the Collateral Agent.
“Permitted Acquisition” means any acquisition, whether by purchase, merger, consolidation or otherwise, by the Parent Borrower or a Subsidiary of all or substantially all the assets of, or all of the Equity Interests in, a Person or a division, line of business or other business unit of a Person so long as (a) such acquisition shall not have been preceded by a tender offer that has not been approved or otherwise recommended by the board of directors of such Person, (b) such assets are to be used in, or such Person so acquired is engaged in, as the case may be, a business of the type conducted by the Parent Borrower and its Subsidiaries on the Third Restatement Date or in a business reasonably related thereto and (c) immediately after giving effect thereto, (i) (other than with respect to Limited Conditionality

Acquisitions) no Default has occurred and is continuing or would result therefrom, (ii) all transactions related thereto are consummated in all material respects in accordance with applicable laws, (iii) all of the Equity Interests (other than Assumed Preferred Stock) of each Subsidiary formed for the purpose of or resulting from such acquisition shall be owned directly by the Parent Borrower or a Subsidiary and all actions required to be taken under Sections 5.12 and 5.13 have been taken, (iv) (other than with respect to Limited Conditionality Acquisitions) (x) the Loan Parties shall with respect to any Permitted Acquisition solely of Equity Interests of Persons that will become Loan Parties and/or the purchase of assets by Loan Parties that will become Collateral, be in compliance on a pro forma basis with the covenant set forth in Section 6.13 after giving effect to such acquisition and after recomputing the Total Net Leverage Ratio as of the last day of the most recently ended fiscal quarter of Holdings for which financial statements are available, as if such acquisition (and any related incurrence and repayment of Indebtedness) had occurred on the first day of the relevant period or (y) otherwise, on a pro forma basis after giving effect to such acquisition, the Total Net Leverage Ratio as of the last day of the most recently ended fiscal quarter of Holdings for which financial statements are available, as if such acquisition (and any related incurrence and repayment of Indebtedness) had occurred on the first day of the relevant period is at least 0.25 less than is otherwise required pursuant to Section 6.13 at the time of such event, (v) any Indebtedness or any preferred stock that is incurred, acquired or assumed in connection with such acquisition shall be in compliance with Section 6.01 and (vi) the Parent Borrower has delivered to the Administrative Agent an officers’ certificate to the effect set forth in clauses (a), (b) and (c)(i) through (v) above, together with all relevant financial information for the Person or assets to be acquired; provided further that no Limited Conditionality Acquisition shall become effective unless (i) no Default or Event of Default shall have occurred and be continuing as of the date of entry into the Limited Conditionality Acquisition Agreement, (ii) on the date of effectiveness of the Limited Conditionality Acquisition Agreement, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or “material adverse effect”) on and as of such date and (iii) on the date of effectiveness of the Limited Conditionality Acquisition Agreement and assuming any related incurrence and repayment of Indebtedness, (x) with respect to any Permitted Acquisition solely of Equity Interests of Persons that will become Loan Parties and/or the purchase of assets by Loan Parties that will become Collateral, the Loan Parties shall be in compliance on a pro forma basis with the covenant set forth in Section 6.13 at such time or (y) the Total Net Leverage Ratio, on a pro forma basis after giving effect to such acquisition, is at least 0.25 less than is otherwise required pursuant to Section 6.13 at such time.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for taxes, assessments or other governmental charges that are not yet due or are being contested in compliance with Section 5.05;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.05;
(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)    judgment Liens in respect of judgments and attachments Liens that do not constitute an Event of Default under clause (k) of Article VII and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(f)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Holdings, the Parent Borrower or any Subsidiary;
(g)    ground leases in respect of real property on which facilities owned or leased by Holdings, the Parent Borrower or any of the Subsidiaries are located, other than any Mortgaged Property;
(h)    Liens (i) in favor of credit card processors securing obligations in connection with credit card processing services incurred in the ordinary course of business and (ii) in favor or customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(i)    leases or subleases granted to other Persons and not interfering in any material respect with the business of Holdings, the Parent Borrower and the Subsidiaries, taken as a whole;
(j)    banker’s liens, rights of set-off or similar rights, in each case arising by operation of law;
(k)    Liens in favor of a landlord on leasehold improvements in leased premises; and
(l)     Liens (including, without limitation, rights to setoff) arising under the Dutch General Banking Conditions (Algemene Bankvoorvaarden);
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Permitted Investments” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b)    investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(c)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e)    securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having the highest credit rating obtainable from S&P or from Moody’s;
(f)    securities issued by any foreign government or any political subdivision of any foreign government or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having the highest credit rating obtainable from S&P or from Moody’s;
(g)    investments of the quality as those identified on Schedule 6.04 as “Qualified Foreign Investments” made in the ordinary course of business;
(h)    cash; and
(i)    investments in funds that invest solely in one or more types of securities described in clauses (a), (e) and (f) above.
“Permitted Joint Venture and Foreign Subsidiary Investments” means investments by Holdings, the Parent Borrower or any Subsidiary in the Equity Interests of (a) any Person that is not a Subsidiary or (b) any Person that is a Foreign Subsidiary, in an aggregate amount not to exceed the greater of $125,000,000 and 9.50% of Consolidated Total Assets of Holdings (as of the date of such investment).
“Permitted Receivables Documents” means the Receivables Purchase Agreement, the Receivables Transfer Agreement and all other documents and agreements relating to the Permitted Receivables Financing.
“Permitted Receivables Financing” means (a) the sale by the Parent Borrower and certain Subsidiaries of accounts receivable to the Receivables Subsidiary pursuant to the Receivables Purchase Agreement and (b) the sale or pledge of such accounts receivable (or participations therein) by the Receivables Subsidiary to certain purchasers pursuant to the Receivables Transfer Agreement.
“Permitted Tax Distribution” means
(a)    with respect to any taxable period during which the Parent Borrower is treated as a disregarded entity for U.S. federal income tax purposes and/or any of its Subsidiaries is a member of a consolidated, unitary, combined or similar tax group in which Holdings or Holdings’ direct or indirect parent is the common parent, distributions by the Parent Borrower to Holdings to pay the portion of such consolidated, unitary combined or similar tax liability that is attributable to the taxable income of the Parent Borrower and its Subsidiaries; provided, however, that the amount of such aggregate amount of payments that would be made pursuant to this clause (a) in respect of any taxable period does not exceed the actual tax liability of such consolidated, unitary, combined or similar tax group and
(b)    with respect to any taxable period during which Holdings is treated as a partnership for U.S. federal income tax purposes and the Parent Borrower is treated as a disregarded entity or partnership for U.S. federal income tax purposes, distributions by the Parent Borrower to Holdings to pay the portion of the tax liability of Holdings’ direct or indirect owners that is attributable to the taxable income of the Parent Borrower (determined as if the Parent Borrower were a taxpayer), in an aggregate amount equal to the product of (y) the taxable income of the Parent Borrower allocable to Holdings for such period less the cumulative amount of net taxable loss of the Parent Borrower allocated to Holdings for all prior taxable periods beginning after the Third Restatement Date (determined as if such periods were one combined period) to the extent such prior net losses are of a character (i.e., ordinary or capital) that would have allowed such losses to be offset against the current period’s income and (z) the highest combined marginal federal and applicable state and/or local income tax rate applicable to the Parent Borrower for the taxable period in question (taking into account the deductibility of state and local income taxes (subject to applicable limitations) for U.S. federal income tax purposes).
“Permitted Unsecured Debt” means any unsecured notes or bonds or other unsecured debt securities; provided that (a) such Indebtedness shall not mature prior to the date that is 91 days after the Latest Maturity Date in effect at the time of the issuance of such Indebtedness and shall not have any principal payments due prior to such date, except upon the occurrence of a change of control or similar event (including asset sales), in each case so long as the provisions relating to change of control or similar events (including asset sales) included in the governing instrument of such Indebtedness provide that the provisions of this Agreement must be satisfied prior to the satisfaction of such provisions of such Indebtedness, (b) such Indebtedness is not Guaranteed by any Subsidiary of Holdings other than the Loan Parties (which Guarantees shall be unsecured and shall be permitted only to the extent permitted by Section 6.01(a)(vi)), (c) such Indebtedness shall not have any financial maintenance covenants, (d) such Indebtedness shall not have a definition of “Change of Control” or “Change in Control” (or any other defined term having a similar purpose) that is materially more restrictive than the definition of Change of Control set forth herein and (e) such Indebtedness, if subordinated in right of payment to the Obligations, shall be subject to subordination and intercreditor provisions that are, in the Administrative Agent’s reasonable judgment, customary under then-existing market convention.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Pledge Agreement” means the Pledge Agreement, substantially in the form of Exhibit G, among Holdings, the Parent Borrower, the Subsidiary Loan Parties party thereto and the Collateral Agent for the benefit of the Secured Parties.
“Pounds Sterling” means the lawful currency of the United Kingdom.
“Preferred Dividends” means any cash dividends of Holdings permitted hereunder paid with respect to preferred stock of Holdings.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. “Principal Financial Center” means, with respect to any Foreign Currency, the principal financial center where such currency is cleared and settled, as determined by the Administrative Agent.
“Proceeding” means, for purposes of Section 10.03, any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Party” has the meaning assigned to such term in Section 10.22.
“Qualified Holdings Preferred Stock” means any preferred capital stock or preferred Equity Interest of Holdings (a)(i) that does not provide for any cash dividend payments or other cash distributions in respect thereof prior to the Latest Maturity Date in effect as of the date of issuance of such Indebtedness and (ii) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event does not (A)(x) mature or become mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (y) become convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock that is not Qualified Holdings Preferred Stock or (z) become redeemable at the option of the holder thereof (other than as a result of a change of control event), in whole or in part, in each case on or prior to the date that is 365 days after the Latest Maturity Date in effect at the time of the issuance thereof and (B) provide holders thereunder with any rights upon the occurrence of a “change of control” event prior to the repayment of the Obligations and termination of the Commitments under the Loan Documents, (b) with respect to which Holdings has delivered a notice to the Administrative Agent that it has issued preferred stock or preferred Equity Interest in lieu of incurring (x) Permitted Acquisition Subordination Notes or (y) Indebtedness permitted by Section 6.01(a)(xii), with such notice specifying to which of such Indebtedness such preferred stock or preferred Equity Interest applies; provided that (i) the aggregate liquidation value of all such preferred stock or preferred Equity Interest issued pursuant to this clause (b) shall not exceed at any time the dollar limitation related to the applicable Indebtedness hereunder, less the aggregate principal amount of such Indebtedness then outstanding and (ii) the terms of such preferred stock or preferred Equity Interests (x) shall provide that upon a default thereof, the remedies of the holders thereof shall be limited to the right to additional representation on the board of directors of Holdings and (y) shall otherwise be no less favorable to the Lenders, in the aggregate, than the terms of the applicable Indebtedness or (c) having an aggregate initial liquidation value not to exceed $25,000,000; provided that the terms of such preferred stock or preferred Equity Interests shall provide that upon a default thereof, the remedies of the holders thereof shall be limited to the right to additional representation on the board of directors of Holdings.
“Qualifying Lender” means:

(a)     a Revolving Lender (other than a Lender within clause (b) of the definition of Qualifying Lender) which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:
(i)    a Lender:
    (A)    that is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or
    (B)     in respect of an advance under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that such advance under a Loan Document was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or
(ii)    a Lender which is:
    (A)     a company resident in the United Kingdom for United Kingdom Tax purposes;
    (B)     a partnership, each member of which is:
(1)     a company so resident in the United Kingdom; or
(2)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or
    (C)     a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or
(iii)    a Treaty Lender; or
(b)     a Revolving Lender that is a building society (as defined for the purposes of section 880 of the ITA) making an advance.
“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is a Subsidiary in connection with, any Permitted Receivables Financing or Specified Vendor Receivables Financing.
“Receivables Purchase Agreement” means (a) the Amended and Restated Receivables Purchase Agreement dated as of December 29, 2009 among the Receivables Subsidiary, Holdings and the

Subsidiaries party thereto, related to the Permitted Receivables Financing, as may be amended, supplemented or otherwise modified to the extent permitted by Section 6.11 and (b) any agreement replacing such Receivables Purchase Agreement; provided that the aggregate amount of all receivables financings pursuant to the Receivables Purchase Agreement shall not exceed the greater of $75,000,000 and 6.0% of Consolidated Total Assets of Holdings (as of any date of determination) at any time outstanding; provided further that such replacing agreement contains terms that are substantially similar to such Receivables Purchase Agreement and that are otherwise no more adverse to the Lenders than the applicable terms of such Receivables Purchase Agreement.
“Receivables Subsidiary” means TSPC, Inc., a Nevada corporation.
“Receivables Transfer Agreement” means (a) the Receivables Transfer Agreement dated as of the December 29, 2009, among the Receivables Subsidiary, Holdings and the purchasers party thereto, relating to the Permitted Receivables Financing, as may be amended, supplemented or otherwise modified to the extent permitted by Section 6.11 and (b) any agreement replacing such Receivables Transfer Agreement, provided that such replacing agreement contains terms that are substantially similar to such Receivables Transfer Agreement and that are otherwise no more adverse to the Lenders than the applicable terms of such Receivables Transfer Agreement.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is the EURIBOR Rate, 11:00 a.m. (Brussels time) two TARGET days preceding the date of such setting, (3) if the RFR for such Benchmark is SONIA, then four RFR Business Days prior to such setting, (4) if the RFR for such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting and (5) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, SONIA or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion with notice to the Parent Borrower.
“Register” has the meaning assigned to such term in Section 10.04(c).
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.
“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in dollars, the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB, or, in each case, any successor thereto, (b) with respect to a Benchmark Replacement in respect of Loans denominated in Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, and (c) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto.
“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate or (iii) with respect to any RFR Borrowing denominated in Pounds Sterling or dollars, the applicable Adjusted Daily Simple RFR, as applicable.
“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in dollars, the Term SOFR Reference Rate or (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate, as applicable.
“Replaced Revolving Facility” has the meaning assigned to such term in Section 10.02(d).
“Replacement Revolving Facility Amendment” means that certain Replacement Revolving Facility Amendment, dated as of September 20, 2017.
“Replacement Revolving Facility” has the meaning assigned to such term in Section 10.02(d).
“Required Lenders” means, at any time, Lenders having Revolving Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Exposures and unused Commitments at such time.
“Reset Date” has the meaning assigned to such term in Section 2.25(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restatement Date” means the date on which the conditions precedent set forth in Section 4.04 have been satisfied, which date is September 20, 2017.
“Restricted Indebtedness” means Indebtedness of Holdings, the Parent Borrower or any Subsidiary, the payment, prepayment, redemption, repurchase or defeasance of which is restricted under Section 6.08(b).
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary) or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary).
“Revolving Availability Period” means the period from and including the Third Restatement Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans and to acquire participations in Letters of Credit, Swingline Loans and Foreign Currency Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Revolving Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04 and (c) increased or assumed pursuant to an Incremental Facility Agreement. The amount of each Revolving Lender’s Revolving Commitment as of the Third Restatement Date is set forth on Schedule 2.01 or in the Assignment and Assumption or the Incremental Facility Agreement pursuant to which such Revolving Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments on the Third Restatement Date is $250,000,000.
“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of (a) the aggregate outstanding principal amount of Revolving Loans (other than Foreign Currency Loans) held by such Lender, (b) the LC Exposure of such Lender, (c) the Swingline Exposure of such Lender and (d) such Lender’s Applicable Percentage of the Dollar Equivalent of the aggregate principal amount of Foreign Currency Loans outstanding at such time.
“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.
“Revolving Lender Parent” means, with respect to any Revolving Lender, any Person in respect of which such Lender is a subsidiary.
“Revolving Loan” means any Loan made by a Revolving Lender pursuant to Section 2.01(a)(iii) or 2.01(a)(iv).
“Revolving Maturity Date” means March 31, 2030.
“RP Period” has the meaning assigned to such term in Section 6.08(a)(viii).
“RFR” means, for any RFR Loan denominated in (a) Pounds Sterling, SONIA and (b) dollars, Daily Simple SOFR.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Business Day” means, for any Loan denominated in (a) Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) dollars, a U.S. Government Securities Business Day.
“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.
“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.
“S&P” means Standard & Poor’s Financial Services LLC, or any successor thereto.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject of comprehensive Sanctions (as of the Third Restatement Date, the Crimea, so-called Donetsk, and so-called Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States government, including the the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce, or by the United Nations Security Council, the European Union, any European Union member state or the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Country, (c) any Person owned, 50% or more, or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom.
“Second Replacement Revolving Facility Amendment” means that certain Second Replacement Revolving Facility Amendment, dated as of March 29, 2021.
“Second Restatement Date” has the meaning specified in the Second Replacement Revolving Facility Amendment.
“Secured Parties” has the meaning assigned to such term in the Security Agreement.
“Security Agreement” means the Security Agreement, substantially in the form of Exhibit H, among Holdings, the Parent Borrower, the Subsidiary Loan Parties party thereto and the Collateral Agent for the benefit of the Secured Parties.
“Security Documents” means the Security Agreement, the Pledge Agreement, the Mortgages, the Mortgage Amendments, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, each Foreign Security Document entered into pursuant to Section 2.20 and Section 4.03 and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.
“Senior Indebtedness” means Total Indebtedness less Subordinated Debt.
“Senior Secured Indebtedness” means Senior Indebtedness that is secured by a Lien on any asset of Holdings, the Parent Borrower or any of its Subsidiaries.
“Senior Secured Net Leverage Ratio” means, on any date, the ratio of (a) (i) Senior Secured Indebtedness as of such date less (ii) the aggregate amount in excess of $10,000,000 (but not to exceed $150,000,000) of the Freely Transferable unrestricted cash and unrestricted Permitted Investments of the Parent Borrower and its Subsidiaries as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of Holdings most recently ended prior to such date for which financial statements are available).
“Seventh Amendment” means that certain Seventh Amendment, dated as of April 7, 2023, among the Parent Borrower, the Administrative Agent, each Revolving Lender and the other parties party thereto.
“Seventh Amendment Effective Date” has the meaning specified in the Seventh Amendment.

“Significant Investment” means any acquisition by the Parent Borrower or a Subsidiary of more than 50% (but less than 100%) of the Equity Interests in a Person (such Person, the “Subject Person”), so long as such acquisition is permitted by Section 6.04.
“Similar Business” means any business (a) the majority of whose revenues are derived from business or activities conducted by the Parent Borrower and its Subsidiaries on the Third Restatement Date, (b) that is a natural outgrowth or reasonable extension, development, expansion of any business or activities conducted by the Parent Borrower and its Subsidiaries on the Third Restatement Date or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing and (c) any business that in the Parent Borrower’s good faith business judgment constitutes a reasonable diversification of businesses conducted by the Parent Borrower and its Subsidiaries.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Specified Discontinued Operations” means Holdings’ aerospace business segment as described on Form 8-K, filed on November 5, 2024.
“Specified Vendor Receivables Financing” means the sale by the Parent Borrower and certain Subsidiaries (other than Foreign Subsidiaries) of accounts receivable to one or more financial institutions pursuant to third-party financing agreements in transactions constituting “true sales”; provided that the aggregate amount of all such receivables financings shall not exceed the greater of $75,000,000 and 6.0% of Consolidated Total Assets of Holdings (as of the date of such sale) at any time outstanding.
“Specified Vendor Receivables Financing Documents” means all documents and agreements relating to Specified Vendor Receivables Financing.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subject Person” has the meaning assigned to such term in the definition of “Significant Investment.”
“Subordinated Debt” means any subordinated Indebtedness of Holdings, the Parent Borrower or any Subsidiary.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Parent Borrower or Holdings, as the context requires, including the Foreign Subsidiary Borrowers. Unless expressly otherwise provided, the term “Subsidiary” shall not include the Receivables Subsidiary.
“Subsidiary Loan Party” means (a) any Domestic Subsidiary (other than (i) any CFC, (ii) any CFC Holdco and (iii) any U.S. Holdco) that executes the documents required by clause (a)(i) or (a)(ii), as applicable, of the Collateral and Guarantee Requirement and (b) any Foreign Subsidiary Borrower and any other Foreign Subsidiary that executes a guarantee agreement pursuant to paragraph (c) of the Foreign Security Collateral and Guarantee Requirement.
“Supported QFC” has the meaning assigned to such term in in Section 10.22.
“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Obligation” means, with respect to any person, any obligation to pay or perform under any Swap.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be (a) its Applicable Percentage of the total Swingline Exposure at such time related to Swingline Loans other than any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) if such Lender shall be a Swingline Lender, the principal amount of all Swingline Loans made by such Lender outstanding at such time (to the extent that the other Revolving Lenders shall not have funded their participations in such Swingline Loans).
“Swingline Lender” means either JPMCB, in its capacity as lender of Swingline Loans hereunder or any additional Swingline Lender designated pursuant to Section 10.02(d), as the case may be. References herein and in the other Loan Documents to the Swingline Lender shall be deemed to refer to the Swingline Lender in respect of the applicable Swingline Loan or to all Swingline Lenders, as the context requires.
“Swingline Loan” means a Loan made pursuant to Section 2.04.
“Syndication Agents” means the Co-Syndication Agents identified on the cover page of this Agreement.
“Synthetic Purchase Agreement” means any swap, derivative or other agreement or combination of agreements pursuant to which Holdings, the Parent Borrower or a Subsidiary is or may become obligated to make (i) any payment (other than in the form of Equity Interests in Holdings) in connection with a purchase by a third party from a Person other than Holdings, the Parent Borrower or a Subsidiary of any Equity Interest or Restricted Indebtedness or (ii) any payment (other than on account of a permitted purchase by it of any Equity Interest or any Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that phantom stock or similar plans providing for payments only to current or former directors, officers, consultants, advisors or employees of Holdings, the Parent Borrower or the Subsidiaries (or to their heirs or estates) shall not be deemed to be Synthetic Purchase Agreements.
“TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“T2” means the real time gross settlement system operating by the Eurosystem, or any successor system.
“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either:
(a)     a company resident in the United Kingdom for United Kingdom Tax purposes; or
(b)     a partnership each member of which is:
(i)    a company so resident in the United Kingdom; or
(ii)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)     a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.
“Taxes” means any and all present or future taxes (of any nature whatsoever), levies, imposts, duties, deductions, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and reasonably identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Third Restatement Date” means the date on which the conditions precedent set forth in Section 4.04 have been satisfied, which date is March 31, 2025.
“Total Indebtedness” means, as of any date, the sum of, without duplication, (a) the aggregate principal amount of Indebtedness of Holdings, the Parent Borrower and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus (b) the aggregate “Net Investment” as defined in Annex A to the Receivables Transfer Agreement, plus (c) the aggregate principal amount of Indebtedness of Holdings, the Parent Borrower and the Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis; provided that, for purposes of clause (c) above, the term “Indebtedness” shall not include (i) contingent obligations of Holdings, the Parent Borrower or any Subsidiary as an account party in respect of any letter of credit or letter of guaranty unless, without duplication, such letter of credit or letter of guaranty supports an obligation that constitutes Indebtedness and (ii) Indebtedness described in Section 6.01(a)(xi).

“Total Net Leverage Ratio” means, on any date, the ratio of (a) (i) Total Indebtedness as of such date less (ii) the aggregate amount in excess of $10,000,000 (but not to exceed $150,000,000 or, solely with respect to the financial covenants set forth in Section 6.13, not to exceed $240,000,000) of the Freely Transferable unrestricted cash and unrestricted Permitted Investments of the Parent Borrower and its Subsidiaries as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of Holdings most recently ended prior to such date for which financial statements are available).
“Transactions” means, collectively, (a) the execution and delivery of the Eighth Amendment and the amendment of the Existing Credit Agreement effected thereby, (b) the establishment of revolving commitments in an aggregate amount of $250,000,000 hereunder and (c) the payment of the fees and expenses payable in connection with the foregoing.
“Treaty” has the meaning assigned to such term in the definition of Treaty State.
“Treaty Lender” means a Revolving Lender which:
(a)    is treated as a resident of a Treaty State for the purposes of the Treaty;
(b)    does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in any advance is effectively connected; and
(c)    meets all of the conditions in the Treaty that relate to the Lender for full exemption from Taxes imposed by the United Kingdom on interest, subject to the completion of procedural formalities.
“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from Tax imposed by the United Kingdom on interest.
“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted Daily Simple RFR, the Alternate Base Rate, or the Central Bank Rate.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“UK Borrower” means a Foreign Subsidiary Borrower which is incorporated in or otherwise organized under the laws of England and Wales or which is resident for Tax purposes in England and Wales.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“UK Loan” means any Loan or other extension of credit (including any Letter of Credit) made to a UK Borrower by a Revolving Lender.
“UK Tax Deduction” has the meaning assigned to such term in Section 2.17(k).
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Holdco” means any existing or future Domestic Subsidiary the Equity Interests of which are held solely by Foreign Subsidiaries; provided that such existing or newly formed Subsidiary shall not engage in any business or own any assets other than the ownership of Equity Interests in Foreign Subsidiaries and intercompany obligations that are otherwise permitted hereunder.
“U.S. Obligations” means any Obligations owing by the Parent Borrower.
“U.S. Person” means (i) for purposes of Sections 3.23 and 6.15 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (ii) for all other purposes, a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning assigned to such term in in Section 10.22.
“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.17(f)(i)(D)(2).
“Weighted Average Yield” means, as to any Indebtedness, the yield thereof (as determined in the reasonable discretion of the Administrative Agent as described below and consistent with generally accepted financial practices), whether in the form of interest rate, margin, original issue discount, upfront fees, a Floor or Alternate Base Rate floor (with such increased amount being equated to interest margins for purposes of determining any increase to the Applicable Rate), or otherwise; provided that original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); provided, further, that “Weighted Average Yield” shall not include arrangement fees, structuring fees or underwriting or similar fees not generally paid to lenders in connection with such Indebtedness.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Term Benchmark Revolving Loan” or “RFR Revolving Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Term Benchmark Revolving Borrowing” or “RFR Revolving Borrowing”).
SECTION 1.03    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement; and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Parent Borrower notifies the Administrative Agent that the Parent Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Third Restatement Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings, the Parent Borrower or any Subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

SECTION 1.05    Limited Conditionality Acquisition. For purposes of (i) determining compliance with any provision of this Agreement or any other Loan Document which requires the calculation of the Leverage Ratio, the Total Net Leverage Ratio or the Senior Secured Net Leverage Ratio, (ii) determining compliance with representations, warranties, Defaults or Events of Default (other than for purposes of any drawing of Revolving Loans or Swingline Loans or the issuance of any Letters of Credit) or (iii) testing availability under baskets set forth in this Agreement or any other Loan Document (including baskets measured as a percentage of Consolidated Total Assets or otherwise), in each case, in connection with a Limited Conditionality Acquisition, at the option of the Parent Borrower (the Parent Borrower’s election to exercise such option in connection with any Limited Conditionality Acquisition, an “LCT Election”), the date of determination of whether any such action is permitted under this Agreement and the other Loan Documents shall be deemed to be the date the Limited Conditionality Acquisition Agreement is entered into (or, with respect to the incurrence of Indebtedness, at the option of the Parent Borrower, the date of the Limited Conditionality Acquisition for which the proceeds will be used) (the “LCT Test Date”), and if, after giving effect on a pro forma basis to the Limited Conditionality Acquisition and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the four most recently ended consecutive fiscal quarters of the Parent Borrower, the Parent Borrower could have taken such action on the relevant LCT Test Date in compliance with such representation, warranty, ratio or basket, such representation, warranty, ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Parent Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket (including due to fluctuations in Consolidated Total Assets of the Parent Borrower) at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Parent Borrower has made an LCT Election for any Limited Conditionality Acquisition, then in connection with any subsequent calculation of ratios or baskets on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Conditionality Acquisition is consummated or (ii) the date that the applicable Limited Conditionality Acquisition Agreement is terminated or expires without consummation of such Limited Conditionality Acquisition, any such ratio or basket shall be calculated (a) on a pro forma basis assuming such Limited Conditionality Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (b) in the case of any such ratio or basket related to Restricted Payments or prepayments of Indebtedness, calculated both pursuant to clause (a) above and without giving effect to such Limited Conditionality Acquisition and other transactions in connection therewith, with the calculation resulting in the most restrictive calculation (e.g., the highest Leverage Ratio) being the determinative calculation. Notwithstanding the foregoing, the amount of any Incremental Commitments that may be incurred under clause (B) to the proviso of Section 2.21(a), determined at the time of signing of definitive documentation with respect to, or giving of notice with respect to, a Limited Conditionality Acquisition, may be recalculated, at the option of the Parent Borrower, at the time of funding.
SECTION 1.06    Ratio Calculations; Negative Covenant Classifications.
(a)    With respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of any Loan Document that does not require compliance with a financial ratio or test (including the Leverage Ratio, the Total Net Leverage Ratio and/or the Senior Secured Net Leverage Ratio, whether or not specifically required to be determined on a pro forma basis) (any such amounts (which will include any related “grower” component, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of such Loan Document that requires compliance with a financial ratio or test (including the Leverage Ratio, the Total Net Leverage Ratio and/or the Senior Secured Net Leverage Ratio, whether or not specifically required to be determined on a pro forma basis) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to such Incurrence-Based Amounts. For the avoidance of doubt, all Indebtedness and Liens substantially contemporaneously incurred will be included for purposes of determining compliance with incurrence-based ratio tests outside of the debt and liens covenants.
(b)    If the Parent Borrower or its Subsidiaries enters into any revolving, delayed draw or other committed debt facility, the Parent Borrower may elect to determine compliance of such debt facility with the Indebtedness and Liens covenants of this Agreement on the date definitive loan documents with respect thereto are executed by all parties thereto, assuming the full amount of such facility is incurred (and any applicable Liens are granted) on such date, in lieu of determining such compliance on any subsequent date (including any date on which Indebtedness is incurred pursuant to such facility); provided that the full amount of such facility (and any applicable Liens that are granted in respect thereof) shall be deemed to be outstanding for all purposes of subsequent testings of the same baskets or exceptions (it being understood that any subsequent permanent reduction of outstanding amounts (or, without duplication, committed amounts) in respect of such facility shall correspondingly reduce the amount of such facility (and, if applicable, Liens) deemed outstanding.
(c)    Notwithstanding anything in this Agreement or any other Loan Document to the contrary, any action or event permitted by this Agreement or the other Loan Documents need not be permitted solely by reference to one provision permitting such action or event but may be permitted in part by one such provision and in part by one or more other provisions of this Agreement and the other Loan Documents.
SECTION 1.07    Interest Rates. The interest rate on a Loan denominated in dollars or a Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Parent Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Parent Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 1.08    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
SECTION 1.09    Pro Forma Effect. Notwithstanding anything to the contrary herein, for purposes of determining availability under any basket set forth herein which is measured as a percentage of Consolidated Total Assets, such calculation shall be made giving pro forma effect to any Material Acquisition or Material Disposition consummated or to be consummated substantially simultaneously with use of such basket.
ARTICLE II

The Credits
SECTION 2.01    Commitments.
(a)    Subject to the terms and conditions set forth herein, (i) each Revolving Lender agrees to make Revolving Loans in dollars to the Parent Borrower and the Foreign Subsidiary Borrowers, as the case may be, from time to time during the Revolving Availability Period in an aggregate principal amount at any one time outstanding that, when added (after giving effect to any application of proceeds of such Revolving Loans to repay outstanding Swingline Loans) to such Lender’s Revolving Exposure at such time, does not exceed such Lender’s Revolving Commitment, and (ii) each Foreign Currency Lender agrees, with respect to any Foreign Currency Loan in a Foreign Currency for which it is designated a Foreign Currency Lender, to make Foreign Currency Loans to the Parent Borrower or the Foreign Subsidiary Borrowers, as the case may be, from time to time during the Revolving Availability Period; provided that after giving effect to the requested Foreign Currency Loan (and after giving effect to any application of proceeds of such Foreign Currency Loan pursuant to Section 2.04), (x) the Foreign Currency Revolving Exposure of all Revolving Lenders does not exceed the Foreign Currency Sublimit, (y) such Lender’s Revolving Exposure at such time does not exceed the amount of such Lender’s Revolving Commitment and (z) the total Revolving Exposure at such time does not exceed the total Revolving Commitments.
(b)    Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent Borrower and the Foreign Subsidiary Borrowers, as the case may be, may borrow, prepay and reborrow Revolving Loans.
SECTION 2.02    Loans and Borrowings.
(a)    Each Loan (other than a Swingline Loan or a Foreign Currency Loan) shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Each Foreign Currency Loan shall be made as part of a Borrowing consisting of Foreign Currency Loans denominated in the same Foreign Currency made by the applicable Foreign Currency Lenders. With respect to any Borrowing of Foreign Currency Loans, the Foreign Currency Loan of each applicable Foreign Currency Lender (other than the Fronting Lender) shall be in an amount equal to its Applicable Percentage of such Borrowing and the Foreign Currency Loan of the Fronting Lender shall be in an amount equal to the aggregate amount of such Borrowing less the amount of the Foreign Currency Loans being made by other applicable Foreign Currency Lenders and comprising part of such Borrowing.
(c)    Subject to Section 2.14, each Loan (other than a Swingline Loan or a Foreign Currency Loan) shall be comprised entirely of ABR Loans or Term Benchmark Loans as the Parent Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Foreign Currency Loan denominated in any currency other than Pounds Sterling shall be comprised entirely of Term Benchmark Loans. Each Foreign Currency Loan denominated in Pounds Sterling shall be comprised entirely of RFR Loans. Each Lender at its option may make any Loan or other extension of credit hereunder by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan or other extension of credit; provided that any exercise of such option shall not affect the obligation of the Parent Borrower or a Foreign Subsidiary Borrower, as the case may be, to repay such Loan in accordance with the terms of this Agreement.
(d)    At the commencement of each Interest Period for any Term Benchmark Borrowing in dollars, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that a Term Benchmark Revolving Borrowing may be in an aggregate amount that is equal to the amount that is required to finance the reimbursement of an LC Disbursement made in respect of a Letter of Credit denominated in dollars for which a Foreign Subsidiary Borrower is the applicant or a co-applicant, as contemplated by Section 2.05(e). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that (i) an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments and (ii) an ABR Revolving Borrowing may be in an aggregate amount that is equal to the amount that is required to finance the reimbursement of an LC Disbursement made in respect of a Letter of Credit denominated in dollars for which the Parent Borrower is the applicant or a co-applicant, as contemplated by Section 2.05(e). Each Borrowing of Foreign Currency Loans in a particular Foreign Currency shall be in a minimum amount as set forth on the Administrative Schedule; provided that a Borrowing of Foreign Currency Loans may be in an aggregate amount that is equal to the amount that is required to finance the reimbursement of an LC Disbursement made in respect of a Letter of Credit denominated in an LC Foreign Currency, as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $250,000 and not less than $250,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 Term Benchmark Borrowings in dollars outstanding. There shall be no more than six Borrowings of Foreign Currency Loans outstanding at any time.
(e)    Notwithstanding any other provision of this Agreement, none of the Parent Borrower or any Foreign Subsidiary Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.
SECTION 2.03    Requests for Borrowings.
(a)    To request a Revolving Borrowing (other than a Borrowing of a Foreign Currency Loan), the Parent Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Term Benchmark Borrowing denominated in dollars, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e)

may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the Parent Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    [reserved];
(ii)    the aggregate amount of such Borrowing;
(iii)    the date of such Borrowing, which shall be a Business Day;
(iv)    whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing;
(v)    in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(vi)    the location and number of the Parent Borrower’s or the applicable Foreign Subsidiary Borrower’s, as the case may be, account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Parent Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03(a), the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
(b)    To request a Foreign Currency Loan, the Parent Borrower shall notify the Administrative Agent of such request, not later than, in the case of Foreign Currency Loans denominated in Euros, 12:00 noon, New York City time, four Business Days prior to the date of the proposed Borrowing and, in the case of Foreign Currency Loans denominated in Pounds Sterling, 11:00 a.m., New York City time, five RFR Business Days prior to the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be hand delivered or sent by telecopy to the Administrative Agent and such Borrowing Request shall be signed by the Parent Borrower. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the amount of Foreign Currency Loans to be borrowed;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    the Foreign Currency in which such Foreign Currency Loans will be denominated;
(iv)    whether such Borrowing is to be a Term Benchmark Borrowing or an RFR Borrowing;

(v)    in the case of a Term Benchmark Borrowing, the length of the initial Interest Period therefor; and
(vi)    the location and number of the Parent Borrower’s or the applicable Foreign Subsidiary Borrower’s, as the case may be, account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.
If no Interest Period is specified with respect to any requested Term Benchmark Borrowing of Foreign Currency Loans, then the Parent Borrower shall be deemed to have selected an Interest Period of three months’ duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03(b), the Administrative Agent shall advise each applicable Foreign Currency Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. On the date of each Borrowing, each applicable Foreign Currency Lender will make the amount of its share of such Borrowing available to the Administrative Agent at the applicable office specified on the Administrative Schedule, prior to the time specified on the Administrative Schedule for the relevant Foreign Currency, in the relevant Foreign Currency in immediately available funds.
SECTION 2.04    Swingline Loans.
(a)    Subject to the terms and conditions set forth herein, from time to time during the Revolving Availability Period, each Swingline Lender may, in its sole discretion, make Swingline Loans in dollars to the Parent Borrower in an aggregate principal amount at any time outstanding that will not result in (i) the Revolving Exposure of such Swingline Lender (in its capacity as a Revolving Lender) exceeding its Revolving Commitment then in effect, (ii) the aggregate principal amount of outstanding Swingline Loans exceeding $40,000,000 or (iii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. On the earlier of the Revolving Maturity Date and the last day of each month during the Revolving Availability Period, the Parent Borrower shall repay any outstanding Swingline Loans. Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent Borrower may borrow, prepay and reborrow Swingline Loans.
(b)    To request a Swingline Loan, the Parent Borrower shall notify the Administrative Agent and the applicable Swingline Lender of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan. If the applicable Swingline Lender agrees, in its discretion to make the applicable Swingline Loan, such Swingline Lender shall make such Swingline Loan available to the Parent Borrower by means of a credit to the general deposit account of the Parent Borrower with such Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. The Parent Borrower shall not request a Swingline Loan if at the time of and immediately after giving effect to such request a Default has occurred and is continuing.
(c)    [Reserved].
(d)    Any Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving

Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (provided that such payment shall not cause such Revolving Lender’s Revolving Exposure to exceed such Revolving Lender’s Revolving Commitment). Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Parent Borrower of any participations in any Swingline Loan of a Swingline Lender acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to such Swingline Lender. Any amounts received by any Swingline Lender from the Parent Borrower (or other party on behalf of the Parent Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not constitute a Loan and shall not relieve the Parent Borrower of its obligation to repay such Swingline Loan or of any default in the payment thereof.
(e)    If the maturity date shall have occurred in respect of any tranche of Revolving Commitments at a time when another tranche or tranches of Revolving Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such maturity date); provided, however, that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.05(k)), there shall exist sufficient unutilized Extended Revolving Commitments so that the respective outstanding Swingline Loans could be incurred pursuant to the Extended Revolving Commitments that will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Commitments, and such Swingline Loans shall not be so required to be repaid in full on such earliest maturity date.
SECTION 2.05    Letters of Credit.
(a)    General. Subject to the terms and conditions set forth herein, the Parent Borrower may request the issuance of Letters of Credit for its own account or the account of a Subsidiary or any Foreign Subsidiary Borrower may request the issuance of Letters of Credit for its own account or the account of a Subsidiary of such Foreign Subsidiary Borrower, in each case in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that the Parent Borrower or a Foreign Subsidiary Borrower, as the case may be, shall be a co-applicant with respect to each Letter of Credit issued for the account of or in favor of a Subsidiary that is not a Foreign Subsidiary Borrower); provided that no Issuing Bank shall be under any obligation to issue a Letter of Credit that would result in more than a total of 20 Letters of Credit outstanding. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Parent Borrower or any Foreign Subsidiary Borrower, as the case may be, to, or entered into by the Parent Borrower or any Foreign Subsidiary Borrower, as the case may be, with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. For the avoidance of doubt, the Existing Letters of Credit shall continue to be Letters of Credit outstanding under this Agreement immediately after giving effect to the Third Restatement Date.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying (i) the date of issuance, amendment, renewal or extension (which shall be a Business Day), (ii) the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section) (iii) the currency in which such Letter of Credit is to be denominated (which currency shall be dollars or an LC Foreign Currency), (iv) the amount of such Letter of Credit, (v) the name and address of the beneficiary thereof and (vi) such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. The Issuing Bank may, in its sole discretion, issue, amend, renew or extend a Letter of Credit if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed the LC Sublimit, (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments and (iii) if such Letter of Credit is to be denominated in an LC Foreign Currency, the Foreign Currency Revolving Exposure of all Revolving Lenders does not exceed the Foreign Currency Sublimit. Notwithstanding anything herein to the contrary, no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit and may, in such Issuing Bank’s sole discretion, decline to issue, amend, renew or extend any Letter of Credit for any reason, including, but not limited to, if, (i) after giving effect to such issuance, amendment, renewal or extension the LC Exposure in respect of Letters of Credit issued by such Issuing Bank would exceed $15,000,000, (ii) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing the Letter of Credit, (iii) any law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall (x) prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular, (y) impose upon the Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement not in effect on the Third Restatement Date and for which the Parent Borrower or any applicable Foreign Subsidiary Borrower is not otherwise required to compensate the Issuing Bank hereunder, or (z) impose upon the Issuing Bank any loss, cost or expense which was not applicable on the Third Restatement Date, which the Issuing Bank in good faith deems material to it and which the Parent Borrower or any applicable

Foreign Subsidiary Borrower is not otherwise required to reimburse the Issuing Bank hereunder, or (iv) the issuance of the Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally.
(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension); provided that, subject to the immediately succeeding clause (ii), any Letter of Credit with a one-year tenor may provide for the automatic renewal or extension thereof for additional one year periods and (ii) the date that is five Business Days prior to the Revolving Maturity Date (or, at any time that there are any Extended Revolving Commitments outstanding, the date that is five Business Days prior to the latest maturity date in respect of such Extended Revolving Commitments). Notwithstanding the foregoing, any Letter of Credit may expire not later than one year after the Revolving Maturity Date so long as the Parent Borrower cash collateralizes such Letter of Credit by the date that is five Business Days prior to the Revolving Maturity Date (or, at any time that there are any Extended Revolving Commitments outstanding , the date that is five Business Days prior to the latest maturity date in respect of such Extended Revolving Commitments so long as there are Extended Revolving Commitments outstanding in an amount not less than the LC Exposure of such extended Letters of Credit), in the manner described in Section 2.05(j) and otherwise on terms and conditions reasonably acceptable to the applicable Issuing Bank.
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement (including the Dollar Equivalent of any LC Disbursement made in an LC Foreign Currency) made by the Issuing Bank and not reimbursed by the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment in respect of an LC Disbursement (including the Dollar Equivalent of any LC Disbursement made in an LC Foreign Currency) required to be refunded to the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of its Revolving Commitment or all Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall reimburse such LC Disbursement by paying to the Administrative Agent, in the same currency as such LC Disbursement, an amount equal to such LC Disbursement, not later than 12:00 noon, New York City time, on the Business Day immediately following the date that such LC Disbursement is made, if the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall have received notice of such LC Disbursement prior to 3:00 p.m., New York City time or London time, on such date, or, if such notice has not been received by the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, prior to such time on such date, then not later than 12:00 noon, New York City time or London time, on the second Business Day immediately following the day that the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, receives such notice; provided that (i) in the case of any such payment in respect of an LC Disbursement made in dollars, (A) the Parent Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Parent Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loans or Swingline Loan and (B) such Foreign Subsidiary Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Term Benchmark Revolving Borrowing or an RFR Revolving Borrowing in an equivalent amount and, to the extent so financed, such Foreign Subsidiary Borrower’s obligation to make such payment in respect of any LC Disbursement shall be discharged and replaced by the resulting Term Benchmark Revolving Loans or RFR Revolving Loans and (ii) in the case of any such payment in respect of an LC Disbursement made in an LC Foreign Currency, the Parent Borrower or such Foreign Subsidiary Borrower, as the case may be, may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Borrowing of Foreign Currency Loans in the same currency and in an equivalent amount and, to the extent so financed, the obligation of the Parent Borrower or such Foreign Subsidiary Borrower, as the case may be, to make such payment shall be discharged and replaced by the resulting Foreign Currency Loans. If the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, in respect thereof and such Lender’s Applicable Percentage thereof; provided that, notwithstanding anything to the contrary contained in this Section 2.05, prior to demanding any reimbursement from the Revolving Lenders pursuant to this Section 2.05(e) in respect of any Letter of Credit denominated in an LC Foreign Currency, the Issuing Bank shall convert the obligations of the Parent Borrower or applicable Foreign Subsidiary Borrower, as the case may be, under this Section 2.05(e) to reimburse the Issuing Bank in such currency into an obligation to reimburse the Issuing Bank in dollars and the dollar amount of the reimbursement obligation of the Parent Borrower or applicable Foreign Subsidiary Borrower, as the case may be, shall be computed by the Issuing Bank based upon the Exchange Rate in effect for the day on which such conversion occurs, as determined by the Administrative Agent in accordance with the terms hereof and specified in such notice to the Revolving Lenders demanding reimbursement; provided, further, that after such conversion, the reimbursement obligations of the Parent Borrower or applicable Foreign Subsidiary Borrower, as the case may be, in respect of the applicable Letter of Credit denominated in an LC Foreign Currency shall be payable in dollars based upon the Exchange Rate in effect for the day on which such conversion occurs, as determined in accordance with the terms hereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then distribute such payment to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans, Term Benchmark Revolving Loans, RFR Revolving Loans, Foreign Currency Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, of its obligation to reimburse such LC Disbursement.
(f)    Obligations Absolute. The obligation of the Parent Borrower or any Foreign Subsidiary Borrower to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit (including honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft), (iv) waiver by the Issuing Bank of any requirement that exists for the Issuing Bank’s protection and not the protection of the Parent Borrower or any applicable Foreign Subsidiary Borrower, or any waiver by the Issuing Bank which does not in fact materially prejudice the Parent Borrower or any applicable Foreign Subsidiary Borrower, (v) any payment made by the Issuing Bank in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable, or (vi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Parent Borrower or any Foreign Subsidiary Borrower hereunder. The Parent Borrower or any applicable Foreign Subsidiary Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Parent Borrower’s or such applicable Foreign Subsidiary Borrower’s instructions or other irregularity, the Parent Borrower or such Foreign Subsidiary Borrower, as applicable, will immediately notify the Issuing Bank. The Parent Borrower and any applicable Foreign Subsidiary Borrower shall be conclusively deemed to have waived any such claim against the Issuing Bank and its correspondents unless such notice is given as aforesaid. None of the Administrative Agent, the Lenders or the Issuing Bank, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, to the extent permitted by applicable law) suffered by the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not (i) relieve the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement (other than with respect to the timing of such reimbursement obligation set forth in Section 2.05(e)) or (ii) relieve any Lender’s obligations to acquire participations as required pursuant to paragraph (d) of this Section 2.05.
(h)    Interim Interest. If the Issuing Bank shall make any LC Disbursement (i) in respect of any Letter of Credit denominated in dollars, then, unless the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans and (ii) in respect of any Letter of Credit denominated in an LC Foreign Currency, then, unless the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, reimburses such LC Disbursement, at the rate per annum then applicable to Foreign Currency Loans in the applicable Foreign Currency with an Interest Period of three months’ duration; provided that, if the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, fails to reimburse such LC Disbursement when due pursuant to Section 2.05(e), then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.05(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
(i)    Replacement of an Issuing Bank; Additional Issuing Banks. Any Issuing Bank may be replaced at any time by written agreement among the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers), the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. One or more Lenders may be appointed as additional Issuing Banks by written agreement among the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers), the Administrative Agent (whose consent will not be unreasonably withheld) and the Lender that is to be so appointed. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank or any such additional Issuing Bank. At the time any such replacement shall become effective, the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such addition and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.
(j)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Parent Borrower or any Foreign Subsidiary Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Parent Borrower and the Foreign Subsidiary Borrowers, as the case may be, shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, the undrawn amount of each outstanding Letter of Credit and the amount of each unreimbursed LC Disbursements at such time (and in such currency as each such Letter of Credit is denominated and each such unreimbursed LC Disbursement was made), plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Parent Borrower or any Foreign Subsidiary Borrower described in clause (h) or (i) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Parent Borrower and the Foreign Subsidiary Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the risk and expense of the Parent Borrower and the Foreign Subsidiary Borrowers, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Parent Borrower and the Foreign Subsidiary Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Parent Borrower and the Foreign Subsidiary Borrowers under this Agreement. If the Parent Borrower or any Foreign Subsidiary Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any accrued interest or realized profits of such amounts (to the extent not applied as aforesaid) shall be returned to the Parent Borrower or such Foreign Subsidiary Borrower within three Business Days after all Events of Default have been cured or waived. If the Parent Borrower is required to provide an amount of such collateral hereunder pursuant to Section 2.11(b), such amount plus any accrued interest or realized profits on account of such amount (to the extent not applied as aforesaid) shall be returned to the Parent Borrower as and to the extent that, after giving effect to such return, the Parent Borrower would remain in compliance with Section 2.11(b) and no Default or Event of Default shall have occurred and be continuing.
(k)    If the maturity date in respect of any tranche of Revolving Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Revolving Commitments in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Section 2.05(e)) under (and ratably participated in by Lenders pursuant to) the Revolving Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Parent Borrower shall cash collateralize any such Letter of Credit in accordance with Section 2.05(j). If, for any reason, such cash collateral is not provided or the reallocation does not occur, the Revolving Lenders under the maturing tranche shall continue to be responsible for their participating interests in the Letters of Credit. Except to the extent of reallocations of participations pursuant to clause (i) of the second preceding sentence, the occurrence of a maturity date with respect to a given tranche of Revolving Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Lenders in any Letter of Credit issued before such maturity date. Commencing with the maturity date of any tranche of Revolving Commitments, the sublimit for Letters of Credit shall be agreed with the Lenders under the extended tranches.
(l)    Further Cash Collateralization. In the event and on each occasion that the total LC Exposure exceeds the LC Sublimit, the Parent Borrower or the Foreign Subsidiary Borrowers, as the case may be, shall deposit cash collateral in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, in an aggregate amount equal to such excess in accordance with the provisions of Section 2.05(j). Such amount plus any accrued interest or realized profits of such amounts (to the extent not applied as aforesaid) shall be returned to the Parent Borrower or such Foreign Subsidiary Borrower within three Business days after the first Calculation Date on which the total LC Exposure no longer exceeds the LC Sublimit.
SECTION 2.06    Funding of Borrowings.
(a)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that (i) Swingline Loans shall be made as provided in Section 2.04 and (ii) Foreign Currency Loans shall be made as provided in Section 2.03(b). In the case of all Loans other than Foreign Currency Loans, the Administrative Agent will make such Loans available to the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, by promptly crediting the amounts so received, in like funds, to an account of the Parent Borrower or such Foreign Subsidiary Borrower, as the case may be, maintained with the Administrative Agent in New York City, and designated by the Parent Borrower or such Foreign Subsidiary Borrower, as the case may be, in the applicable Borrowing Request; provided that Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank. In the case of Foreign Currency Loans, the Administrative Agent will make such Loans available to the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, by promptly crediting or disbursing the aggregate of the amounts received by the Administrative Agent from the Foreign Currency Lenders, in like funds, to an account of the Parent Borrower or such Foreign Subsidiary Borrower, as the case may be, designated by the Parent Borrower or such Foreign Subsidiary Borrower, as the case may be, in the applicable Borrowing Request.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (other than a Borrowing of Foreign Currency Loans) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (x) the NYFRB Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, the applicable rate shall be determined as specified in clause (y) above, or (ii) in the case of the Parent Borrower or any Foreign Subsidiary Borrower, the interest rate applicable to ABR Revolving Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
(c)    Unless the Administrative Agent shall have received notice from a Foreign Currency Lender prior to the proposed date of any Borrowing of Foreign Currency Loans that such Foreign Currency Lender will not make available to the Administrative Agent such Foreign Currency Lender’s share of such Borrowing, the Administrative Agent may assume that such Foreign Currency Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, a corresponding amount. In such event, if a Foreign Currency Lender has not in fact made its share of the applicable Borrowing of Foreign Currency Loans available to the Administrative Agent, then the applicable Foreign Currency Lender and the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Foreign Currency Lender, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Parent Borrower or any Foreign Subsidiary Borrower, the interest rate applicable to Foreign Currency Loans in the applicable Foreign Currency with an Interest Period of three months’ duration. If such Foreign Currency Lender pays such amount to the Administrative Agent, then such amount shall constitute such Foreign Currency Lender’s Loan included in such Borrowing.
(d)    On the Third Restatement Date, all Existing Revolving Loans shall be deemed repaid and the portion thereof requested by the Parent Borrower to be borrowed on the Third Restatement Date shall be deemed reborrowed as Revolving Loans hereunder by the Parent Borrower or the Foreign Subsidiary Borrowers, as the case may be, provided that each such reborrowed Revolving Loan shall be deemed made in the same Type and currency as the relevant Existing Revolving Loan (it being understood that for each tranche of Existing Revolving Loans that were Term Benchmark Loans, (x) the initial Interest Period for the relevant reborrowed Term Benchmark Loans shall equal the remaining length of the Interest Period for such tranche and (y) the Adjusted Term SOFR Rate or Adjusted EURIBOR Rate for the relevant reborrowed Term Benchmark Loans during such initial Interest Period shall be the Adjusted Term SOFR Rate or Adjusted EURIBOR Rate, as applicable, for such tranche immediately prior to the Third Restatement Date). Any Revolving Lenders that are not Existing Revolving Lenders (and any Existing Revolving Lenders

with Revolving Commitments as of the Third Restatement Date that are greater than their Existing Revolving Commitments) shall advance funds (in the relevant currency) to the Administrative Agent on the Third Restatement Date as shall be required to repay the portion of the Revolving Loans of Existing Revolving Lenders such that (A) each Revolving Lender’s share of outstanding Revolving Loans denominated in dollars on the Third Restatement Date is equal to its Applicable Percentage (after giving effect to the Third Restatement Date) and (B) each Foreign Currency Lender’s (other than the Fronting Lender’s) share of outstanding Foreign Currency Loans is equal to its Applicable Percentage (after giving effect to the Third Restatement Date) of Foreign Currency Loans.
SECTION 2.07    Interest Elections.
(a)    Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, may elect to (i) convert any ABR Borrowing denominated in dollars to a Term Benchmark Borrowing denominated in dollars, (ii) convert any Term Benchmark Borrowing (or, if the Adjusted Term SOFR Rate has been replaced pursuant to Section 2.14 with the Adjusted Daily Simple RFR, an RFR Borrowing) to an ABR Borrowing, (iii) continue any Borrowing (provided that such Borrowing must be continued in the same currency) and (iv) in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
(b)    To make an election pursuant to this Section, the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall notify the Administrative Agent of such election (in the case of any Revolving Loans other than Foreign Currency Loans, by telephone, and in the case of Foreign Currency Loans, through a written Interest Election Request delivered by hand or telecopy) by the time that a Borrowing Request would be required under Section 2.03 if the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, were requesting a Revolving Borrowing (other than a Borrowing of Foreign Currency Loans) or a Borrowing of Foreign Currency Loans of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request, and all such written Interest Election Requests (including with respect to Foreign Currency Loans) shall be in a form approved by the Administrative Agent and signed by the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be.
(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)    other than any Interest Election Request made with respect to a Borrowing of Foreign Currency Loans, whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; and
(iv)    if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”
If any such Interest Election Request requests (i) a Term Benchmark Borrowing (other than a Borrowing of Foreign Currency Loans) but does not specify an Interest Period, then the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall be deemed to have selected an Interest Period of one month’s duration or (ii) a Term Benchmark Borrowing of Foreign Currency Loans but does not specify an Interest Period, then the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall be deemed to have selected an Interest Period of three months’ duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If an Interest Election Request with respect to a Term Benchmark Borrowing (other than a Borrowing of Foreign Currency Loans) is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. If an Interest Election Request with respect to a Borrowing of Foreign Currency Loans is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Term Benchmark Borrowing with an Interest Period of three months’ duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers), then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing, (ii) unless repaid, each Term Benchmark Borrowing (other than a Borrowing of Foreign Currency Loans) shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) each Borrowing of Foreign Currency Loans shall be due and payable on the last day of the Interest Period applicable thereto.
SECTION 2.08    Termination and Reduction of Commitments.
(a)    Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date.
(b)    The Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) may at any time terminate, or from time to time reduce, the Revolving Commitments of any Class; provided that (i) each reduction of the Revolving Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Revolving Commitments of any Class shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans of such Class in accordance with Section 2.11, the sum of the Revolving Exposures of such Class would exceed the total Revolving Commitments of such Class. Any reduction in the Revolving Commitments shall be made ratably in accordance with each Revolving Lender’s Revolving Commitment.

(c)    The Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments of any Class under Section 2.08(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) may state that such notice is conditioned upon the effectiveness of other credit facilities or the occurrence of another transaction, in which case such notice may be revoked by the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any reduction of the Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Revolving Lenders in accordance with their respective Revolving Commitments.
SECTION 2.09    Repayment of Loans; Evidence of Debt.
(a)    The Parent Borrower and each Foreign Subsidiary Borrower hereby unconditionally promises to pay (i) to the Administrative Agent, in dollars, for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan (other than any Foreign Currency Loan) of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Foreign Currency Lender the then unpaid principal amount in the applicable currency of each Foreign Currency Loan of such Foreign Currency Lender on the Revolving Maturity Date and (iii) to the Swingline Lenders the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Parent Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Parent Borrower and the Foreign Subsidiary Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the applicable currency and the amount of any principal or interest due and payable or to become due and payable from the Parent Borrower and the Foreign Subsidiary Borrowers to each Lender hereunder and (iii) the currency and amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Parent Borrower and the Foreign Subsidiary Borrowers to repay the Loans in accordance with the terms of this Agreement.
(e)    Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.10    [Reserved].
SECTION 2.11    Prepayment of Loans.
(a)    The Parent Borrower and the Foreign Subsidiary Borrowers, as the case may be, shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.
(b)    In the event and on each occasion that (i) the sum of the Revolving Exposures exceeds the total Revolving Commitments, the Parent Borrower and the Foreign Subsidiary Borrowers, as the case may be, shall prepay Revolving Loans and/or Swingline Loans (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess, (ii) the sum of the Foreign Currency Revolving Exposures exceeds the Foreign Currency Sublimit, the Parent Borrower or the Foreign Subsidiary Borrowers, as the case may be, shall prepay Foreign Currency Loans (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess or (iii) the aggregate Dollar Equivalent of the aggregate outstanding principal amounts of Foreign Currency Loans exceeds an amount equal to 105% of the Foreign Currency Sublimit, the Parent Borrower shall, or shall cause any applicable Foreign Subsidiary Borrower, without notice or demand, immediately to prepay such of the outstanding Foreign Currency Loans in an aggregate principal amount such that, after giving effect thereto, the aggregate Dollar Equivalents of the outstanding principal amounts of Foreign Currency Loans does not exceed the Foreign Currency Sublimit.
(c)    [Reserved].
(d)    [Reserved].
(e)    Prior to any optional or mandatory prepayment of Borrowings hereunder, the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section.
(f)    The Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) shall notify the Administrative Agent (and, (A) in the case of prepayment of a Foreign Currency Loan, the Administrative Agent and (B) in the case of prepayment of a Swingline Loan, the Swingline Lenders), by (x) in the case of Revolving Loans (other than Foreign Currency Loans) or Swingline Loans, by telephone (confirmed by telecopy) and (y) in the case of Foreign Currency Loans, by telecopy, of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing (other than a Borrowing of Foreign Currency Loans), not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment, (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment, (iv) in the case of prepayment of a Foreign Currency Loan denominated in Euros, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, (v) in the case of prepayment of an RFR Loan denominated in dollars, not later than 11:00 a.m., New York City time, five RFR Business Days before the date of the prepayment and (vi) in the case of prepayment of an RFR Loan denominated in Pounds Sterling, not later than 11:00 a.m., New York City time, five RFR Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify (i) whether the prepayment is of Term Benchmark Loans (or, if applicable, RFR Loans) denominated in dollars, Foreign Currency Loans (and if Foreign Currency Loans are to be prepaid, the Foreign Currency in which such Loans are denominated) or ABR Loans, (ii) the prepayment date, (iii) the principal amount of each Borrowing or portion thereof to be prepaid and (iv) in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.
SECTION 2.12    Fees.
(a)    The Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the “Commitment Fee”), which shall accrue at the Applicable Rate on the daily unused amount of the Revolving Commitment of such Lender during the period from and including the Third Restatement Date to but excluding the date on which such Commitment terminates. Accrued Commitment Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Third Restatement Date. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).
(b)    (i) The Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) agrees to pay (A) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Term Benchmark Revolving Loans made by such Lender on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Third Restatement Date to but excluding the later of the date on which (x) such Lender’s Revolving Commitment terminates and (y) such Lender ceases to have any LC Exposure, and (B) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Third Restatement Date to but excluding the later of the date on which (x) all Revolving Commitments terminate and (y) the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, administration, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder; provided that in each case, notwithstanding anything to the contrary contained in this Agreement, for purposes of calculating any fee in respect of a Letter of Credit in respect of any Business Day, the Administrative Agent shall convert the amount available to be drawn under any Letter of Credit denominated in an LC Foreign Currency into an amount of dollars based upon the Exchange Rate. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Third Restatement Date; provided that all such fees in respect of Letters of Credit shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)    The Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Parent Borrower and the Administrative Agent.
(d)    The Parent Borrower agrees to pay to the Administrative Agent, for the account of the Fronting Lender, at the applicable office of the Administrative Agent set forth on the Administrative Schedule, a fronting fee with respect to each Fronted Foreign Currency Loan for the period from and including the date of the Borrowing of such Foreign Currency Loan to but excluding the date of repayment thereof computed at a rate of 0.25% per annum on the average daily principal amount of such Fronted Foreign Currency Loan outstanding during the period for which such fee is calculated. Such fronting fee shall be payable quarterly in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Third Restatement Date.
(e)    With respect to any Foreign Currency Loan, the Parent Borrower shall pay to the Administrative Agent, for the account of the applicable Foreign Currency Loan Participants, a participation fee (the “Foreign Currency Participation Fee”) for the period from and including the date of the Borrowing of such Foreign Currency Loan to but excluding the date of repayment thereof, computed at a rate per annum equal to the Applicable Rate with respect to Term Benchmark Loans that are Revolving Loans from time to time in effect on the average daily principal amount of such Fronted Foreign Currency Loans outstanding during the period for which such fee is calculated, which fee shall be paid in dollars based on the Dollar Equivalent thereof. Such fee shall, with respect to each Foreign Currency Loan, be payable in arrears on each Interest Payment Date to occur after the making of such Foreign Currency Loan and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Third Restatement Date.
(f)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of Commitment Fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.
SECTION 2.13    Interest.
(a)    The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)    The Loans comprising (i) each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate and (ii) each RFR Borrowing shall bear interest at the Adjusted Daily Simple RFR plus the Applicable Rate; provided that each Fronted Foreign Currency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted Term SOFR Rate or the Adjusted Daily Simple RFR, as applicable, for such day.
(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Parent Borrower or the Foreign Subsidiary Borrowers, as the case may be, hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount payable (A) with respect to any Loan other than a Foreign Currency Loan, 2% plus the rate applicable to ABR Revolving Loans and (B) with respect to any Foreign Currency Loan, 2% plus the rate otherwise applicable to such Loan.
(d)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and interest computed on Foreign Currency Loans made in Pounds Sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, the Adjusted Term SOFR Rate, the Term SOFR Rate, the Daily Simple SOFR, the Adjusted EURIBOR Rate, the EURIBOR Rate, the Adjusted Daily Simple RFR or the Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.14    Alternate Rate of Interest(a)    . (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:
(i)    the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing of any Class or currency, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate, as applicable (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable currency and such Interest Period or (B) that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency; or

(ii)    the Administrative Agent is advised by a majority in interest of the applicable Class (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing of any Class or currency, that the Adjusted Term SOFR or the Adjusted EURIBOR Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or (B) at any time that the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency;
then the Administrative Agent shall give notice thereof to the Parent Borrower (on behalf of the Parent Borrower and the Foreign Subsidiary Borrowers) and the Lenders of the applicable Class by telephone or telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) and such Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark, and (y) the Parent Borrower (on behalf of the Parent Borrower and the Foreign Subsidiary Borrowers) delivers a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable, for an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Parent Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Parent Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Parent Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in dollars so long as the Adjusted Daily Simple RFR for Borrowings in dollars is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple RFR for Borrowings in dollars also is the subject of Section 2.14(a)(i) or (ii) above, on such day and (B) for Loans denominated in a Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Foreign Currency shall, at the Parent Borrower’s election prior to such day: (A) be prepaid by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the Parent Borrower’s election, shall either (A) be converted into ABR Loans denominated in dollars (in an amount equal to the Dollar Equivalent of such Foreign Currency) immediately or (B) be prepaid in full immediately.
(b)    Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedging Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)    Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)    The Administrative Agent will promptly notify the Parent Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.
(e)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate or the EURIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    Upon the Parent Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Parent Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Parent Borrower will be deemed to have converted any request for a Term Benchmark Borrowing denominated in dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in dollars so long as the Adjusted Daily Simple RFR for Borrowings in dollars is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple RFR for Borrowings in dollars is the subject of a Benchmark Transition Event or (y) any request for a Term Benchmark or RFR Borrowing denominated in a Foreign Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Parent Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Relevant Rate to such Term Benchmark Loan or RFR Loan, as applicable, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14, (i) for Term Benchmark Loans denominated in dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in dollars so long as the Adjusted Daily Simple RFR for Borrowings in dollars is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple RFR for Borrowings in dollars is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute, an ABR Loan and (B) for Loans denominated in a Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Foreign Currency shall, at the Parent Borrower’s election prior to such day: (A) be prepaid by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the Parent Borrower’s election, shall either (A) be converted into ABR Loans denominated in dollars (in an amount equal to the Dollar Equivalent of such Foreign Currency) immediately or (B) be prepaid in full immediately.

SECTION 2.15    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted EURIBOR Rate) or the Issuing Bank;
(ii)    impose on any Lender or the Issuing Bank or the applicable offshore interbank market for the applicable Agreed Currency any other condition affecting this Agreement or the Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject any Lender or the Issuing Bank to any Taxes on its loans, loan principal, Letters of Credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes otherwise indemnifiable under Section 2.17, (B) Excluded Taxes and (C) Indemnified Taxes which are not indemnifiable pursuant to Section 2.17(j));
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Parent Borrower or the applicable Foreign Subsidiary Borrowers, as the case may be, will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the Parent Borrower or the applicable Foreign Subsidiary Borrowers, as the case may be, will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
(c)    If by reason of any Change in Law subsequent to the Third Restatement Date, disruption of currency or foreign exchange markets, war or civil disturbance or similar event, the funding of any Foreign Currency Loan in any relevant Foreign Currency or the funding of any Foreign Currency Loan in any relevant Foreign Currency to an office located other than in New York shall be impossible or, in the reasonable judgment of the Fronting Lender such Foreign Currency is no longer available or readily convertible into dollars, or the Dollar Equivalent of such Foreign Currency is no longer readily calculable, then, at the election of the Fronting Lender, no Foreign Currency Loans in the relevant currency shall be made or any Foreign Currency Loan in the relevant currency shall be made to an office of the Administrative Agent located in New York, as the case may be, until such time as, in the reasonable judgment of the Fronting Lender, the funding of Foreign Currency Loans in the relevant Foreign Currency is possible, the funding of Foreign Currency Loans in the relevant Foreign Currency to an office located other than in New York is possible, the relevant Foreign Currency is available and readily convertible into dollars or the Dollar Equivalent of the relevant Foreign Currency Loan is readily calculable, as applicable.
(d)    (i) If payment in respect of any Foreign Currency Loan shall be due in a currency other than dollars and/or at a place of payment other than New York and if, by reason of any Change in Law subsequent to the Third Restatement Date, disruption of currency or foreign exchange markets, war or civil disturbance or similar event, payment of such Obligations in such currency or such place of payment shall be impossible or, in the reasonable judgment of the Fronting Lender, such Foreign Currency is no longer available or readily convertible to dollars, or the Dollar Equivalent of such Foreign Currency is no longer readily calculable, then, at the election of any affected Lender, the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) shall make payment of such Loan in dollars (based upon the Exchange Rate in effect for the day on which such payment occurs, as determined by the Administrative Agent in accordance with the terms hereof) and/or in New York or (ii) if any Foreign Currency in which Loans are outstanding is redenominated then, at the election of any affected Lender, such affected Loan and all obligations of the Parent Borrower or any applicable Foreign Subsidiary Borrower in respect thereof shall be converted into obligations in dollars (based upon the Exchange Rate in effect on such date, as determined by the Administrative Agent in accordance with the terms hereof), and, in each case, the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) shall indemnify the Lenders, against any currency exchange losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.
(e)    A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) and shall be conclusive absent manifest error. The Parent Borrower or the applicable Foreign Subsidiary Borrowers, as the case may be, shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(f)    Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that none of the Parent Borrower or any Foreign Subsidiary Borrower shall be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.16    Break Funding Payments.
(a)    With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Parent Borrower or any Foreign Subsidiary Borrower pursuant to Section 2.19, then, in any such event, the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Term Benchmark Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (x) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Term SOFR Rate or Adjusted EURIBOR Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (y) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the applicable offshore market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) and shall be conclusive absent manifest error. The Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(b)    With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith) or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Parent Borrower or any Foreign Subsidiary Borrower pursuant to Section 2.19 then, in any such event, the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) and shall be conclusive absent manifest error. The Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 2.17    Taxes.
(a)    Any and all payments by or on account of any obligation of the Parent Borrower or any Foreign Subsidiary Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes; provided that if the Parent Borrower or any Foreign Subsidiary Borrower (the “Applicable Borrower”) or the Administrative Agent shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Applicable Borrower or the Administrative Agent shall make such deductions and (iii) the Applicable Borrower or the Administrative Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)    In addition, the Applicable Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes.
(c)    The Applicable Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Applicable Borrower, hereunder or under any other Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Applicable Borrower by a Lender (with a copy to the Administrative Agent) or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Applicable Borrower to a Governmental Authority, the Applicable Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting or expanding the obligation of the Applicable Borrower to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
(f)    Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) or the Administrative Agent as will permit such payments to be made without withholding, or at a reduced rate of, withholding. In addition, any Lender, if reasonably requested by the Parent Borrower or the Administrate Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Parent Borrower or the Administrative Agent as will enable the Parent Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 Business Days after such expiration, obsolescence or inaccuracy) notify the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(i)    Without limiting the generality of the foregoing, with respect to any Loan made to the Parent Borrower or a Foreign Subsidiary Borrower that is or deemed a U.S. Person (the “Applicable U.S. Borrower”), any Lender shall, to the extent it is legally eligible to do so, deliver to the Applicable U.S. Borrower and the Administrative Agent (in such number of copies reasonably requested by the Applicable U.S. Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:
(A)    in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, the applicable IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, the applicable IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(C)    in the case of a Non-U.S. Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;
(D)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) the applicable IRS Form W-8BEN or W-8BEN-E and (2) a certificate substantially in the form of Exhibit I to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Applicable U.S. Borrower within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected (a “U.S. Tax Certificate”);
(E)    in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, and (2) a U.S. Tax Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate substantially in the form of Exhibit I-4 on behalf of each such partner; or
(F)    any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Applicable U.S. Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(ii)    If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Applicable U.S. Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Applicable U.S. Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Applicable U.S. Borrower or the Administrative Agent as may be necessary for the Applicable U.S. Borrower or the Administrative Agent, to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(ii), “FATCA” shall include any amendments made to FATCA after the Third Restatement Date.
Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 2.17(f).
For purposes of determining withholding Taxes imposed under FATCA, from and after the Restatement Date, the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loan Documents as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i)
(g)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes (including additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 2.17 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that such indemnifying party, upon the request of such indemnified party, agrees to repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.17(g) shall require any indemnified party to make available its Tax returns or any other information relating to its Taxes which it deems confidential to the indemnifying party or any other Person.
(h)    For purposes of Section 2.17, the term “Lender” includes any Issuing Bank.
(i)    Without limiting the provisions of Section 2.17(g), if a UK Tax Deduction is required by law to be made by a Loan Party from an Applicable UK Payment to a Revolving Lender which is a Treaty Lender and any Loan Party makes an increased payment to that Treaty Lender under Sections 2.15(a), 2.17(a) or 2.17(c) in respect of that UK Tax Deduction but the Treaty Lender is or becomes entitled to a refund of the relevant Tax by virtue of the relevant Treaty (a “Treaty Rebate”), the Treaty Lender shall, following written request to do so from the relevant Loan Party, use commercially reasonable endeavors to claim that Treaty Rebate from the relevant Governmental Authority and shall pay to the relevant Loan Party a sum equal to the amount of that Treaty Rebate, net of all out-of-pocket expenses (including any Taxes) and without interest (other than any interest paid by the relevant Governmental Authority in respect of such refund), as soon as reasonably practicable following receipt of the Treaty Rebate from the relevant Governmental Authority. Nothing contained in this Section 2.17(j) shall require any Treaty Lender to make available its Tax returns or any other information relating to its Taxes which it deems confidential to that Lender or any other person.
(j)    Notwithstanding anything to the contrary in any other provision of this Section 2.17, in the case of any UK Loan, no payment by any Loan Party under any Loan Document to that Revolving Lender in connection with that UK Loan (an “Applicable UK Payment”) shall be increased pursuant to Section 2.17(a) or Section 2.15(a) by reason of any deduction or withholding on account of Taxes imposed by the United Kingdom (a “UK Tax Deduction”) and no Loan Party shall be liable to make any payment under Section 2.17(c) to a Revolving Lender as a result of or in connection with any such UK Tax Deduction if, on the date on which the Applicable UK Payment falls due:
(i)    the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a Qualifying Lender but, on that date, that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or
(ii)    the relevant Lender is a Qualifying Lender solely by virtue of clause (a)(ii) of the definition of Qualifying Lender, and:
(A)    an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the UK Borrower making the payment a certified copy of that Direction; and
(B)    the payment could have been made to the Lender without any UK Tax Deduction if that Direction had not been made; or
(iii)    the relevant Lender is a Qualifying Lender solely by virtue of clause (a)(ii) of the definition of Qualifying Lender and:
(A)    the relevant Lender has not given a Tax Confirmation to the UK Borrower; and
(B)    the payment could have been made to the Lender without any UK Tax Deduction if the Lender had given a Tax Confirmation to the UK Borrower, on the basis that the Tax Confirmation would have enabled the UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or
(iv)    the relevant Lender is a Treaty Lender and the Loan Party making the payment is able to demonstrate that the payment could have been made to the Lender without a UK Tax Deduction had the Lender complied with its obligations under paragraphs (k)(i) and (k)(iii) below.
(k)    Without limiting the provisions of Section 2.17(f):

(i)    a Treaty Lender and each relevant UK Borrower which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Loan Party to obtain authorisation to make that payment without a UK Tax Deduction and, upon satisfying (A) or (B) below, such Treaty Lender shall be deemed to have satisfied its obligations under this paragraph:
(A)    a Treaty Lender which (a) is a party to this Agreement on the date on which a UK Borrower becomes a party to this Agreement pursuant to Section 2.20, (b) wishes to lend to that UK Borrower, and (c) holds a passport under the HMRC DT Treaty Passport scheme which it wishes to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in writing to the Parent Borrower and the Administrative Agent on or before (y) the date on which the UK Borrower becomes a party to this Agreement or, if later, (z) the date falling 5 Business Days after the Administrative Agent has notified the Treaty Lender that the UK Borrower has or will become a party to this Agreement in accordance with Section 2.20;
(B)    a Treaty Lender which (a) becomes a party to this Agreement after the date on which a UK Borrower has become a party to this Agreement pursuant to Section 2.20, (b) wishes to lend to that UK Borrower, and (c) holds a passport under the HMRC DT Treaty Passport scheme which it wishes to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in writing to the Parent Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement;
(ii)    within 30 days of a Treaty Lender satisfying (A) or (B) in paragraph (i) above, each relevant UK Borrower shall duly complete and file an HM Revenue & Customs form DTTP2 which contains the Treaty Lender’s scheme reference number and jurisdiction of tax residence as notified to the Parent Borrower in accordance with (A) or (B) in paragraph (i) above (a “UK Borrower DTTP Filing”);
(iii)    if a Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with (A) or (B) of paragraph (i) above and:
(A)    a UK Borrower making a payment to that Treaty Lender has not made a UK Borrower DTTP Filing in respect of that Lender within the period provided for in paragraph (ii) above; or
(B)    a UK Borrower making a payment to that Treaty Lender has made a UK Borrower DTTP Filing in respect of that Treaty Lender but:
(i)    that UK Borrower DTTP Filing has been rejected by HM Revenue & Customs; or
(ii)    HM Revenue & Customs has not given the UK Borrower authority to make payments to that Treaty Lender without a UK Tax Deduction within 60 days of the date of the UK Borrower DTTP Filing, and in each case, the UK Borrower has notified that Treaty Lender in writing, that Treaty Lender and the UK Borrower shall co-operate in completing any additional procedural formalities necessary for that UK Borrower to obtain authorisation to make that payment without a UK Tax Deduction;

(iv)    if a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with (A) or (B) in paragraph (i) above, no Loan Party shall make a UK Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees;
(v)    a UK Borrower shall, promptly on making a UK Borrower DTTP Filing, deliver a copy of that UK Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender.
(l)    A Revolving Lender which is a Qualifying Lender solely by virtue of clause (a)(ii) of the definition of Qualifying Lender:
(i)    which wishes to lend to a UK Borrower and which is a party to this Agreement on the date on which that UK Borrower becomes a party to this Agreement pursuant to Section 2.20 shall give a Tax Confirmation to the Parent Borrower on or before the date on which the UK Borrower becomes a party to this Agreement or, if later, the date falling 5 Business Days after the Administrative Agent has notified the Lender that the UK Borrower has or will become a party to this Agreement in accordance with Section 2.20;
(ii)    which wishes to lend to a UK Borrower and which becomes a party to this Agreement after the date on which that UK Borrower has become a party to this Agreement pursuant to Section 2.20 shall give a Tax Confirmation to the Parent Borrower on or before the date on which it becomes a party to this Agreement; and
(iii)    shall promptly notify the Parent Borrower if there is any change in the position from that set out in its Tax Confirmation.
SECTION 2.18    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)    The Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) shall make each payment (other than any payment in respect of the principal or interest on, or the fronting fee with respect to, the Foreign Currency Loans or reimbursement of LC Disbursements made in LC Foreign Currencies) required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise), on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. The Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) shall make each payment in respect of the principal or interest on, or the fronting fee with respect to, the Foreign Currency Loans or reimbursement of LC Disbursements made in LC Foreign Currencies, in each case, required to be made by it hereunder or under any other Loan Document, on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to the time for payment for the relevant currency set forth on the Administrative Schedule), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments (other than payments on account of principal or interest on, or the fronting fee with respect to, Foreign Currency Loans and reimbursements of LC Disbursements made in LC Foreign Currencies) shall be made to the Administrative Agent at its offices at 383 Madison Avenue, New York, New

York (or such other office as notified by the Administrative Agent to the Parent Borrower in writing), except that payments to be made directly to the Issuing Bank or Swingline Lenders as expressly provided herein shall be so made and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. All payments on account of principal or interest on, or the fronting fee with respect to, Foreign Currency Loans and reimbursements of LC Disbursements made in LC Foreign Currencies shall be made to the Administrative Agent, for the account of the applicable Foreign Currency Lenders (or, with respect to the fronting fee, the Fronting Lender) at the office set forth on the Administrative Schedule. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Subject to Section 9.01, all payments (including prepayments) to be made by the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) hereunder and under each other Loan Document, whether on account of principal, interest, fees or otherwise (other than payments in respect of the principal or interest on, or the fronting fee with respect to, the Foreign Currency Loans or reimbursement of LC Disbursements made in LC Foreign Currencies) shall be made in dollars. Subject to Section 9.01 and other than as set forth in Section 2.05 or Section 2.24(d), all payments (including prepayments) to be made by the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) hereunder or under each other Loan Document on account of principal or interest on, or the fronting fee with respect to, the Foreign Currency Loans and reimbursements of LC Disbursements made in LC Foreign Currencies shall be made in the relevant Foreign Currency. To the extent prohibited by applicable law, as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Loan Party shall be applied to any Excluded Swap Obligations of such Loan Party.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Parent Borrower or any Foreign Subsidiary Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a

Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Parent Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Parent Borrower and each Foreign Subsidiary Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Parent Borrower or any Foreign Subsidiary Borrower, as the case may be, rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Parent Borrower or such Foreign Subsidiary Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) prior to the date on which any payment hereunder is due to (a) the Administrative Agent for the account of the Lenders or the Issuing Bank or (b) the Administrative Agent for the account of the Foreign Currency Lenders, the Fronting Lender or the Issuing Bank that the Parent Borrower or any Foreign Subsidiary Borrower, as the case may be, will not make such payment, the Administrative Agent, as applicable, may assume that the Parent Borrower or such Foreign Subsidiary Borrower, as the case may be, has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the Foreign Currency Lenders, the Fronting Lender or the Issuing Bank, as the case may be, the amount due. In such event, if the Parent Borrower or such Foreign Subsidiary Borrower, as the case may be, has not in fact made such payment due to (i) the Administrative Agent, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) the Administrative Agent, then each of the Foreign Currency Lenders, the Fronting Lender or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Foreign Currency Lenders, Fronting Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d), 2.05(d) or (e), 2.06(b), 2.18(d) or 10.03(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
SECTION 2.19    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requests compensation under Section 2.15, or if the Parent Borrower or any Foreign Subsidiary Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Parent Borrower (on behalf of itself and the Foreign Subsidiary

Borrowers) hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If any Lender requests compensation under Section 2.15, or if the Parent Borrower or any Foreign Subsidiary Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder (or, in the case of a Revolving Lender, becomes a Defaulting Lender), then the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee selected by the Parent Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) shall have received the prior written consent of the Administrative Agent, the Issuing Bank and Swingline Lenders, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Parent Borrower and the Foreign Subsidiary Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent Borrower or any Foreign Subsidiary Borrower to require such assignment and delegation cease to apply.
SECTION 2.20    Designation of Foreign Subsidiary Borrowers. The Parent Borrower may at any time and from time to time, with the prior consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), designate any Foreign Subsidiary as a Foreign Subsidiary Borrower, by delivery to the Administrative Agent of a Foreign Subsidiary Borrowing Agreement executed by such Foreign Subsidiary and the Parent Borrower, and upon such consent and such delivery (together with the delivery of the applicable Foreign Security Documents and the satisfaction of the Foreign Security Collateral and Guarantee Requirement), such Foreign Subsidiary shall for all purposes of this Agreement and the other Loan Documents be a Foreign Subsidiary Borrower until the Parent Borrower shall terminate such designation pursuant to a termination agreement satisfactory to the Administrative Agent, whereupon such Foreign Subsidiary shall cease to be a Foreign Subsidiary Borrower and a party to this Agreement and any other applicable Loan Documents. Notwithstanding the preceding sentence, but subject to Section 10.04(a), no such termination will become effective as to any Foreign Subsidiary Borrower at a time when any principal of or interest on any Loan to such Foreign Subsidiary Borrower is outstanding. The Administrative Agent shall notify the Revolving Lenders at least five Business Days prior to granting such consent and, if any Revolving Lender notifies the Administrative Agent within five Business Days that it is not permitted by applicable requirements of law or any of its organizational policies to make Revolving Loans to, or participate in Letters of Credit for the account of, the relevant Foreign Subsidiary, shall withhold such consent or shall give such consent only upon effecting changes to the provisions of this Article II as are contemplated by paragraph (b) of this Section 2.20 that will ensure that such Revolving Lender is not required to make Revolving Loans to, or participate in Letters of Credit for the account of, such Foreign Subsidiary. As soon as practicable upon receipt of a Foreign Subsidiary Borrowing Agreement, the Administrative Agent shall send a copy thereof to each Lender.

(a)    In order to accommodate (i) the designation of a Foreign Subsidiary as a Foreign Subsidiary Borrower or (ii) extensions of credit to a Foreign Subsidiary Borrower, in each case, where one or more Revolving Lenders are able and willing to lend Revolving Loans to, and participate in Letters of Credit issued for the account of, such Foreign Subsidiary, but other Revolving Lenders are not so able and willing, the Administrative Agent shall be permitted, with the consent of the Parent Borrower, to effect such changes to the provisions of this Article II as it reasonably believes are appropriate in order for such provisions to operate in a customary and usual manner for “multiple-currency” syndicated lending agreements to a limited liability company and certain of its foreign subsidiaries, all with the intention of providing procedures for the Revolving Lenders who are so able and willing to extend credit to such Foreign Subsidiaries and for the other Revolving Lenders not to be required to do so. Prior to effecting any such changes, the Administrative Agent shall give all Revolving Lenders at least three Business Days’ notice thereof and an opportunity to comment thereon.
SECTION 2.21    Incremental Facilities.
(a)    The Parent Borrower may on one or more occasions, by written notice to the Administrative Agent, request, during the Revolving Availability Period, the establishment of Incremental Revolving Commitments; provided that, at the time of (and after giving effect to) the establishment of any Incremental Revolving Commitments, the aggregate amount of all Incremental Revolving Commitments established pursuant to this Section 2.21, together with the aggregate amount of all Incremental Equivalent Debt previously (or substantially simultaneously) incurred pursuant to Section 6.01(a)(xx), shall not exceed the sum of (A) $200,000,000 and (B) an amount such that, after giving effect to the making of such Incremental Revolving Commitments (and assuming any such Incremental Revolving Commitments are fully drawn) and the making of any other Indebtedness incurred substantially simultaneously therewith, the Senior Secured Net Leverage Ratio, calculated on a pro forma basis, is no greater than 3.00 to 1.00 (it being understood that (i) the Parent Borrower may incur Incremental Revolving Commitments under clause (B) prior to incurring Incremental Revolving Commitments under clause (A) and (ii) if the Parent Borrower incurs Incremental Revolving Commitments under clause (A) and/or Incremental Equivalent Debt under clause (A)(1) of Section 6.01(a)(xx) on the same date that it incurs Incremental Revolving Commitments under clause (B), then the Senior Secured Net Leverage Ratio for purposes of clause (B) will be calculated without giving regard to any incurrence on such date of Incremental Revolving Commitments under clause (A) or Incremental Equivalent Debt under clause (A)(1) of Section 6.01(a)(xx)). Each such notice shall specify (1) the date on which the Parent Borrower proposes that the Incremental Revolving Commitments shall be effective, which shall be a date not less than 10 Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent, and (2) the amount of the Incremental Revolving Commitments being requested (it being agreed that (x) any Lender approached to provide any Incremental Revolving Commitment may elect or decline, in its sole discretion, to provide such Incremental Revolving Commitment and (y) any Person that the Parent Borrower proposes to become an Incremental Lender, if such Person is not then a Lender, must be reasonably acceptable to the Administrative Agent, the Issuing Bank and the Swingline Lenders).
(b)    The terms and conditions of any Incremental Revolving Commitment and Loans and other extensions of credit to be made thereunder shall be identical to those of any then existing Class of Revolving Commitments and Loans and other extensions of credit made thereunder, and shall be treated as a single Class with such Revolving Commitments and Loans.
(c)    The Incremental Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by Holdings, the Parent Borrower, each

Incremental Lender providing such Incremental Commitments and the Administrative Agent; provided that no Incremental Commitments shall become effective unless (i) no Default or Event of Default shall have occurred and be continuing on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Commitments and the making of Loans and issuance of Letters of Credit thereunder to be made on such date, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or “material adverse effect”) on and as of such date, (iii) after giving effect to such Incremental Commitments and the making of Loans and other extensions of credit thereunder to be made on the date of effectiveness thereof (and assuming in the case of any Incremental Revolving Commitments to be made on the date of effectiveness thereof that such Incremental Revolving Commitments are fully drawn), Holdings and the Parent Borrower shall be in pro forma compliance with the financial covenants set forth in Sections 6.12 and 6.13, (iv) the Parent Borrower shall make any payments required to be made pursuant to Section 2.16 in connection with such Incremental Commitments and the related transactions under this Section, and (v) the other conditions, if any, set forth in the applicable Incremental Facility Agreement are satisfied. Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section.
(d)    Upon the effectiveness of an Incremental Commitment of any Incremental Lender, (i) such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of the Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents, and (ii) (A) such Incremental Revolving Commitment shall constitute (or, in the event such Incremental Lender already has a Revolving Commitment, shall increase) the Revolving Commitment of such Incremental Lender and (B) the total Revolving Commitments shall be increased by the amount of such Incremental Revolving Commitment, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Revolving Commitment.” For the avoidance of doubt, upon the effectiveness of any Incremental Revolving Commitment, the Revolving Exposure of the Incremental Revolving Lender holding such Commitment, and the Applicable Percentage of all the Revolving Lenders, shall automatically be adjusted to give effect thereto.
(e)    On the date of effectiveness of any Incremental Revolving Commitments, each Revolving Lender shall assign to each Incremental Revolving Lender holding such Incremental Revolving Commitment, and each such Incremental Revolving Lender shall purchase from each Revolving Lender, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans and participations in Letters of Credit outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participations in Letters of Credit will be held by all the Revolving Lenders ratably in accordance with their Applicable Percentages after giving effect to the effectiveness of such Incremental Revolving Commitment.
(f)    [Reserved].
(g)    The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Parent Borrower referred to in paragraph (a) above and of the effectiveness of any Incremental Commitments, in each case advising the Lenders of the details thereof and, in the case of effectiveness of any Incremental Revolving Commitments, of the Applicable Percentages of the Revolving Lenders after giving effect thereto and of the assignments required to be made pursuant to paragraph (e) above.
SECTION 2.22    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    Fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a).
(b)    The Revolving Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment or waiver pursuant to Section 10.02); provided that (i) no Commitment of a Defaulting Lender may be increased or extended without such Defaulting Lender’s consent, (ii) no waiver, amendment or other modification may reduce the amount of principal owing to a Defaulting Lender without such Defaulting Lender’s consent and (iii) any waiver, amendment or other modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.
(c)    If any Swingline Exposure or LC Exposure exists or any Foreign Currency Loans are outstanding at the time a Revolving Lender becomes a Defaulting Lender then (i) all or any part of such Swingline Exposure, LC Exposure and Foreign Currency Participating Interest of such Defaulting Lender (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the Revolving Lenders that are Non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of a Non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swingline Exposure, LC Exposure and Foreign Currency Participating Interest does not exceed such Non-Defaulting Lenders’ Revolving Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time. In the case of any such reallocation, the fees payable to the Revolving Lenders pursuant to Section 2.12(a) and Section 2.12(b)(i) and the Foreign Currency Loan Participants pursuant to Section 2.12(e) shall be adjusted in accordance with such Non-Defaulting Lenders’ Applicable Percentages.
(d)    If the reallocation described in clause (c) above cannot, or can only partially, be effected, the Parent Borrower shall, within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure, (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (c) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding and (z) third, cash collateralize for the benefit of the Fronting Lender, the obligations of the Parent Borrower and any Foreign Subsidiary Borrower corresponding to such Defaulting Lender’s Foreign Currency Participating Interest (after giving effect to any partial reallocation pursuant to clause (c) above) for so long as the circumstances giving rise to such obligation to provide such cash collateral remain relevant (which cash collateralization requirement shall be satisfied by the Parent Borrower depositing such cash collateral into an account opened by the Administrative Agent). In the case of any such cash collateralization, the Parent Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b)(i) (with respect to such Defaulting Lender’s LC Exposure) or Section 2.12(e) (with respect to such Defaulting Lender’s Foreign Currency Participating Interest) for so long as such Defaulting Lender’s LC Exposure is cash collateralized.

(e)    If any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to paragraph (c) or (d) above, then, without prejudice to any rights or remedies of the Issuing Bank or any Revolving Lender that is not a Defaulting Lender hereunder, all participation fees payable under Section 2.12(b)(i) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated pursuant to paragraph (c) and (d) above.
(f)    If all or any portion of such Defaulting Lender’s Foreign Currency Participating Interest is neither cash collateralized nor reallocated pursuant to paragraph (c) or (d) above, then, without prejudice to any rights or remedies of the Fronting Lender or any Revolving Lender that is not a Defaulting Lender hereunder, all participation fees payable under Section 2.12(e) with respect to such Defaulting Lender’s Foreign Currency Participating Interest that has not been reallocated or cash collateralized shall be payable to the Fronting Lender until and to the extent such Foreign Currency Participating Interest is cash collateralized and/or reallocated pursuant to paragraph (c) and (d) above.
(g)    So long as any Lender is a Defaulting Lender, the Swingline Lenders shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the Revolving Lenders that are not Defaulting Lenders and/or cash collateral will be provided by the Parent Borrower in accordance with paragraph (c) above, and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among Revolving Lenders that are not Defaulting Lenders in a manner consistent with paragraph (c) above (and Defaulting Lenders shall not participate therein).
(h)    So long as any Lender is a defaulting Lender, the Fronting Lender shall not be required to fund any Fronted Foreign Currency Loan unless it is satisfied that the related exposure and the Defaulting Lender’s Foreign Currency Participating Interest will be 100% covered by the Revolving Commitments of the Revolving Lenders that are not Defaulting Lenders and/or cash collateral will be provided by the Parent Borrower in accordance with paragraph (c) above.
(i)    In the event that (i) a Lender becomes a Defaulting Lender as a result of the occurrence of any event described in clause (d) of the definition of the term “Defaulting Lender” with respect to such Lender’s parent company and for so long as such event shall continue or (ii) the Swingline Lenders, the Issuing Bank or the Fronting Lender has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lenders shall not be required to fund any Swingline Loan, the Issuing Bank shall not be required to issue, amend, renew or extend any Letter of Credit, and the Fronting Lender shall not be required to fund any Fronted Foreign Currency Loan, unless the Swingline Lenders, the Issuing Bank or the Fronting Lender, as the case may be, shall have entered into arrangements with Holdings and the Parent Borrower or such Revolving Lender satisfactory to the Swingline Lenders, the Issuing Bank or the Fronting Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.
(j)    In the event that (x) a Bankruptcy Event or a Bail-In Action with respect to a Revolving Lender Parent shall have occurred following the Third Restatement Date and for so long as such Bankruptcy Event or Bail-In Action shall continue or (y) the Swingline Lenders, the Issuing Bank or the Fronting Lender has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lenders shall not be required to fund any Swingline Loan, the Issuing Bank shall not be required to issue, amend, renew or extend any Letter of Credit, and the Fronting Lender shall not be required to fund any Fronted Foreign Currency Loan, unless the Swingline Lenders, the Issuing Bank or the Fronting Lender, as the case may be, shall have entered into arrangements with Holdings and the Parent Borrower or such Revolving Lender satisfactory to the Swingline Lenders or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.
(k)    In the event that the Administrative Agent, the Parent Borrower, the Issuing Bank, the Fronting Lender and the Swingline Lenders each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of (i) the Revolving Loans of the other Revolving Lenders (other than Swingline Loans and (other than in the case of any Defaulting Lender that is a Foreign Currency Lender) Foreign Currency Loans) as the Administrative shall determine may be necessary in order for such Lender to hold such Revolving Loans in accordance with its Applicable Percentage and (ii) the Foreign Currency Participating Interests of the other Revolving Lenders as the Administrative shall determine may be necessary in order for such Lender to hold such in Foreign Currency Participating Interests accordance with its ratable share thereof.
(l)    If all or any portion of a Defaulting Lender’s Swingline Exposure, LC Exposure or Foreign Currency Participating Interest is reallocated to non-Defaulting Lenders pursuant to this Section 2.22, then the defined terms hereunder (including “Applicable Percentage”) shall, as necessary or advisable (in the reasonable determination of the Administrative Agent) be read as used in this Agreement to give effect to such reallocation.
SECTION 2.23    Extensions.
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Parent Borrower to all Lenders with Revolving Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding amount of Revolving Commitments with a like maturity date, as the case may be) and on the same terms to each such Lender, the Parent Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Revolving Commitments and otherwise modify the terms of such Revolving Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Revolving Commitments (and related outstandings)) (each, an “Extension,” and each group of Revolving Commitments as so extended, as well as the original Revolving Commitments (not so extended), being a “tranche”; any Extended Revolving Commitments shall constitute a separate tranche of Revolving Commitments from the tranche of Revolving Commitments from which they were converted), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) except as to interest rates, fees and final maturity (which shall be determined by the Parent Borrower and set forth in the relevant Extension Offer), the Revolving Commitment of any Revolving Lender that agrees to an extension with respect to such Revolving Commitment extended pursuant to an Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a Revolving Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Commitments (and related outstandings); provided that (x) subject to the provisions of Sections 2.04(e) and 2.05(k) to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Commitments with a longer maturity date, all Swingline Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Commitments in accordance with their Applicable Percentage of the Revolving Commitments (and except as provided in Sections 2.04(e) and 2.05(k), without giving effect to changes thereto on an earlier maturity date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued) and all borrowings under Revolving Commitments and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings) and (B) repayments required upon the scheduled maturity date of the non-Extended Revolving Commitments) and (y) at no time shall there be Revolving Commitments hereunder (including Extended Revolving Commitments and any original Revolving Commitments) which have more than three different maturity dates, (iii) if the aggregate amount of Revolving Commitments in respect of which Revolving Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Commitments offered to be extended by the Parent Borrower pursuant to such Extension Offer, then the Revolving Loans of such Revolving Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Revolving Lenders have accepted such Extension Offer, (iv) all documentation in respect of such Extension shall be consistent with the foregoing and (v) any applicable Minimum Extension Condition shall be satisfied unless waived by the Parent Borrower.
(b)    With respect to all Extensions consummated by the Parent Borrower pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that the Parent Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Parent Borrower’s sole discretion and may be waived by the Parent Borrower) of Revolving Commitments of any or all applicable tranches be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Revolving Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.11 and 2.18) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.
(c)    No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Revolving Commitments (or a portion thereof) and (B) the consent of the Issuing Bank and Swingline Lenders, which consent shall, in each case, not be unreasonably withheld or delayed. All Extended Revolving Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Parent Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Revolving Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Parent Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then latest maturity date so that such maturity date is extended to the then latest maturity date (or such later date as may be advised by local counsel to the Administrative Agent).

(d)    In connection with any Extension, the Parent Borrower shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section.
SECTION 2.24    Foreign Currency Participations; Conversion of Foreign Currency Loans.
(a)    With respect to each Foreign Currency Loan in any Foreign Currency, the Fronting Lender irrevocably agrees to grant and hereby grants to each Lender that is a Foreign Currency Loan Participant with respect to Foreign Currency Loans made in such Foreign Currency, and, to induce the Fronting Lender to make Foreign Currency Loans in any applicable Foreign Currency hereunder, each Lender that is a Foreign Currency Loan Participant with respect to Foreign Currency Loans made in such Foreign Currency irrevocably agrees to accept and purchase and hereby accepts and purchases from the Fronting Lender, on the terms and conditions hereinafter stated, for such Foreign Currency Loan Participant’s own account and risk, with respect to any Fronted Foreign Currency Loan in any Foreign Currency in which such Lender is a Foreign Currency Loan Participant, an undivided interest (a “Foreign Currency Participating Interest”), in an amount equal to such Foreign Currency Loan Participant’s Applicable Percentage of the outstanding principal amount of such Foreign Currency Loan (it being understood that such calculation shall be made in respect of the outstanding principal amount of such Foreign Currency Loan, and not the portion thereof constituting a Fronted Foreign Currency Loan), in the Fronting Lender’s obligations and rights under such Fronted Foreign Currency Loan made hereunder. Each Revolving Lender that is a Foreign Currency Loan Participant with respect to any Foreign Currency unconditionally and irrevocably agrees with the Fronting Lender that, solely upon the occurrence of an event set forth in Section 2.24(d)(i) or (ii), such Revolving Lender shall pay to the Fronting Lender upon demand an amount equal to (i) in the case of an event set forth in Section 2.24(d)(i) with respect to a Foreign Currency Loan for which such Revolving Lender is a Foreign Currency Loan Participant, the Dollar Equivalent of such Foreign Currency Loan Participant’s Applicable Percentage of the amount of such payment which is not so paid as required under this Agreement and (ii) in the case of an event set forth in Section 2.24(d)(ii), the Dollar Equivalent of such Revolving Lender’s Applicable Percentage of the Foreign Currency Loans then outstanding in any Foreign Currency in which such Revolving Lender is a Foreign Currency Loan Participant.
(b)    If any amount required to be paid by any Foreign Currency Loan Participant to the Fronting Lender pursuant to Section 2.24(a) or Section 2.24(d) is not made available to the Fronting Lender when due, such Foreign Currency Loan Participant shall pay to the Fronting Lender, on demand, such amount with interest thereon at a rate equal to the greater of the daily average Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for the period until such Foreign Currency Loan Participant makes such amount immediately available to the Fronting Lender. If such amount is not made available to the Fronting Lender by such Foreign Currency Loan Participant within three Business Days of such due date, the Fronting Lender shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Term Benchmark Loans or RFR Loans, as applicable, under the Revolving Facility, on demand. A certificate of the Fronting Lender submitted to any Foreign Currency Loan Participant with respect to amounts owed under this Section shall be conclusive absent manifest error.

(c)    Whenever, at any time after the Fronting Lender has received from any Foreign Currency Loan Participant its pro rata share of such payment in accordance with subsection 2.24(a) in respect of any Fronted Foreign Currency Loan, the Fronting Lender receives any payment related to such Foreign Currency Loan (whether directly from a Borrower or otherwise, including proceeds of collateral applied thereto by the Fronting Lender or the Administrative Agent, on behalf of the Fronting Lender), or any payment of interest on account thereof, the Fronting Lender will, within three Business Days after receipt thereof, distribute to such Foreign Currency Loan Participant its pro rata share thereof (and hereby directs the Administrative Agent to remit such pro rata share to such Foreign Currency Loan Participant out of any such payment received by the Administrative Agent for the account of the Fronting Lender (it being understood that any such payment shall be made in dollars and the Fronting Lender or Administrative Agent, as applicable, shall convert any such amounts received by it in a currency other than dollars into the Dollar Equivalent thereof for purposes of such payment)); provided, however, that in the event that any such payment received by the Fronting Lender shall be required to be returned by the Fronting Lender, such Foreign Currency Loan Participant shall, within three Business Days, return to the Fronting Lender the portion thereof previously distributed by the Fronting Lender to it. If any amount required to be paid under this paragraph is paid within three Business Days after such payment is due, the Foreign Currency Loan Participant or Fronting Lender, as the case may be, which owes such amount shall pay to the Fronting Lender or Foreign Currency Loan Participant, as the case may be, to which such amount is owed, on demand, such amount with interest thereon at a rate equal to the greater of the daily average Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for the period until such Foreign Currency Loan Participant or the Fronting Lender, as the case may be, makes such amount immediately available to the Fronting Lender or Foreign Currency Loan Participant, as the case may be. If such amount is not made available to the Fronting Lender or Foreign Currency Loan Participant, as the case may be, by such Foreign Currency Loan Participant or Fronting Lender, as the case may be, within three Business Days of such due date, the Fronting Lender or Foreign Currency Participant, as the case may be, shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Term Benchmark Loans or RFR Loans, as applicable, under the Revolving Facility, on demand.
(d)    In the event that any Foreign Currency Loan shall be outstanding and (i) the principal of or interest on such Foreign Currency Loan shall not be paid (x) with respect to a payment due on a scheduled payment date, on such Business Day (with respect to principal) and within five Business Days after such date (with respect to interest) and (y) with respect to a payment due on any other date, within five Business Days after the Parent Borrower receives notice of such due date from the Administrative Agent or Required Lenders, and, in either case, the Fronting Lender shall deliver to the Administrative Agent and the Parent Borrower a request that the provisions of this Section 2.24(d) take effect with respect to such Foreign Currency Loan or (ii) the Commitments shall be terminated or the Loans accelerated pursuant to Article VII, then (unless such request is revoked by the Fronting Lender) (x) the obligations of the Parent Borrower and the Foreign Subsidiary Borrowers in respect of the principal of and interest on such Fronted Foreign Currency Loan shall without further action be converted into obligations denominated in dollars based upon the Exchange Rate in effect for the day on which such conversion occurs, as determined by the Administrative Agent in accordance with the terms hereof, (y) such converted obligations will bear interest at the rate applicable to overdue Term Benchmark Loans or RFR Loans, as applicable, under the Revolving Facility and (z) each applicable Foreign Currency Loan Participant shall pay the purchase price for its Foreign Currency Participating Interest in such Foreign Currency Loan by wire transfer of immediately available funds in dollars to the Administrative Agent in the manner provided in Section 2.24(a) and (b) (and the Administrative Agent shall promptly wire the amounts so received to the Fronting Lender). Upon any event specified in clause (ii) above, the commitments of the Foreign Currency Lenders to make Foreign Currency Loans pursuant to Section 2.01(a) shall be permanently terminated. The obligations of the Revolving Lenders to acquire and pay for their Foreign Currency Participating Interests pursuant to this Section 2.24(d) shall be absolute and unconditional under any and all circumstances.
SECTION 2.25    Currency Fluctuations.
(a)    No later than 11:00 A.M. (London time) on each Calculation Date, the Administrative Agent shall determine the Exchange Rate as of such Calculation Date with respect to each applicable Foreign Currency, provided that, upon receipt of a Borrowing Request pursuant to Section 2.03, the Administrative Agent shall determine the Exchange Rate with respect to the relevant Foreign Currency on the related Calculation Date (it being acknowledged and agreed that the Administrative Agent shall use such Exchange Rate for the purposes of determining compliance with Section 2.01(a) with respect to such Borrowing Request). The Exchange Rates so determined shall become effective on the relevant Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than Section 10.14 and any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between dollars and any Foreign Currency.
(b)    No later than 11:00 A.M. (London time) on each Reset Date, the Administrative Agent shall determine the aggregate amount of the Dollar Equivalents of (i) the principal amounts of the Foreign Currency Loans then outstanding (after giving effect to any Foreign Currency Loans to be made or repaid on such date) and (ii) the total LC Exposure in currencies other than dollars at such time.
(c)    The Administrative Agent shall promptly notify the Parent Borrower, any applicable Foreign Subsidiary Borrower and the Foreign Currency Lenders of each determination of an Exchange Rate hereunder.
SECTION 2.26    Illegality. Notwithstanding any other provision herein, if any Change in Law shall make it unlawful for any Lender to issue, make, maintain, fund or charge interest with respect to any extension of credit to any Foreign Subsidiary Borrower or to give effect to its obligations as contemplated by this Agreement with respect to any extensions of credit to any Foreign Subsidiary Borrower, then, upon written notice by such Lender (each such Lender providing such notice, an “Impacted Lender”) to the Parent Borrower and the Administrative Agent:
(a)    the obligations of the Lenders hereunder to make extensions of credit to such Foreign Subsidiary Borrower shall forthwith be (x) suspended until each Impacted Lender notifies the Parent Borrower and the Administrative Agent in writing that it is no longer unlawful for such Impacted Lender to issue, make, maintain, fund or charge interest with respect to any extension of credit to such Foreign Subsidiary Borrower or (y) to the extent required by law, cancelled;
(b)    if it shall be unlawful for any Impacted Lender to maintain or charge interest with respect to any outstanding Loan to such Foreign Subsidiary Borrower, such Foreign Subsidiary Borrower shall repay (or at its option and to the extent permitted by law, assign to the Parent Borrower) (x) all outstanding ABR Loans or RFR Loans made to such Foreign Subsidiary Borrower within three Business Days or such earlier period as required by law and (y) all outstanding Term Benchmark Loans made to such Foreign Subsidiary Borrower on the last day of the then current Interest Periods with respect to such Term Benchmark Loans or within such earlier period as required by law; and

(c)    if it shall be unlawful for any Impacted Lender to maintain, charge interest or hold any participation with respect to any Letter of Credit issued on behalf of such Foreign Subsidiary Borrower, such Foreign Subsidiary Borrower shall deposit in a cash collateral account opened by the Administrative Agent an amount equal to the LC Exposure with respect to such Letters of Credit within three Business Days or within such earlier period as required by law.
ARTICLE III

Representations and Warranties
Each of Holdings, the Parent Borrower and each Foreign Subsidiary Borrower (as to itself only) represents and warrants to the Lenders that:
SECTION 3.01    Organization; Powers. Each of Holdings, the Parent Borrower and its Subsidiaries (including the Receivables Subsidiary) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
SECTION 3.02    Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by each of Holdings and the Parent Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Parent Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03    Governmental Approvals; No Conflicts. The Transactions and the other transactions contemplated hereby (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary) or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary) or their assets, or give rise to a right thereunder to require any payment to be made by Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary), except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary), except Liens created under the Loan Documents and Liens permitted by Section 6.02.
SECTION 3.04    Financial Condition; No Material Adverse Change.
(a)    Holdings has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended

December 31, 2024, reported on by Deloitte & Touche LLP, independent public accountants, certified by its chief financial officer (it being understood that Holdings has furnished the foregoing to the Lenders by the filing with the Commission Holdings’ annual report on Form 10-K for the fiscal year ended December 31, 2024). Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.
(b)    Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum, except for the Disclosed Matters and except for liabilities arising as a result of the Transactions, after giving effect to the Transactions, none of Holdings, the Parent Borrower or the Subsidiaries (including the Receivables Subsidiary) has, as of the Third Restatement Date, any contingent liabilities that would be material to Holdings, the Parent Borrower and the Subsidiaries (including the Receivables Subsidiary), taken as a whole.
(c)    Since December 31, 2024, there has been no event, change or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.05    Properties.
(a)    Each of Holdings, the Parent Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
(b)    Each of Holdings, the Parent Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Holdings, the Parent Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(c)    Schedule 3.05 sets forth the address of each real property that is owned or leased by Holdings, the Parent Borrower or any of its Subsidiaries as of the Third Restatement Date after giving effect to the Transactions.
(d)    As of the Third Restatement Date, none of Holdings, the Parent Borrower or any of its Subsidiaries has received written notice of any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.
SECTION 3.06    Litigation and Environmental Matters.
(a)    There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Parent Borrower, threatened against or affecting Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary) (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

(b)    Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary) (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
(c)    Since the Third Restatement Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
SECTION 3.07    Compliance with Laws and Agreements. Each of Holdings, the Parent Borrower and its Subsidiaries (including the Receivables Subsidiary) is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
SECTION 3.08    Investment Company Status. None of Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary) is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.09    Taxes. Each of Holdings, the Parent Borrower and its Subsidiaries (including the Receivables Subsidiary) has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Parent Borrower or such Subsidiary (including the Receivables Subsidiaries), as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10    ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. As of the Third Restatement Date, the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of the Financial Accounting Standards Board Accounting Standards Codification Topic No. 715-30) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $20,000,000 the fair market value of the assets of all such underfunded Plans.
SECTION 3.11    Disclosure.
(a)    Each of Holdings and the Parent Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary) is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Holdings and the Parent Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such projections were prepared.
(b)    [Reserved].
SECTION 3.12    Subsidiaries. Holdings does not have any subsidiaries other than the Parent Borrower and the Parent Borrower’s Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Parent Borrower in, each Subsidiary of the Parent Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Third Restatement Date.
SECTION 3.13    Insurance. Schedule 3.13 sets forth a description of all material insurance policies maintained by or on behalf of Holdings, the Parent Borrower and the Subsidiaries as of the Third Restatement Date. As of the Third Restatement Date, all premiums due in respect of such insurance have been paid.
SECTION 3.14    Labor Matters. As of the Third Restatement Date, there are no strikes, lockouts or slowdowns against Holdings, the Parent Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Parent Borrower, threatened that could reasonably be expected to have a Material Adverse Effect. All payments due from Holdings, the Parent Borrower or any Subsidiary, or for which any claim may be made against Holdings, the Parent Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Parent Borrower or such Subsidiary except for those which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Parent Borrower or any Subsidiary is bound.
SECTION 3.15    Solvency. Immediately after the consummation of the Transactions to occur on the Third Restatement Date and immediately following the making of each Loan made on the Third Restatement Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) the Loan Parties, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Third Restatement Date.
SECTION 3.16    Senior Indebtedness. The Obligations constitute “Senior Indebtedness” under the terms of any Indebtedness that is subordinated in right of payment to the Obligations.
SECTION 3.17    Security Documents.
(a)    The Pledge Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when such Collateral is delivered to the Collateral Agent and for so long as the Collateral Agent remains in possession of such Collateral, the security interest created by the Pledge Agreement shall constitute a perfected first priority security interest in all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person.
(b)    The Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the security interest created by the Security Agreement shall constitute a perfected security interest in all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in the Security Agreement)), in each case prior and superior in right to any other Person, other than with respect to Liens permitted by Section 6.02.
(c)    When the Security Agreement (or a summary thereof) is filed in the United States Patent and Trademark Office and the United States Copyright Office and the financing statements referred to in Section 3.17(b) above are appropriately filed, the security interest created by the Security Agreement shall constitute a perfected security interest in all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office and subsequent UCC filings may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Closing Date), other than with respect to Liens permitted by Section 6.02.
(d)    Each Mortgage, upon execution and delivery thereof by the parties thereto, is effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the appropriate offices, the Lien created by each Mortgage shall constitute a perfected Lien on all right, title and interest of the applicable mortgagor in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens permitted by Section 6.02.
(e)    Following the execution of any Foreign Security Document pursuant to Section 4.03, each Foreign Security Document shall be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the applicable collateral covered by such Foreign Security Document, and when the actions specified in such Foreign Security Document, if any, are completed, the security interest created by such Foreign Security Document shall constitute a perfected security interest in all right, title and interest of the grantors thereunder in such collateral to the full extent possible under the laws of the applicable foreign jurisdiction, in each case prior and superior in right to any other Person, other than with respect to Liens permitted by Section 6.02.
SECTION 3.18    Federal Reserve Regulations.
(a)    None of Holdings, the Parent Borrower or any of the Subsidiaries (including the Receivables Subsidiary) is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)    No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of the Regulations of the Board, including Regulation U or X.
SECTION 3.19    Anti-Corruption Laws and Sanctions. The Parent Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by Holdings, the Parent Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Holdings, the Parent Borrower, its Subsidiaries and their respective officers and directors and, to the knowledge of the Parent Borrower, its employees , and in relation to their activities in any capacity in connection with or benefiting from the credit facility established hereby, agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) Holdings, the Parent Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Parent Borrower, any agent of Holdings, the Parent Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by the Credit Agreement will violate Anti-Corruption Laws or applicable Sanctions.
SECTION 3.20    Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
SECTION 3.21    Persons of Significant Control. In respect of any shares of a Person incorporated in England and Wales over which security or Collateral under the Security Documents is created, or purported to be created, pursuant to any Security Documents (the “Secured English Shares”): (a) no “warning notice” as defined in paragraph 1 of Schedule 1B of the Companies Act 2006 (a “Warning Notice”) and no “restrictions notice” as defined in paragraph 1 of Schedule 1B of the Companies Act 2006 (a “Restrictions Notice”) pursuant to Part 21A of the Companies Act 2006 has been issued to a Loan Party in respect of any Secured English Shares; and (b) each Loan Party has complied with any Warning Notices or Restrictions Notices pursuant to Part 21A of the Companies Act 2006 issued to it in respect of any Secured English Shares.
SECTION 3.22    Regulation (EU) 2015/858. For the purposes of Regulation (EU) 2015/848 on insolvency proceedings (recast) (the “Regulation”), the Dutch Foreign Subsidiary Borrower has a centre of main interest (as that term is used in Article 3(1) of the Regulation) that is situated in the Netherlands and it has no establishment (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.
SECTION 3.23    Outbound Investment Rules. Neither the Parent Borrower nor any Foreign Subsidiary Borrowers is a ‘covered foreign person’ as that term is used in the Outbound Investment Rules. Neither the Borrower nor any Foreign Subsidiary Borrowers currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules or (ii) any other activity that would cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
ARTICLE IV

Conditions
SECTION 4.01    Closing Date. Subject to the last sentence of this Section 4.01, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder on the Closing Date shall not become effective and are subject to the satisfaction of the following conditions

(it being understood and acknowledged that the Closing Date occurred on October 16, 2013 and that capitalized terms and Section references used in this Section 4.01 shall be used with the meanings assigned thereto in the Original Credit Agreement):
(a)    The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b)    The Agents shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of each of (i) Cahill Gordon & Reindel LLP, (ii) McDonald Hopkins LLC, (iii) Barnes & Thornburg LLP, and (iv) Jones Day in each case in form and substance reasonably satisfactory to the Administrative Agent. Each of Holdings and the Parent Borrower hereby requests such counsel to deliver such opinions.
(c)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
(d)    The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of Holdings and the Parent Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.
(e)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any Loan Document.
(f)    The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Closing Date and signed by an executive officer or Financial Officer of the Parent Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released or will be released pursuant to UCC-3 financing statements or other release documentation delivered to the Collateral Agent.
(g)    The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect, together with endorsements naming the Collateral Agent, for the benefit of the Secured Parties, as additional insured and loss payee thereunder, to the extent required by Section 5.07.
(h)    The Transactions shall have been consummated or shall be consummated substantially simultaneously with the initial funding of the Tranche A Term Loans on the Closing Date in accordance with applicable law and all other related documentation in all material respects

(without giving effect to any amendments not approved by the Administrative Agent), and after giving effect to the Transactions and the other transactions contemplated hereby, none of Holdings, the Parent Borrower or any of the Subsidiaries shall have outstanding any shares of preferred stock or any Indebtedness to a Person other than the Parent Borrower or any Subsidiary, other than (i) Indebtedness incurred under the Loan Documents and (ii) Indebtedness incurred and outstanding as of the Closing Date in compliance with Section 6.01 of this Agreement. The Liens securing the obligations under the Existing Credit Agreement shall have been released or shall be released substantially simultaneously with the initial funding of the Tranche A Term Loans on the Closing Date. Each Lender party hereto that is also a “Lender” under the Existing Credit Agreement hereby waives the requirement for advance notice of termination of “Commitments” under the Existing Credit Agreement and prepayment of any “Loans” outstanding thereunder; provided such notice of termination and prepayment is delivered on the Closing Date of this Agreement.
(i)    The Lenders shall have received the financial statements referred to in Section 3.04(a).
(j)    The Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to the Administrative Agent, dated the Closing Date and signed by the chief financial officer of each of Holdings and the Parent Borrower, certifying that Holdings and its Subsidiaries, on a consolidated basis after giving effect to the Transactions, are solvent.
(k)    The Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
The Administrative Agent shall notify the Parent Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 5:00 p.m., New York City time, on October 16, 2013 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
SECTION 4.02    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than (i) any Revolving Loan made pursuant to Section 2.04(d) or Section 2.05(d) and (ii) any continuation or conversion of a Borrowing pursuant to the terms hereof that does not result in the increase of the aggregate principal amount of the Borrowings then outstanding), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:
(a)    The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or “material adverse effect”) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.
(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and the Parent Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
SECTION 4.03    Credit Events Relating to Foreign Subsidiary Borrowers. The obligation of each Lender to make Loans to any Foreign Subsidiary Borrower, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit to any Foreign Subsidiary Borrower, is subject to the satisfaction of the following conditions:
(a)    With respect to the earlier to occur of the initial Loan made to or the initial Letter of Credit issued for the account of such Foreign Subsidiary Borrower:
(i)    the Administrative Agent (or its counsel) shall have received such Foreign Subsidiary Borrower’s Foreign Subsidiary Borrowing Agreement duly executed and delivered by all parties thereto;
(ii)    the Administrative Agent shall have received such documents (including legal opinions) and certificates as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of such Foreign Subsidiary Borrower, the authorization of the transactions contemplated hereby relating to such Foreign Subsidiary Borrower and any other legal matters relating to such Foreign Subsidiary Borrower or its Foreign Subsidiary Borrowing Agreement, all in form and substance satisfactory to the Administrative Agent and its counsel; and
(iii)    the Administrative Agent and the Lenders shall have received all documentation and other information relating to such Foreign Subsidiary Borrower required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and, if applicable, the Beneficial Ownership Regulation, in all cases reasonably satisfactory to the Administrative Agent and the Lenders.
SECTION 4.04    Conditions to the Third Restatement Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder on the Third Restatement Date are subject to, and shall not become effective until, the satisfaction of the following conditions:
(a)    The Administrative Agent (or its counsel) shall have received (i) counterparts of (or written evidence satisfactory to the Administrative Agent that such party has signed a counterpart of the Eighth Amendment, executed by the Parent Borrower, each Foreign Subsidiary Borrower (including the New Foreign Subsidiary Borrower (as defined in the Eighth Amendment)), each other Loan Party, the Administrative Agent, the Fronting Lender, each Issuing Bank, each Swingline Lender and Persons with aggregate Revolving Commitments of $250,000,000 and (ii) reasonably satisfactory evidence that all Existing Revolving Commitments and Existing Revolving Loans shall be replaced with Revolving Commitments or Revolving Loans, as applicable, hereunder or otherwise terminated or repaid, as applicable (and in each case all accrued interest on the Existing Revolving Loans and Existing Revolving Commitments and other amounts (including fees) outstanding in respect thereof shall have been paid in full).
(b)    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Third Restatement Date) of each of (i) Jones Day, (ii) Lewis Brisbois Bisgaard & Smith LLP, (iii) Simpson Thacher & Bartlett and (iv) Loyens & Loeff in each case in form and substance reasonably satisfactory to the

Administrative Agent. Each of Holdings and the Parent Borrower hereby requests such counsel to deliver such opinions.
(c)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Parent Borrower, the Foreign Subsidiary Borrowers, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
(d)    The Administrative Agent shall have received a certificate, dated the Third Restatement Date and signed by the President, a Vice President or a Financial Officer of Holdings and the Parent Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.
(e)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Third Restatement Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any Loan Document (and for the avoidance of doubt, including all interest, fees, expenses and other amounts due under the Existing Credit Agreement).
(f)    (i) The Collateral and Guarantee Requirement and Foreign Security Collateral and Guarantee Requirement shall have been satisfied as of the Third Restatement Date and (ii) the Administrative shall have received the applicable Foreign Security Documents related to the New Foreign Subsidiary Borrower (as defined in the Eighth Amendment) by the Third Restatement Date.
(g)    The Lenders shall have received the financial statements referred to in Section 3.04(a).
(h)    The Administrative Agent shall have received, (i) at least five days prior to the Third Restatement Date, all documentation and other information regarding the Borrowers that is required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, to the extent requested in writing of the Parent Borrower at least 10 days prior to the Third Restatement Date and (ii) to the extent the Parent Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Third Restatement Date, any Lender that has requested, in a written notice to the Parent Borrower at least 10 days prior to the Third Restatement Date, a Beneficial Ownership Certification in relation to the Parent Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (h) shall be deemed to be satisfied).
(i)    The Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to the Administrative Agent, dated the Third Restatement Date and signed by the chief financial officer or other Financial Officer of each of Holdings and the Parent Borrower, certifying that Holdings and its Subsidiaries, on a consolidated basis after giving effect to the Third Amendment, are solvent.

The Administrative Agent shall notify the Parent Borrower and the Lenders of the Third Restatement Date, and such notice shall be conclusive and binding.
ARTICLE V

Affirmative Covenants
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings, the Parent Borrower and each Foreign Subsidiary Borrower (as to itself only) covenants and agrees with the Lenders that:
SECTION 5.01    Financial Statements and Other Information. Holdings or the Parent Borrower will furnish to the Administrative Agent and each Lender:
(a)    within 90 days after the end of each fiscal year of Holdings, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (except for any such qualification or exception resulting from any current maturity of Loans hereunder) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied (it being understood that the obligation to furnish the foregoing to the Administrative Agent and the Lenders shall be deemed to be satisfied in respect of any fiscal year of Holdings by the filing of Holdings’ annual report on Form 10-K for such fiscal year with the Commission to the extent the foregoing are included therein);
(b)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood that the obligation to furnish the foregoing to the Administrative Agent and the Lenders shall be deemed to be satisfied in respect of any fiscal quarter of Holdings by the filing of Holdings’ quarterly report on Form 10-Q for such fiscal quarter with the Commission to the extent the foregoing are included therein);
(c)    within 90 days after the end of each fiscal year of Holdings (but in any event no later than two Business Days after any delivery of financial statements under clause (a) above), or within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings (but in any event no later than two Business Days after any delivery of financial statements under clause (b) above), a certificate of a Financial Officer of Holdings or the Parent Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (x) demonstrating compliance with Sections 6.12 and 6.13 and (y) of Consolidated Net

Income and Consolidated EBITDA on a quarterly basis for any fiscal quarter ending after the Third Restatement Date, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of Holdings’ audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) identifying all Subsidiaries existing on the date of such certificate and indicating, for each such Subsidiary, whether such Subsidiary is a Domestic Subsidiary (and if so, whether such Subsidiary is a Subsidiary Loan Party) or a Foreign Subsidiary and whether such Subsidiary was formed or acquired since the end of the previous fiscal quarter;
(d)    within 90 days after the end of each fiscal year of Holdings, (i) a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines) and (ii) a certificate of a Financial Officer of Holdings or the Parent Borrower (A) identifying any parcels of real property or improvements thereto with a value exceeding $5,000,000 that have been acquired by any Loan Party since the end of the previous fiscal year, (B) identifying any changes of the type described in Section 5.03(a) that have not been previously reported by the Parent Borrower, (C) identifying any Permitted Acquisitions that have been consummated since the end of the previous fiscal year, including the date on which each such Permitted Acquisition was consummated and the consideration therefor, and (D) identifying any Intellectual Property (as defined in the Security Agreement) with respect to which a notice is required to be delivered under the Security Agreement and has not been previously delivered;
(e)    no later than February 15 of each fiscal year of Holdings (commencing with the fiscal year ending December 31, 2013), a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any material revisions of such budget that have been approved by senior management of Holdings;
(f)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Parent Borrower or any Subsidiary with the Commission or with any national securities exchange, as the case may be (it being understood that the obligation to furnish the foregoing to the Administrative Agent and the Lenders shall be deemed to be satisfied to the extent the foregoing are filed with the Commission);
(g)    no later than five business days prior to any proposed utilization of the Available Amount, a certificate of a Financial Officer of Holdings or the Parent Borrower setting forth a reasonably detailed calculations of the Available Amount as of the date of the proposed utilization (prior to giving effect thereto); and
(h)    promptly following any request therefor, (x) such other information regarding the operations, business affairs and financial condition of Holdings, the Parent Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender that is required to comply with “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation, in each case, to the extent applicable.
SECTION 5.02    Notices of Material Events. Holdings and the Parent Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)    the occurrence of any Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings, the Parent Borrower or any Subsidiary thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings, the Parent Borrower and its Subsidiaries in an aggregate amount exceeding $15,000,000;
(d)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and
(e)    if applicable, any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03    Information Regarding Collateral.
(a)    The Parent Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party’s identity or structure, (iv) in any Loan Party’s jurisdiction of organization or (v) in any Loan Party’s Federal Taxpayer Identification Number. The Parent Borrower agrees not to effect or permit any change referred to in the preceding sentence unless written notice has been delivered to the Collateral Agent, together with all applicable information to enable the Administrative Agent to make all filings under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent (on behalf of the Secured Parties) to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.
(b)    Each year, within 90 days after the end of each fiscal year of Holdings, Holdings (on behalf of itself and the other Loan Parties) shall deliver to the Administrative Agent a certificate of a Financial Officer of Holdings (i) setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

SECTION 5.04    Existence; Conduct of Business.
(a)    Each of Holdings, the Parent Borrower and the Foreign Subsidiary Borrowers will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names the loss of which would have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or disposition permitted under Section 6.05.
(b)    Holdings and the Parent Borrower will cause all the Equity Interests of the Foreign Subsidiary Borrowers to be owned, directly or indirectly, by the Parent Borrower or any Subsidiary.
SECTION 5.05    Payment of Obligations. Each of Holdings, the Parent Borrower and the Foreign Subsidiary Borrowers will, and will cause each of the Subsidiaries (including the Receivables Subsidiary) to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except (a) those being contested in good faith by appropriate proceedings and for which Holdings, the Parent Borrower, or a Foreign Subsidiary Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (b) to the extent the failure to make payment could not reasonably be expected to result in a Material Adverse Effect; provided that no amounts received from any Loan Party shall be applied to Excluded Swap Obligations of such Loan Party.
SECTION 5.06    Maintenance of Properties. Each of Holdings, the Parent Borrower and the Foreign Subsidiary Borrowers will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of their business, taken as a whole, in good working order and condition, ordinary wear and tear excepted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or disposition permitted under Section 6.05.
SECTION 5.07    Insurance. Each of Holdings, the Parent Borrower and the Foreign Subsidiary Borrowers will, and will cause each of the Subsidiaries to, maintain insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Such insurance shall be maintained with financially sound and reputable insurance companies, except that a portion of such insurance program (not to exceed that which is customary in the case of companies engaged in the same or similar business or having similar properties similarly situated) may be effected through self-insurance; provided adequate reserves therefor, in accordance with GAAP, are maintained. In addition, each of Holdings, the Parent Borrower and the Foreign Subsidiary Borrowers will, and will cause each of its Subsidiaries to, maintain all insurance required to be maintained pursuant to the Security Documents. With respect to each Mortgaged Property that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the applicable Loan Party will maintain, with financially sound and reputable insurance companies, such flood insurance as is required under applicable law, including the Flood Laws. The Parent Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. All insurance policies or certificates (or certified copies thereof) with respect to such insurance shall be endorsed to the Collateral Agent’s reasonable satisfaction for the benefit of the Lenders (including, without limitation, by naming the Collateral Agent as loss payee or additional insured, as appropriate).
SECTION 5.08    Casualty and Condemnation. The Parent Borrower will furnish to the Administrative Agent and the Lenders prompt written notice of casualty or other insured damage to any material portion of any Collateral having a book value or fair market value of $1,000,000 or more or the commencement of any action or proceeding for the taking of any Collateral having a book value or fair market value of $1,000,000 or more or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.
SECTION 5.09    Books and Records; Inspection and Audit Rights. Each of Holdings, the Parent Borrower, the and the Foreign Subsidiary Borrowers will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each of Holdings, the Parent Borrower and the Foreign Subsidiary Borrowers will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.
SECTION 5.10    Compliance with Laws. Each of Holdings, the Parent Borrower and the Foreign Subsidiary Borrowers will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Parent Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by Holdings, the Parent Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. Each Loan Party shall (and Holdings will ensure that each Subsidiary shall) (a) comply with any notice served on it pursuant to Part 21A of the Companies Act 2006 with respect to any Secured English Shares within the timeframe specified in the notice, and promptly provide the Collateral Agent with a copy of any such notice, and (b) procure that neither it nor any of its subsidiaries shall issue a Warning Notice or Restrictions Notice with respect to Secured English Shares unless it is required by law to do so.
SECTION 5.11    Use of Proceeds and Letters of Credit. The proceeds of the Revolving Loans and Swingline Loans will be used only for general corporate purposes, including acquisitions, investments and other uses, in each case, not prohibited by this Agreement. Letters of Credit will be available only for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
SECTION 5.12    Additional Subsidiaries. If any additional (i) Domestic Subsidiary or (ii) Subsidiary of a Foreign Subsidiary Borrower that is organized under the same jurisdiction of a Foreign Subsidiary Borrower is formed or acquired after the Third Restatement Date, the Parent Borrower will, within five Business Days after such Subsidiary is formed or acquired, notify the Administrative Agent and the Lenders thereof and, within 30 days (or such longer period as may be agreed to by the Administrative Agent) after such Subsidiary is formed or acquired, cause the Collateral and Guarantee Requirement and the Foreign Security Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary, including with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.
SECTION 5.13    Further Assurances.
(a)    Each of Holdings, the Parent Borrower and the Foreign Subsidiary Borrowers will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, landlord waivers and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement and the Foreign Security Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. Holdings, the Parent Borrower and the Foreign Subsidiary Borrowers also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
(b)    If any assets (including any real property or improvements thereto or any interest therein) having a book value or fair market value of $10,000,000 or more in the aggregate are acquired by the Parent Borrower or any Subsidiary Loan Party after the Third Restatement Date or through the acquisition of a Subsidiary Loan Party under Section 5.12 (other than, in each case, assets constituting Collateral under the Security Agreement or the Pledge Agreement that become subject to the Lien of the Security Agreement or the Pledge Agreement upon acquisition thereof), the Parent Borrower or, if applicable, the relevant Subsidiary Loan Party will notify the Administrative Agent and the Lenders thereof, and, if reasonably requested by the Administrative Agent or the Required Lenders, the Parent Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties. Notwithstanding the foregoing, the Administrative Agent shall not enter into any Mortgage in respect of any real property acquired by the Parent Borrower or any other Loan Party after the Third Restatement Date until the date that is 45 days after the Administrative Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such real property: (i) completed “Life of Loan” Federal Emergency Management Agency standard flood hazard determination(s) with respect to the Mortgaged Property and related documents with respect to the Mortgaged Property reasonably requested by any Lender; (ii) if such real property is located in a “special flood hazard area”, a notification to each Parent Borrower (and applicable Loan Party) of that fact and notification to each Borrower (and applicable Loan Party) stating whether flood insurance coverage is available, and evidence that each Borrower (or other Loan Party) to which a notice was sent, has signed and returned the notice; and (iii) if such notice is required to be provided to the Parent Borrower (or applicable Loan Party) and flood insurance is available in the community in which such real property is located, a copy of the policy, or declaration evidencing such required flood insurance in an amount and with terms required by the Flood Laws.
ARTICLE VI

Negative Covenants
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings, the Parent Borrower and each Foreign Subsidiary Borrower (as to itself only) covenants and agrees with the Lenders that:
SECTION 6.01    Indebtedness; Certain Equity Securities.
(a)    None of Holdings, the Parent Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(i)    Indebtedness created under the Loan Documents;

(ii)    (A) the Permitted Receivables Financing, (B) financings in respect of sales of accounts receivable by a Foreign Subsidiary permitted by Section 6.05(c)(ii) and (C) the Specified Vendor Receivables Financing;
(iii)    Indebtedness existing on the Third Restatement Date and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount as specified on such Schedule 6.01, plus any additional Indebtedness incurred to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith, or result in an earlier maturity date or decreased weighted average life thereof;
(iv)    Permitted Unsecured Debt of the Parent Borrower; provided that the Total Net Leverage Ratio, on a pro forma basis after giving effect to the incurrence of such Permitted Unsecured Debt and recomputed as of the last day of the most recently ended fiscal quarter of Holdings for which financial statements are available, as if such incurrence (and any related repayment of Indebtedness) had occurred on the first day of the relevant period (provided that any incurrence of Permitted Unsecured Debt that occurs prior to the first testing period under Section 6.13 shall be deemed to have occurred during such first testing period), is at least 0.25 less than is otherwise required pursuant to Section 6.13 at the time of such event;
(v)    Indebtedness of the Parent Borrower to any Subsidiary and of any Subsidiary to the Parent Borrower or any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Domestic Loan Party to the Parent Borrower or any Subsidiary Loan Party shall be subject to Section 6.04;
(vi)    Guarantees by the Parent Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Parent Borrower or any other Subsidiary; provided that Guarantees by the Parent Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Domestic Loan Party shall be subject to Section 6.04;
(vii)    Guarantees by Holdings, the Parent Borrower or any Subsidiary, as the case may be, in respect of (A) any Incremental Equivalent Debt or (B) any Permitted Unsecured Debt; provided that none of Holdings, the Parent Borrower or any Subsidiary, as the case may be, shall Guarantee such Indebtedness unless it also has Guaranteed the Obligations pursuant to the Guarantee Agreement;
(viii)    Indebtedness of the Parent Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Financing Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (viii) shall not exceed the greater of $75,000,000 and 6.0% of Consolidated Total Assets of Holdings (as of the date of incurrence of such Indebtedness) at any time outstanding;
(ix)    Indebtedness arising as a result of an Acquisition Lease Financing or any other sale and leaseback transaction permitted under Section 6.06;

(x)    Indebtedness of any Person that becomes a Subsidiary after the Third Restatement Date; provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this clause (x) shall not exceed the greater of 5.0% of Consolidated Total Assets of Holdings (as of the date of incurrence of such Indebtedness) and $60,000,000, at any time outstanding, less the liquidation value of any outstanding Assumed Preferred Stock;
(xi)    Indebtedness of Holdings, the Parent Borrower or any Subsidiary in respect of workers’ compensation claims, self-insurance obligations, performance bonds, surety appeal or similar bonds, completion guarantees and similar obligations provided by Holdings, the Parent Borrower and the Subsidiaries in the ordinary course of their business or consistent with past practice or industry practice;
(xii)    other Indebtedness of Holdings, the Parent Borrower or any Subsidiary in an aggregate principal amount not exceeding the greater of $50,000,000 and 4.0% of Consolidated Total Assets of Holdings (as of the date of incurrence of such Indebtedness) at any time outstanding, less the liquidation value of any applicable Qualified Holdings Preferred Stock issued and outstanding pursuant to clause (b) of the definition of Qualified Holdings Preferred Stock;
(xiii)    Indebtedness (which may be secured) of Foreign Subsidiaries in an aggregate amount not exceeding the greater of 12.5% of Consolidated Total Assets of Holdings (as of the date of incurrence of such Indebtedness) and $150,000,000, at any time outstanding;
(xiv)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten Business Days of incurrence;
(xv)    Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
(xvi)    Indebtedness incurred in connection with (1) the financing of insurance premiums or (2) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(xvii)    contingent obligations to financial institutions, in each case to the extent in the ordinary course of business and on terms and conditions which are within the general parameters customary in the banking industry (as determined in good faith by the Parent Borrower), entered into to obtain cash management services or deposit account overdraft protection services (in an amount similar to those offered for comparable services in the financial industry) or other services in connection with the management or opening of deposit accounts or incurred as a result of endorsement of negotiable instruments for deposit or collection purposes and other customary, contingent obligations of the Parent Borrower and its Subsidiaries incurred in the ordinary course of business;
(xviii)    unsecured guarantees by the Parent Borrower or any Subsidiary Loan Party of facility leases of any Loan Party;

(xix)    Indebtedness of the Parent Borrower or any Subsidiary Loan Party under Hedging Agreements with respect to interest rates, foreign currency exchange rates or commodity prices, in each case not entered into for speculative purposes; provided that if such Hedging Agreements relate to interest rates, (A) such Hedging Agreements relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (B) the notional principal amount of such Hedging Agreements at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Agreements relate;
(xx)    secured or unsecured notes (such notes, “Incremental Equivalent Debt”); provided that (A) at the time of (and after giving effect to) the incurrence of any Incremental Equivalent Debt, the aggregate amount of all Incremental Equivalent Debt, together with the aggregate amount of all Incremental Revolving Commitments incurred after the Third Restatement Date (and prior to (or substantially simultaneously with) the incurrence of such Incremental Equivalent Debt), shall not exceed the sum of (1) $200,000,000 and (2) an amount such that, after giving effect to the incurrence of such Incremental Equivalent Debt and the making of any other Indebtedness incurred substantially simultaneously therewith (and assuming in the case of any Incremental Revolving Commitments established substantially simultaneously therewith that such Incremental Revolving Commitments are fully drawn), the Senior Secured Net Leverage Ratio, calculated on a pro forma basis, is no greater than 3.00 to 1.00 (it being understood that (i) indebtedness may be incurred under clause (2) prior to indebtedness being incurred under clause (1) and (ii) if indebtedness is incurred under clause (1) and/or Incremental Revolving Commitments are incurred under clause (A) of Section 2.21(a) on the same date that indebtedness is incurred under clause (2), then the Senior Secured Net Leverage Ratio for purposes of clause (2) will be calculated without giving regard to any incurrence on such date of indebtedness under clause (1) or any incurrence of Incremental Revolving Commitments under clause (A) of Section 2.21(a)), (B) the incurrence of such Indebtedness shall be subject to clauses (i) through (iii) of Section 2.21(c) as if such Incremental Equivalent Debt were an Incremental Revolving Commitment, (C) such Indebtedness shall mature no earlier than 91 days after the Latest Maturity Date then in effect, (D) such Incremental Equivalent Debt shall not have a definition of “Change of Control” or “Change in Control” (or any other defined term having a similar purpose) that is materially more restrictive than the definition of Change of Control set forth herein and (E) such Incremental Equivalent Debt shall not be subject to a financial maintenance covenant more favorable to the holders thereof than those contained in the Loan Documents (other than for periods after the Latest Maturity Date then in effect);
(xxi)    unsecured Indebtedness in an aggregate outstanding amount not to exceed the Net Proceeds received by Holdings after the Third Restatement Date from (A) cash contributions (other than from the Parent Borrower or a Subsidiary) to Holdings or (B) the issuance and sale of its Equity Interests (other than Disqualified Equity Interests and other than a sale to the Parent Borrower or a Subsidiary);
(xxii)    Indebtedness in respect of obligations of the Parent Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of any money or any Hedging Agreements.
(b)    None of Holdings, the Parent Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, issue any preferred stock or other preferred Equity

Interests, except (i) Qualified Holdings Preferred Stock, (ii) Assumed Preferred Stock and (iii) preferred stock or preferred Equity Interests held by Holdings, the Parent Borrower or any Subsidiary.
SECTION 6.02    Liens. None of Holdings, the Parent Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)    Liens created under the Loan Documents;
(b)    Permitted Encumbrances;
(c)    Liens in respect of the Permitted Receivables Financing and the Specified Vendor Receivables Financing;
(d)    any Lien on any property or asset of Holdings, the Parent Borrower or any Subsidiary existing on the Third Restatement Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of Holdings, the Parent Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Third Restatement Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(e)    any Lien existing on any property or asset prior to the acquisition thereof by the Parent Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Third Restatement Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Parent Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;
(f)    Liens on fixed or capital assets acquired, constructed or improved by, or in respect of Financing Lease Obligations of, the Parent Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01(a)(viii), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Parent Borrower or any Subsidiary;
(g)    Liens, with respect to any Mortgaged Property, described in the applicable schedule of the title policy covering such Mortgaged Property;
(h)    Liens in respect of sales of accounts receivable by Foreign Subsidiaries permitted by Section 6.05(c)(ii);
(i)    other Liens securing liabilities permitted hereunder in an aggregate amount not exceeding the greater of $50,000,000 and 4.0% of Consolidated Total Assets of Holdings (as of the date of incurrence of such Liens), at any time outstanding;

(j)    Liens in respect of Indebtedness permitted by Section 6.01(a)(xiii); provided that the assets subject to such Liens are not located in the United States;
(k)    Liens, rights of setoff and other similar Liens existing solely with respect to cash and Permitted Investments on deposit in one or more accounts maintained by any Lender, in each case granted in the ordinary course of business in favor of such Lender with which such accounts are maintained, securing amounts owing to such Lender with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness for borrowed money;
(l)    licenses or sublicenses of Intellectual Property (as defined in the Security Agreement) granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company;
(m)    the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;
(n)    Liens for the benefit of a seller deemed to attach solely to cash earnest money deposits in connection with a letter of intent or acquisition agreement with respect to a Permitted Acquisition;
(o)    Liens deemed to exist in connection with investments permitted under Section 6.04 that constitute repurchase obligations and in connection with related set-off rights;
(p)    Liens of a collection bank arising in the ordinary course of business under Section 4-210 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;
(q)    Liens of sellers of goods to the Parent Borrower or any of its Subsidiaries arising under Article 2 of the UCC in effect in the relevant jurisdiction in the ordinary course of business, covering only the goods sold and covering only the unpaid purchase price for such goods and related expenses;
(r)    Liens with respect to property or assets of the Parent Borrower or any Subsidiary securing Incremental Equivalent Debt, provided that such Incremental Equivalent Debt shall be secured only by a Lien on the Collateral and on a pari passu or subordinated basis with the Obligations and shall be subject to a customary intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent;
(s)    Liens on inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of documentary letters of credit, bank guarantees or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;
(t)    pledges and deposits and other Liens made in the ordinary course of business to secure liability to insurance carriers;
(u)    leases or subleases, and non-exclusive licenses or sublicenses (including with respect to intellectual property) granted to others in the ordinary course of business;

(v)    any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement securing obligations of such joint venture or pursuant to any joint venture or similar agreement;
(w)    Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Parent Borrower or any Subsidiary in the ordinary course of business;
(x)    agreements to subordinate any interest of the Parent Borrower or any Subsidiary in any accounts receivable or other proceeds, in each case arising from inventory consigned by the Parent Borrower or any such Subsidiary pursuant to an agreement entered into in the ordinary course of business; and
(y)    Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums.
SECTION 6.03    Fundamental Changes.
(a)    None of Holdings, the Parent Borrower or any Foreign Subsidiary Borrower will, nor will they permit any other Person to merge into or consolidate with any of them, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Parent Borrower in a transaction in which the Parent Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is a Subsidiary Loan Party) is a Subsidiary Loan Party (provided that, with respect to any such merger involving the Foreign Subsidiary Borrowers, the surviving entity of such merger shall be a Foreign Subsidiary Borrower, as the case may be) and (iii) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Parent Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Parent Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04. Notwithstanding the foregoing, this Section 6.03 shall not prohibit any Permitted Acquisition.
(b)    The Parent Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Parent Borrower and its Subsidiaries on the Third Restatement Date and businesses reasonably related thereto.
(c)    Holdings will not engage in any business or activity other than (i) the ownership of all the outstanding shares of capital stock of the Parent Borrower, (ii) performing its obligations (A) under the Loan Documents, and (B) under the Permitted Receivables Financing, (iii) activities incidental thereto and to Holdings’ existence, (iv) activities related to the performance of all its obligations in respect of the Transactions, (v) performing its obligations under guarantees in respect of sale and leaseback transactions permitted by Section 6.06 and (vi) other activities (including the incurrence of Indebtedness and the issuance of its Equity Interests) that are permitted by this Agreement. Holdings will not own or acquire any assets (other than shares of capital stock of the Parent Borrower and the Permitted Investments or incur any liabilities (other than liabilities imposed by law, including tax liabilities, liabilities related to its existence and permitted business and activities specified in the immediately preceding sentence).

(d)    The Receivables Subsidiary will not engage in any business or business activity other than the activities related to the Permitted Receivables Financing and its existence. The Receivables Subsidiary will not own or acquire any assets (other than the receivables subject to the Permitted Receivables Financing) or incur any liabilities (other than the liabilities imposed by law including tax liabilities, and other liabilities related to its existence and permitted business and activities specified in the immediately preceding sentence, including liabilities arising under the Permitted Receivables Financing).
SECTION 6.04    Investments, Loans, Advances, Guarantees and Acquisitions. None of the Parent Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:
(a)    Permitted Investments;
(b)    investments existing pursuant to agreements existing on or made pursuant to, binding commitments existing on, on the Third Restatement Date and set forth on Schedule 6.04;
(c)    Permitted Acquisitions;
(d)    investments by the Parent Borrower and the Subsidiaries in their respective Subsidiaries that exist immediately prior to any applicable transaction; provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Pledge Agreement or any applicable Foreign Security Documents, as the case may be, to the extent required by this Agreement and (ii) the aggregate amount of investments (excluding any such investments, loans, advances and Guarantees to such Subsidiaries that are assumed and exist on the date any Permitted Acquisition is consummated and that are not made, incurred or created in contemplation of or in connection with such Permitted Acquisition) by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Subsidiaries that are not Domestic Loan Parties (or if Domestic Loan Parties, in respect of which the Administrative Agent has not received the documents required by clause (a) of the definition of Collateral and Guarantee Requirement) made after the Third Restatement Date shall not at any time exceed the greater of $100,000,000 and 10.0% of Consolidated Total Assets of Holdings (as of the date of the making of such investment);
(e)    loans or advances made by the Parent Borrower to any Subsidiary and made by any Subsidiary to the Parent Borrower or any other Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Pledge Agreement or any applicable Foreign Security Documents, as the case may be, and (ii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;
(f)    Guarantees permitted by Section 6.01(a)(vii);
(g)    investments arising as a result of any Permitted Receivables Financing or Specified Vendor Receivables Financing;

(h)    investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
(i)    any investments in or loans to any other Person received as noncash consideration for sales, transfers, leases and other dispositions permitted by Section 6.05;
(j)    Guarantees by Holdings, the Parent Borrower and the Subsidiaries of leases entered into by any Subsidiary as lessee; provided that the amount of such Guarantees made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;
(k)    extensions of credit in the nature of accounts receivable or notes receivable in the ordinary course of business;
(l)    loans or advances to employees made (i) in the ordinary course of business consistent with prudent business practice and not exceeding $5,000,000 in the aggregate outstanding at any one time, (ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such Person’s purchase of Equity Interests of Holdings or any direct or indirect parent of Holdings solely to the extent that the amount of such loans and advances shall be contributed to Holdings in cash as common equity; provided that notwithstanding anything to the contrary in this Agreement, the amount of such cash contribution, to the extent of any such outstanding loan or advance, shall not be considered a cash contribution for any other purpose of this Agreement;
(m)    investments in the form of Hedging Agreements permitted under Section 6.07;
(n)    investments by the Parent Borrower or any Subsidiary in (i) the capital stock of a Receivables Subsidiary and (ii) other interests in a Receivables Subsidiary, in each case to the extent required by the terms of the Permitted Receivables Financing;
(o)    payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(p)    Permitted Joint Venture and Foreign Subsidiary Investments;
(q)    investments, loans or advances in addition to those permitted by clauses (a) through (p) above not exceeding in the aggregate the greater of $100,000,000 and 10.0% of Consolidated Total Assets of Holdings (as of the date of the making of such investment, loan or advance) at any time outstanding;
(r)    investments made (i) in an amount not to exceed the Net Proceeds Not Otherwise Applied of any issuance of Equity Interests (other than Disqualified Equity Interests and other than any issuance to the Parent Borrower or a Subsidiary) in Holdings issued on or after the Third Restatement Date or (ii) with Equity Interests in Holdings;
(s)    investments by the Parent Borrower or any Subsidiary in an aggregate amount not to exceed the Available Amount;

(t)    investments received in compromise or resolution of litigation, arbitration or other disputes;
(u)    investments; provided that after giving effect to any such investment (and any Indebtedness incurred in connection therewith), the Total Net Leverage Ratio at the time of the making of such investment would be less than or equal to 3.00 to 1.00; ~~and~~
(v)    additional investments; provided that the aggregate amount of investments made pursuant to this clause (v), together with the aggregate amount of Restricted Payments made pursuant to Section 6.08(a)(xiv) and the aggregate amount of payments of Indebtedness made pursuant to Section 6.08(b)(ix), during the period from the date 12 months prior to the date of the making of such investment (the “Investment Date”) through (and including) the Investment Date shall not exceed the greater of $25,000,000 and 2.00% of Consolidated Total Assets of Holdings (as of the date of the making of such investment, loan or advance)~~.~~; and
(w)    additional investments; provided that, at the time of such investment and after giving effect thereto, (i) no Revolving Loans are outstanding and (ii) the Freely Transferable unrestricted cash and unrestricted Permitted Investments of the Parent Borrower and its Subsidiaries are not less than $400,000,000.
SECTION 6.05    Asset Sales. None of Holdings, the Parent Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will they permit any Subsidiary to issue any additional Equity Interest in such Subsidiary, except:
(a)    sales, transfers, leases and other dispositions of inventory, used or surplus equipment, obsolete, damaged or worn-out equipment or other assets, Permitted Investments and investments referred to in Section 6.04(h) in the ordinary course of business;
(b)    sales, transfers and dispositions to the Parent Borrower or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Domestic Loan Party shall be made in compliance with Section 6.09;
(c)    (i) sales of accounts receivable and related assets pursuant to the Receivables Purchase Agreement, (ii) sales of accounts receivable and related assets by a Foreign Subsidiary pursuant to customary terms whereby recourse and exposure in respect thereof to any Foreign Subsidiary does not exceed at any time the greater of $75,000,000 and 6.0% of Consolidated Total Assets of Holdings (as of the date of such disposition), and (iii) sales of accounts receivables and related assets pursuant to the Specified Vendor Receivables Financing.
(d)    the creation of Liens permitted by Section 6.02 and dispositions as a result thereof;
(e)    sales or transfers that are permitted sale and leaseback transactions pursuant to Section 6.06;
(f)    sales and transfers that constitute part of an Acquisition Lease Financing;
(g)    Restricted Payments permitted by Section 6.08;
(h)    transfers and dispositions constituting investments permitted under Section 6.04;

(i)    sales, transfers and other dispositions of property identified on Schedule 6.05;
(j)    sales, transfers and other dispositions of assets (other than Equity Interests in a Borrower) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (j) shall not exceed 35% of the aggregate fair market value of all assets of the Parent Borrower as of the Third Restatement Date, including any Equity Interests owned by it, during the term of this Agreement subsequent to the Third Restatement Date;
(k)    any exchange of assets (including a combination of assets and Permitted Investments) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Parent Borrower and its Subsidiaries, as a whole, as determined in good faith by the Parent Borrower;
(l)    foreclosure, condemnation, taking by eminent domain or any similar action with respect to any property or other asset of the Parent Borrower or any of its Subsidiaries;
(m)    the lease, assignment or sublease of any real or personal property in the ordinary course of business;
(n)    any grant in the ordinary course of any non-exclusive license, of patents, trademarks, know-how or any other intellectual property;
(o)     dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
(p)    any surrender, expiration or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind; and
(q)     the termination of a lease of real or personal property that is not necessary to the conduct of the business of the Parent Borrower and its Subsidiaries as a whole;
provided that (x) all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (b), (o) and (q) above) shall be made for fair value and (y) all sales, transfers, leases and other dispositions permitted by clauses (i) and (j) above shall be for at least 75% cash consideration; provided that the amount of (i) any secured liabilities (as shown on the Parent Borrower’s or a Subsidiary’s most recent balance sheet or in the notes thereto) of the Parent Borrower or a Subsidiary that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee, (ii) any notes or other obligations or other securities or assets received by the Parent Borrower or such Subsidiary from such transferee that are converted by the Parent Borrower or such Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received), and (iii) any Designated Non-Cash Consideration received by the Parent Borrower or any Subsidiary in such sale, transfer, lease and other disposition having an aggregate fair market value (as determined in good faith by the Parent Borrower), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (v) that is at that time outstanding, not to exceed the greater of $25,000,000 and 2.5% of Consolidated Total Assets of Holdings (as of the date of such disposition) (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash for the purposes of this provision.

SECTION 6.06    Sale and Leaseback Transactions. None of Holdings, the Parent Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for (a) any such sale of any fixed or capital assets (other than any such transaction to which (b) or (c) below is applicable) that is made for cash consideration in an amount not less than the cost of such fixed or capital asset in an aggregate amount less than or equal to the greater of $20,000,000 and 1.50% of Consolidated Total Assets of Holdings (as of the date of such sale or transfer), so long as the Financing Lease Obligations associated therewith are permitted by Section 6.01(a)(viii), (b) in the case of property owned as of or after the Third Restatement Date, any such sale of any fixed or capital assets that is made for cash consideration in an aggregate amount not less than the fair market value of such fixed or capital assets not to exceed the greater of $35,000,000 and 2.75% of Consolidated Total Assets of Holdings (as of the date of such sale or transfer) in the aggregate, in each case, so long as the Financing Lease Obligations (if any) associated therewith are permitted by Section 6.01(a)(viii) and (c) any Acquisition Lease Financing.
SECTION 6.07    Hedging Agreements. None of Holdings, the Parent Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business and which are not speculative in nature to hedge or mitigate risks to which the Parent Borrower, any Foreign Subsidiary Borrower or any other Subsidiary is exposed in the conduct of its business or the management of its assets or liabilities (including Hedging Agreements that effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise)).
SECTION 6.08    Restricted Payments; Certain Payments of Indebtedness.
(a)    None of Holdings, the Parent Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:
(i)    Holdings may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests in Holdings;
(ii)    Subsidiaries may declare and pay dividends ratably with respect to their capital stock;
(iii)    the Parent Borrower may make payments to Holdings to permit it to make, and Holdings may make, Restricted Payments pursuant to and in accordance with stock option plans, equity purchase programs or agreements or other benefit plans, in each case for any future, present or former employee, director, officer or consultant of the Parent Borrower and the Subsidiaries; provided that the aggregate Restricted Payments made under this clause (iii) do not exceed $5,000,000 in any calendar year, with unused amounts in any calendar year being permitted to be carried over to the next succeeding calendar year (but not to any subsequent calendar year); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:
(a)    the Net Proceeds Not Otherwise Applied received by Holdings from the sale of Equity Interests of Holdings or any direct or indirect parent of Holdings (to the extent contributed to Holdings) to employees, directors, officers or consultants of

Holdings, the Parent Borrower or the Subsidiaries that occurs after the Third Restatement Date, plus
(b)    the cash proceeds of key man life insurance policies received by the Parent Borrower or any direct or indirect parent of the Parent Borrower (to the extent contributed to the Parent Borrower) or the Subsidiaries after the Third Restatement Date;
provided that the Parent Borrower may elect to apply all or any portion of the aggregate increase contemplated by clauses (a) and (b) above in any calendar year; and provided, further, that cancellation of Indebtedness owing to the Parent Borrower or any Subsidiary from any present or former employees, directors, officers or consultants of the Parent Borrower, any Subsidiary or any direct or indirect parent of the Parent Borrower in connection with a repurchase of Equity Interests of the Parent Borrower or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;
(iv)    the Parent Borrower may make Permitted Tax Distributions to Holdings or any other direct or indirect equity owners of the Parent Borrower;
(v)    the Parent Borrower may pay dividends to Holdings at such times and in such amounts as shall be necessary to permit Holdings to discharge and satisfy its obligations that are permitted hereunder (including (A) state and local taxes and other governmental charges, and administrative and routine expenses required to be paid by Holdings in the ordinary course of business and (B) cash dividends payable by Holdings in respect of Qualified Holdings Preferred Stock issued pursuant to clauses (b) and (c) of the definition thereof; provided that dividends payable by the Parent Borrower to Holdings pursuant to this clause (v) in order to satisfy cash dividends payable by Holdings in respect of Qualified Holdings Preferred Stock issued pursuant to clause (c) of the definition thereof shall be in an amount not to exceed the Available Amount;
(vi)    the Parent Borrower may make payments to Holdings to permit it to make, and Holdings may make payments permitted by Section 6.09(d); provided that, at the time of such payment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and Holdings and the Parent Borrower are in compliance with Section 6.12; provided, further, that any payments that are prohibited because of the immediately preceding proviso shall accrue and may be made as so accrued upon the curing or waiver of such Default, Event of Default or noncompliance;
(vii)    the Parent Borrower may make payments to Holdings to permit it to make, and Holdings may make, Restricted Payments in an amount equal to the Available Amount; provided that at the time of such Restricted Payment and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) at the time of such Restricted Payment and after giving effect thereto and to the incurrence of any Indebtedness in connection therewith, Holdings and the Parent Borrower shall be in pro forma compliance with the financial covenants set forth in Sections 6.12 and 6.13;
(viii)    the Parent Borrower may make payments to Holdings to permit it to make, and Holdings may make, Restricted Payments; provided that if after giving effect to such Restricted Payments (and any Indebtedness incurred in connection therewith), the Total Net Leverage Ratio at the time of the making of such payments (the date of the making of such payments, the “RP Date”) would be (1) less than or equal to 2.25 to 1.00, there shall be no limit on the amount of Restricted Payments made pursuant to this clause (viii), (2) less than or equal to

2.75 to 1.00, but greater than 2.25 to 1.00, the aggregate amount of Restricted Payments made pursuant to this clause (viii), together with the aggregate amount of payments of Indebtedness made pursuant to Section 6.08(b)(viii), during the period from the date 12 months prior to the RP Date through (and including) the RP Date (such period, the “RP Period”) shall not exceed the greater of $100,000,000 and 7.50% of Consolidated Total Assets of Holdings (as of the date of such Restricted Payment), (3) less than or equal to 3.25 to 1.00 but greater than 2.75 to 1.00, the aggregate amount of Restricted Payments made pursuant to this clause (viii), together with the aggregate amount of payments of Indebtedness made pursuant to Section 6.08(b)(viii), during the RP Period shall not exceed the greater of $50,000,000 and 3.75% of Consolidated Total Assets of Holdings (as of the date of such Restricted Payment) and (4) greater than 3.25 to 1.00, no Restricted Payments may be made pursuant to this clause (viii); provided further that at the time of any payment pursuant to this clause (viii), no Default or Event of Default shall have occurred and be continuing;
(ix)    the Parent Borrower may make payments to Holdings to permit it to make Restricted Payments in an amount not to exceed the Net Proceeds Not Otherwise Applied of any issuance of Equity Interests in Holdings issued on or after the Third Restatement Date (other than an issuance to the Parent Borrower or a Subsidiary and other than an issuance of Disqualified Equity Interests);
(x)    the making of any Restricted Payment shall be permitted within 60 days after the date of declaration thereof if at the date of declaration such Restricted Payment would have complied with the provisions of this Agreement;
(xi)    (i) the Parent Borrower may make payments to Holdings to permit it to purchase, redeem, defease, or otherwise acquire or retire for value its common stock in an amount not to exceed $100,000,000 and (ii) the Parent Borrower may make payments to Holdings to permit it to pay dividends on its common stock in an amount not to exceed, per annum, the greater of $20,000,000 and 2.0% of Market Capitalization;
(xii)    the Parent Borrower and any Subsidiaries may pay or distribute Receivables Fees;
(xiii)    Holdings, the Parent Borrower and any Subsidiary may make Restricted Payments to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Equity Interests of any such Person; ~~and~~
(xiv)    the Parent Borrower may make payments to Holdings to permit it to make, and Holdings may make, Restricted Payments; provided that the aggregate amount of such Restricted Payments, together with the aggregate amount of payments of Indebtedness made pursuant to Section 6.08(b)(ix) and the aggregate amount of investments made pursuant to Section 6.04(v), during the RP Period shall not exceed the greater of $25,000,000 and 2.00% of Consolidated Total Assets of Holdings (as of the date of such Restricted Payment); provided further that at the time of any payment pursuant to this clause (xiv), no Default or Event of Default shall have occurred and be continuing~~.~~; and
(xv)    the Parent Borrower may make payments to Holdings to permit it to make, and Holdings may make, Restricted Payments; provided that, at the time of such Restricted Payment and after giving effect thereto, (i) no Revolving Loans are outstanding and (ii) the Freely

Transferable unrestricted cash and unrestricted Permitted Investments of the Parent Borrower and its Subsidiaries are not less than $400,000,000.
(b)    None of Holdings, the Parent Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:
(i)    payment of Indebtedness created under the Loan Documents;
(ii)    payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of subordinated Indebtedness prohibited by the subordination provisions thereof;
(iii)    refinancings of Indebtedness to the extent permitted by Section 6.01;
(iv)    payment of secured Indebtedness;
(v)    the making of any payment within 60 days of the giving of irrevocable notice in respect thereof shall be permitted if at the time of the giving of such irrevocable notice, such payment would have complied with the provisions of this Agreement;
(vi)    payments of Indebtedness with the Net Proceeds Not Otherwise Applied of an issuance of Equity Interests in Holdings issued on or after the Third Restatement Date (other than an issuance to the Parent Borrower or a Subsidiary and other than an issuance of Disqualified Equity Interests);
(vii)    payments of Indebtedness in an amount equal to the Available Amount; provided that at the time of such payment and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) at the time of such payment and after giving effect thereto and to the incurrence of any Indebtedness in connection therewith, the Total Net Leverage Ratio is not greater than 3.50 to 1.00;
(viii)    payments of Indebtedness; provided that if after giving effect to such payments (and any Indebtedness incurred in connection therewith), the Total Net Leverage Ratio at the time of the making of such payments (the date of the making of such payments, the “Debt Repayment Date”) would be (1) less than or equal to 2.25 to 1.00, there shall be no limit on the amount of payments made pursuant to this clause (viii), (2) less than or equal to 2.75 to 1.00, but greater than 2.25 to 1.00, the aggregate amount of payments made pursuant to this clause (viii), together with the aggregate amount of Restricted Payments made pursuant to Section 6.08(a)(viii), during the period from the date 12 months prior to the Debt Repayment Date through (and including) the Debt Repayment Date (such period, the “Debt Repayment Period”) shall not exceed the greater of $100,000,000 and 7.50% of Consolidated Total Assets of Holdings (as of the date of such Restricted Payment), (3) less than or equal to 3.25 to 1.00 but greater than 2.75 to 1.00, the aggregate amount of payments of Indebtedness made pursuant to this clause (viii), together with the aggregate amount of Restricted Debt Payments made pursuant to Section 6.08(a)(viii), during the Debt Repayment Period shall not exceed the greater of $50,000,000 and 3.75% of Consolidated Total Assets of Holdings (as of the date of such Restricted Payment) and

(4) greater than 3.25 to 1.00, no payments of Indebtedness may be made pursuant to this clause (viii); provided further that at the time of any payment pursuant to this clause (viii), no Default or Event of Default shall have occurred and be continuing; and
(ix)    payments of Indebtedness; provided that the aggregate amount of such payments, together with the aggregate amount of Restricted Payments made pursuant to Section 6.08(a)(xiv) and the aggregate amount of investments made pursuant to Section 6.04(v), during the Debt Repayment Period shall not exceed the greater of $25,000,000 and 2.00% of Consolidated Total Assets of Holdings (as of the date of such Restricted Payment); provided further that at the time of any payment pursuant to this clause (ix), no Default or Event of Default shall have occurred and be continuing.
(c)    None of Holdings, the Parent Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, enter into or be party to, or make any payment under, any Synthetic Purchase Agreement unless (i) in the case of any Synthetic Purchase Agreement related to any Equity Interest of Holdings, the payments required to be made by Holdings are limited to amounts permitted to be paid under Section 6.08(a), (ii) in the case of any Synthetic Purchase Agreement related to any Restricted Indebtedness, the payments required to be made by Holdings, the Parent Borrower or the Subsidiaries thereunder are limited to the amount permitted under Section 6.08(b) and (iii) in the case of any Synthetic Purchase Agreement, the obligations of Holdings, the Parent Borrower and the Subsidiaries thereunder are subordinated to the Obligations on terms satisfactory to the Required Lenders.
SECTION 6.09    Transactions with Affiliates. None of Holdings, the Parent Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:
(a)    transactions that are at prices and on terms and conditions not less favorable to the Parent Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;
(b)    transactions between or among the Parent Borrower and the Subsidiaries not involving any other Affiliate (to the extent not otherwise prohibited by other provisions of this Agreement);
(c)    any Restricted Payment permitted by Section 6.08;
(d)    transactions pursuant to agreements in effect on the Third Restatement Date and listed on Schedule 6.09 (provided that this clause (d) shall not apply to any extension, or renewal of, or any amendment or modification of such agreements that is less favorable to the Parent Borrower or the applicable Subsidiaries, as the case may be);
(e)    payments or loans (or cancellations of loans) to officers, directors, employees or consultants which are approved by a majority of the board of directors of Holdings in good faith;
(f)    the issuance of Equity Interests (other than Disqualified Equity Interests) of Holdings to any Person;
(g)    the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, the funding of, or the making of payments pursuant to, employment,

consulting and service agreements and arrangements, stock option and stock ownership plans, long-term incentive plans or similar employee or director benefit plans approved by the board of directors of Holdings or any direct or indirect parent of Holdings or the board of directors of the Parent Borrower or a Subsidiary, as appropriate, in good faith;
(h)    any contribution to the capital of Holdings;
(i)    transactions between Holdings, the Parent Borrower or any Subsidiary, on the one hand, and any Person, on the other hand, a director of which is also a director of Holdings or any direct or indirect parent of Holdings; provided that such director abstains from voting as a director of Holdings or such direct or indirect parent, as the case may be, on any matter involving such other Person; and
(j)    any employment agreements or any similar or related agreements entered into by Holdings, the Parent Borrower or any Subsidiary, in each case in the ordinary course of business.
SECTION 6.10    Restrictive Agreements. None of Holdings, the Parent Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, the Parent Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Parent Borrower or any other Subsidiary or to Guarantee Indebtedness of the Parent Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, rule, regulation or order or by any Loan Document, Permitted Receivables Document or any Specified Vendor Receivables Financing Document that are customary, in the reasonable judgment of the board of directors thereof, for the market in which such Indebtedness is issued so long as such restrictions do not prevent, impede or impair (x) the creation of Liens and Guarantees in favor of the Lenders under the Loan Documents or (y) the satisfaction of the obligations of the Loan Parties under the Loan Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the Third Restatement Date identified on Schedule 6.10, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided, further, that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (B) customary provisions in leases and other agreements restricting the assignment thereof, (v) the foregoing shall not apply to any agreement or other instrument of a Person acquired by the Parent Borrower or any Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired, (vi) the foregoing shall not apply to customary restrictions on cash or other deposits or net worth required by customers under contracts entered into in the ordinary course of business, (vii) the foregoing shall not apply to customary provisions in joint venture agreements, partnership agreements, limited liability company agreements and similar agreements required in connection with the entering into of such transaction and (viii) any prohibition or restrictions of the type referred to in clauses (a) or (b) above imposed by amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (vii) above shall be permitted; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings do not expand the scope of any such prohibition or restriction from that originally set forth in the contract, instrument or obligation referred to in clauses (i) through (vii) above.
SECTION 6.11    Amendment of Material Documents. None of Holdings, the Parent Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary (including the Receivables Subsidiary) to, amend, restate, modify or waive any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents, and (b) any Material Agreement or other agreements (including joint venture agreements), in each case to the extent such amendment, restatement, modification or waiver is adverse to the Lenders in any material respect (it being agreed that the addition or removal of Loan Parties from participation in a Permitted Receivables Financing or Specified Vendor Receivables Financing shall not constitute an amendment, modification or waiver of the Receivables Purchase Agreement, Receivables Transfer Agreement or any Specified Vendor Receivables Financing Document that is adverse to the Lenders).
SECTION 6.12    Interest Expense Coverage Ratio. Neither Holdings nor the Parent Borrower will permit the Interest Expense Coverage Ratio, in each case as of the last day of any period of four consecutive fiscal quarters ending on or after December 31, 2024, to be less than 3.00 to 1.00.
SECTION 6.13    Total Net Leverage Ratio. Neither Holdings nor the Parent Borrower will permit the Total Net Leverage Ratio as of the last day of any fiscal quarter ending on or after December 31, 2024 to exceed 4.00 to 1.00; provided that during a Covenant Holiday Period, neither Holdings nor the Parent Borrower will permit the Total Net Leverage Ratio as of the last day of any fiscal quarter ending during such Covenant Holiday Period to exceed 4.50 to 1.00.
SECTION 6.14    Use of Proceeds. No Parent Borrower or Foreign Subsidiary Borrower will request any Borrowing or Letter of Credit, and no Parent Borrower or Foreign Subsidiary Borrower shall use, and shall procure that their Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited for a Person required to comply with Sanctions or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 6.15    Outbound Investment Rules. Parent Borrower shall not (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules or (b) engage, directly or indirectly, in (i) any transaction that would constitute a “covered transaction”, as such term is defined in the Outbound Investment Rules, if the Parent Borrower were a U.S. Person, or (ii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules, due to its participation in this Agreement or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

ARTICLE VII

Events of Default
If any of the following events (“Events of Default”) shall occur:

(a)    the Parent Borrower or any Foreign Subsidiary Borrower shall fail to (i) pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or (ii) provide cash collateral when and as the same shall be required by Section 2.05(k);
(b)    the Parent Borrower or any Foreign Subsidiary Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of Holdings, the Parent Borrower, any Foreign Subsidiary Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)    Holdings, the Parent Borrower or any Foreign Subsidiary Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04(a) (with respect to the existence of Holdings, the Parent Borrower or any Foreign Subsidiary Borrower and ownership of the Foreign Subsidiary Borrowers), 5.04(b) or 5.11 or in Article VI;
(e)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after the earlier of (x) notice thereof from the Administrative Agent to the Parent Borrower (which notice will be given at the request of any Lender) and (y) the date on which the President, a Vice President or a Financial Officer of the Parent Borrower becomes aware of such failure;
(f)    Holdings, the Parent Borrower or any Subsidiary shall fail to make any payment (whether of principal, interest or other payment obligations) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period with respect thereto;
(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Parent Borrower, any Foreign Subsidiary Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Parent Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    Holdings, the Parent Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Parent Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)    Holdings, the Parent Borrower or any Subsidiary shall become unable, admit in writing in a court proceeding its inability or fail generally to pay its debts as they become due;
(k)    one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against Holdings, the Parent Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, the Parent Borrower or any Subsidiary to enforce any such judgment;
(l)    an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(m)    any Lien covering property having a book value or fair market value of $10,000,000 or more purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent no longer maintaining possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement;
(n)    the Guarantee Agreement or any other Loan Document (other than a Security Document) shall cease to be, or shall have been asserted in writing by any Loan Party not to be, in full force and effect in accordance with its terms;
(o)    the Parent Borrower, Holdings or any Subsidiary shall challenge the subordination provisions of the Subordinated Debt or assert that such provisions are invalid or unenforceable or that the Obligations of the Parent Borrower or any Foreign Subsidiary Borrower, or the Obligations of Holdings or any Subsidiary under the Guarantee Agreement, are not senior Indebtedness under the subordination provisions of the Subordinated Debt, or any court, tribunal or government authority of competent jurisdiction shall judge the subordination provisions of the Subordinated Debt to be invalid or unenforceable or such Obligations to be not senior Indebtedness under such subordination provisions or otherwise cease to be, or shall be asserted not to be, legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms; or

(p)    a Change in Control shall occur;
then, and in every such event (other than an event with respect to the Parent Borrower or any Foreign Subsidiary Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers), take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Parent Borrower or any Foreign Subsidiary Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Parent Borrower and the Foreign Subsidiary Borrowers; and in case of any event with respect to the Parent Borrower or any Foreign Subsidiary Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Parent Borrower or any Foreign Subsidiary Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Parent Borrower and the Foreign Subsidiary Borrowers.
ARTICLE VIII

The Agents
SECTION 8.01    Administrative Agent. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent (it being understood that reference in this Article VIII to the Administrative Agent shall be deemed to include the Collateral Agent) and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.
The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Parent Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Parent Borrower or any of its Subsidiaries that is communicated to or obtained by the banks serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) and the Administrative Agent shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Holdings, the Parent Borrower, a Foreign Subsidiary Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Event of default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Parent Borrower or any Foreign Subsidiary Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. Each of the Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers). Upon any such resignation, the Required Lenders shall have the right, in consultation with the Parent Borrower and, if applicable, the relevant Foreign Subsidiary Borrower, to appoint a successor from among the Lenders. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and its and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Administrative Agent and the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers). Upon any such resignation, the Required Lenders shall have the right, in consultation with the Parent Borrower and, if applicable, the relevant Foreign Subsidiary Borrower, to appoint a successor from among the Lenders. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 10 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Administrative Agent, appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and its and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent. For the avoidance of doubt, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of the Administrative Agent (as defined immediately prior to giving effect to the Second ~~Amendment Effective~~Restatement Date), its sub-agents and its and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.
None of the Syndication Agents or Documentation Agents shall have any duties or responsibilities hereunder in their respective capacities as such.
Each of the Lenders hereby exempts the Administrative Agent from the restrictions pursuant to section 181 Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to the Administrative Agent pursuant to any other applicable law, in each case to the extent legally possible to such Secured Party. A Secured Party which cannot grant such exemption shall notify the Administrative Agent accordingly and, upon request of the Administrative Agent, either act in accordance with the terms of this Agreement and/or any other Loan Document as required pursuant to this Agreement and/or such other Loan Document or grant a special power of attorney to a party acting on its behalf, in a manner that is not prohibited pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and/or any other applicable laws.”
SECTION 8.02    Certain ERISA Matters. Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Parent Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)     the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)     such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Parent Borrower or any other Loan Party, that none of the Administrative Agent, any Syndication Agent, any Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c)    The Administrative Agent, Syndication Agent and Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
SECTION 8.03    Payment and Payment Notice; Additional Acknowledgements. Each Lender and Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”), were erroneously transmitted to such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or Issuing Bank under this Section 8.03 shall be conclusive, absent manifest error.
(b)    Each Lender or Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)    Each Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party.
(d)    Each party’s obligations under this Section 8.03 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

(e)    The Lenders acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Loan Parties) between the Loan Parties and their Affiliates, on the one hand, and JPMorgan Chase Bank, N.A. and its Affiliates, on the other hand. Without limiting the foregoing, the Loan Parties or their Affiliates may provide information, including updates to previously provided information to JPMorgan Chase Bank, N.A. and/or its Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder. The Lenders acknowledge that neither JPMorgan Chase Bank, N.A. nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and any Loan Party, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of a Loan Party.
SECTION 8.04    Borrower Communications(a)    . (a)     The Administrative Agent, the Lenders and the Issuing Banks agree that the Parent Borrower and any Foreign Subsidiary Borrower may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).
(b)    Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Third Restatement Date, a user ID/password authorization system) each of the Lenders, each Issuing Bank, the Parent Borrower and each Foreign Subsidiary Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Parent Borrower and each Foreign Subsidiary Borrower that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each Issuing Bank and the Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.
(c)    THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL

THE ADMINISTRATIVE AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL, EXCEPT TO THE EXTENT SUCH DAMAGES, LOSSES OR EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH OF SUCH APPLICABLE PARTY OR ANY OF ITS AFFILIATES.
(d)    Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Borrower Communications have been posted to the Approved Borrower Portal shall constitute effective delivery of the Borrower Communications to such Lender or Issuing Bank for purposes of the Loan Documents.
(e)    Each of the Lenders, each Issuing Bank, the Parent Borrower and each Foreign Subsidiary Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(f)    Nothing herein shall prejudice the right of the Parent Borrower or any Foreign Subsidiary Borrower to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
ARTICLE IX

[Reserved]
ARTICLE X

Miscellaneous
SECTION 10.01    Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(a)    if to Holdings, the Parent Borrower or any Foreign Subsidiary Borrower, to the Parent Borrower (on behalf of itself, Holdings and any Foreign Subsidiary Borrower) at 38505 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan 48304, Attention of Jodi Robin, General Counsel (Telephone No. (248) 631-5475, Telecopy No. (888) 318-8873),
with a copy to:

Rachel L. Rawson, Esq.
Jones Day
100 High Street, 21st Floor

Boston, Massachusetts 02110
(Telecopy No. 617);
(b)    if to the Administrative Agent from the Borrower, to the address or addresses separately provided to the Borrower;
(c)    if to the Administrative Agent from the Lenders, to the address or addresses separately provided to the Lenders;
(d)    if to JPMCB, as an Issuing Bank, to it at the address separately provided to the Borrower, and;
(e)    if to JPMCB, as a Swingline Lender, to it at the address separately provided to the Borrower; and
(f)    if to any other Lender, Swingline Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
SECTION 10.02    Waivers; Amendments.
(a)    No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
(b)    Except as provided in Section 2.14, Section 2.20 and Section 2.21, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Parent Borrower, each Foreign Subsidiary Borrower (but only to the extent such waiver, amendment or modification relates to such Foreign Subsidiary Borrower) and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees or other amounts payable hereunder, without the written consent of each Lender directly affected thereby (except that (x) neither (1) any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) nor (2) periodic adjustments of interest rates and fees resulting from a change in the Applicable Rate as provided for in the Agreement shall constitute a reduction in the rate of interest or fees for purposes of this clause (ii) and (y) only the consent of the Required Lenders shall be necessary to reduce or waive any obligation of the Parent Borrower or any Foreign Subsidiary Borrower to pay interest or any other amount as the applicable default rate set forth in Section 2.13(c) or to amend Section 2.13(c)), (iii) postpone the maturity of any Loan, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest, fees or other amounts payable hereunder, or reduce or forgive the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or postpone the scheduled date of expiration of any Letter of Credit beyond the Revolving Maturity Date, without the written consent of each Lender affected thereby, (iv) change Section 2.18(a), (b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the definition of “Required Lenders” or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release Holdings from its Guarantee or all or substantially all of the value of the Guarantees provided by the other Subsidiary Loan Parties (except as expressly provided in the Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the Liens of the Security Documents, (viii) except as expressly set forth in the Loan Documents as of the Third Restatement Date or as provided in any debtor-in-possession (or equivalent financing), subordinate (or have the effect of subordinating) the Liens of the Security Documents or the Obligations under the Loan Documents to other Indebtedness, in each case, without the written consent of each Lender, (ix) change the order of priority of payments set forth in Section 5.02 of the Security Agreement or Section 7 of the Pledge Agreement, in each case without the written consent of each Lender, (x) change any provision of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holdings Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class or (xi) require any Lender to make any extension of credit hereunder in a currency other than dollars or another currency agreed by such Lender as a currency in which such Lender will make extensions of credit available hereunder, without the written consent of such Lender; provided, further, that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Fronting Lender, the Issuing Bank or the Swingline Lenders without the prior written consent of the Administrative Agent, the Fronting Lender, the Issuing Bank or the Swingline Lenders, as the case may be and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of a particular Class (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by Holdings, the Parent Borrower, each Foreign Subsidiary Borrower (but only to the extent such waiver, amendment or modification relates to such Foreign Subsidiary Borrower) and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Holdings, the Parent Borrower, each Foreign Subsidiary Borrower (but only to the extent such waiver, amendment or modification relates to such Foreign Subsidiary Borrower), the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Bank, the Fronting Lender and the Swingline Lenders) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.
(c)    In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (v) or (ix) of paragraph (b) of this Section, the consent of at least 50% in interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Parent Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (a) the Parent Borrower shall have received the prior written consent of the Administrative Agent, the Fronting Lender, the Issuing Bank and the Swingline Lenders, which consent shall not be unreasonably withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, Swingline Loans and Foreign Currency Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Parent Borrower (in the case of all other amounts), (c) the Parent Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 10.04(b), (d) such assignee shall consent to such Proposed Change and (e) if such Non-Consenting Lender is acting as the Administrative Agent, it will not be required to assign and delegate its interests, rights and obligations as Administrative Agent under this Agreement.
(d)    Notwithstanding the foregoing, (i) the Administrative Agent and the Parent Borrower may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document, (ii) this Agreement may be amended with the written consent of the Administrative Agent, the Parent Borrower and the Lenders providing the relevant Replacement Revolving Facility (as defined below) to permit the refinancing, replacement or modification of all or any portion of the Revolving Commitments and Revolving Loans (a “Replaced Revolving Facility”) with a replacement revolving facility hereunder (a “Replacement Revolving Facility”); provided that (a) the aggregate amount of such Replacement Revolving Facility shall not exceed the aggregate amount of such Replaced Revolving Facility plus unpaid accrued interest and premium thereon at such time plus reasonable fees and expenses incurred in connection with such replacement), (b) the terms of the Replacement Revolving Facility (1) (excluding pricing, fees and rate floors and optional prepayment or redemption terms and subject to clause (2) below) reflect, in the Parent Borrower’s reasonable judgment, then-existing market terms and conditions and (2) (excluding pricing, fees and rate floors) are no more favorable (when taken as a whole) to the lenders providing the Replacement Revolving Facility than those applicable to the Replaced Revolving Facility (in each case, including with respect to mandatory and optional prepayments); provided that the foregoing shall not apply to covenants or other provisions applicable only to periods after the Latest Maturity Date in effect immediately prior to the establishment of such Replacement Revolving Facility; provided further that any Replacement Revolving Facility shall not contain covenants and events of default that are more favorable to the lenders providing the

Replacement Revolving Facility than the covenants and events of default applicable to the Replaced Revolving Facility unless such covenants or events of defaults apply only to periods after the Latest Maturity Date in effect immediately prior to the establishment of such Replacement Revolving Facility or the Lenders receive the benefits of such additional covenants, events of default or more restrictive covenants, (c) the maturity date with respect to any Replacement Revolving Facility shall be no earlier than the maturity date with respect to the Replaced Revolving Facility, (d) no Subsidiary that is not originally obligated with respect to repayment of the Replaced Revolving Facility is obligated with respect to the Replacement Revolving Facility, unless such Subsidiary becomes obligated on a pari passu basis in respect of any other then outstanding Loans and Commitments, and (e) any Person that the Parent Borrower proposes to become a lender in respect of the Replacement Revolving Facility, if such Person is not then a Lender, must be reasonably acceptable to the Administrative Agent, the Fronting Lender, the Issuing Banks and the Swingline Lenders. Notwithstanding the foregoing, in no event shall there be more than three maturity dates in respect of the Revolving Commitments (including any Extended Revolving Commitments or Replacement Revolving Facilities) and (iii) the Administrative Agent, the Parent Borrower and any financial institution may, without the consent of any other Lender or the Required Lenders, agree to designate such financial institution as an additional Swingline Lender and, upon such designation in writing, such additional financial institutions shall become a Swingline Lender under this Agreement and be subject to all rights, duties and obligations of a Swingline Lender.
SECTION 10.03    Expenses; Indemnity; Damage Waiver.
(a)    Holdings, the Parent Borrower and each Foreign Subsidiary Borrower, jointly and severally, shall pay (i) all reasonable, documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their respective Affiliates (which shall be limited, in the case of legal fees and expenses to the reasonable and documented fees, disbursements and other charges of one primary counsel, one special regulatory counsel if reasonably necessary and one local counsel in each relevant jurisdiction, to such persons, taken as a whole, and, solely in the case of an actual or reasonably perceived conflict of interest, one additional counsel for each affected person (and one additional local counsel in each relevant jurisdiction to each affected person)), in connection with the syndication of the credit facilities provided for herein, due diligence investigation, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable, documented out of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable, documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender (which shall be limited, in the case of legal fees and expenses to the reasonable and documented fees, disbursements and other charges of one primary counsel, one special regulatory counsel if reasonably necessary and one local counsel in each relevant jurisdiction, to such persons, taken as a whole, and, solely in the case of an actual or reasonably perceived conflict of interest, one additional counsel for each affected person (and one additional local counsel in each relevant jurisdiction to each affected person)) in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    Holdings, the Parent Borrower and each Foreign Subsidiary Borrower, jointly and severally, shall indemnify the Agents, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses (including as a result of any conversion of amounts outstanding hereunder from one currency to another currency as provided hereunder), including the reasonable fees, charges and disbursements of any counsel for any Indemnitee (which shall be limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one primary counsel, one special regulatory counsel if reasonably necessary and one local counsel in each relevant jurisdiction, to such persons, taken as a whole, and, solely in the case of an actual or reasonably perceived conflict of interest, one additional counsel for each affected person and one additional local counsel in each relevant jurisdiction to each affected person), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by Holdings, the Parent Borrower or any Subsidiary, or any Environmental Liability related in any way to Holdings, the Parent Borrower or any Subsidiary, or (iv) any actual or prospective Proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether or not such Proceeding is brought by Holdings, any Borrower or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory or whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnitee (or any of its Controlled Related Parties (as defined below)) or (ii) the material breach by such Indemnitee of any of its express obligations under this Agreement pursuant to a claim initiated by the Parent Borrower or (y) result from any disputes solely among Indemnitees and not arising out of any act or omission of the Parent Borrower or any of its Affiliates (other than (i) any proceeding against any Indemnitee solely in its capacity or in fulfilling its role as Administrative Agent, Collateral Agent, Syndication Agent or Documentation Agent or any other similar role with respect to the credit facilities evidenced by this Agreement or (ii) arising as a result of an act or omission by the Parent Borrower or any of its Affiliates). As used in this Section 10.03(b), a “Controlled Related Party” of an Indemnitee means (1) any Controlling Person or Controlled Affiliate of such Indemnitee, (2) the respective directors, officers, or employees of such Indemnitee or any of its Controlling Persons or Controlled Affiliates and (3) the respective agents or representatives of such Indemnitee or any of its Controlling Persons or Controlled Affiliates, in the case of this clause (3), acting on behalf of or at the instructions of such Indemnitee, Controlling Person or such Controlled Affiliate; provided that each reference to a Controlled Affiliate, Controlling Person, director, officer or employee in this sentence pertains to a Controlled Affiliate, Controlling Person, director, officer or employee involved in the structuring, arrangement, negotiation or syndication of the credit facilities evidenced by this Agreement. Each of the Administrative Agent and the Lenders hereby agrees, on behalf of itself and its Controlled Related Party, that any settlement entered into by the Administrative Agent or such Lender, respectively, and its Controlled Related Party in connection with a claim or proceeding for which an indemnity claim is made against the Company pursuant to the preceding sentence shall be so entered into in good faith and not on an arbitrary or capricious basis. This Section 10.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
(c)    To the extent permitted by applicable law (i) the Parent Borrower and any Loan Party shall not assert, and the Parent Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Syndication Agent, any Documentation Agent, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 10.03(c) shall relieve the Parent Borrower and each Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 10.03(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(d)    To the extent that any of Holdings, the Parent Borrower, any of the Foreign Subsidiary Borrowers fails to pay any amount required to be paid by it to the Administrative Agent, the Fronting Lender, the Issuing Bank or the Swingline Lenders under paragraph (a) or (b) of this Section (and without limiting such party’s obligation to do so), each Lender severally agrees to pay to the Administrative Agent, the Fronting Lender, the Issuing Bank or the Swingline Lenders, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Fronting Lender, the Issuing Bank or any Swingline Lender in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures and unused Commitments at the time.
(e)    To the extent permitted by applicable law, none of Holdings, the Parent Borrower or any Foreign Subsidiary Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
(f)    All amounts due under this Section shall be payable promptly after written demand therefor.
(g)    No director, officer, employee, stockholder or member, as such, of any Loan Party shall have any liability for the Obligations or for any claim based on, in respect of or by reason of the Obligations or their creation; provided that the foregoing shall not be construed to relieve any Loan Party of its Obligations under any Loan Document.
(h)    For the avoidance of doubt, this Section 9.3 shall not apply to any Taxes, except to the extent any Taxes that represent losses, claims, damages or liabilities arising from any non-Tax claim.
SECTION 10.04    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that, subject to Section

10.15(g) (and other than as contemplated by Section 2.26), none of Holdings, the Parent Borrower or any Foreign Subsidiary Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Holdings, the Parent Borrower or any Foreign Subsidiary Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Any Lender may assign to one or more assignees (other than a natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender, a Lender Affiliate or an Approved Fund, each of the Parent Borrower and the Administrative Agent, the Issuing Bank, the Swingline Lenders and the Fronting Lender must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) (provided that the Parent Borrower shall be deemed to have consented to any assignment of Loans or Commitments unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof), (ii) no assignment of Revolving Loans or Revolving Commitments may be made to Holdings, the Parent Borrower, any Foreign Subsidiary Borrower or any Affiliate of any of the foregoing, (iii) except in the case of an assignment to a Lender, a Lender Affiliate or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Parent Borrower and the Administrative Agent otherwise consent, (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, except that this clause (iv) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided, further, that any consent of the Parent Borrower otherwise required under this paragraph shall not be required if an Event of Default under clauses (a), (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.
(c)    The Administrative Agent, acting for this purpose as an agent of the Parent Borrower and the Foreign Subsidiary Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and Holdings, the Parent Borrower, the Foreign Subsidiary Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Parent Borrower, the Foreign Subsidiary Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(e)    Any Lender may, without the consent of the Parent Borrower or any Foreign Subsidiary Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lenders, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Holdings, the Parent Borrower, the Foreign Subsidiary Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i) through (ix) in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Parent Borrower and the Foreign Subsidiary Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section, provided that such Participant agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a Participation shall, acting solely for this purpose as an agent of the Parent Borrower and the Foreign Subsidiary Borrowers, as applicable, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury

Regulations or in connection with any income tax audit or other income tax proceeding of the Parent Borrower and the Foreign Subsidiary Borrowers. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(f)    A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with the prior written consent of the Parent Borrower and, to the extent applicable, each relevant Foreign Subsidiary Borrower. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Parent Borrower and, to the extent applicable, each relevant Foreign Subsidiary Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Parent Borrower and, to the extent applicable, each relevant Foreign Subsidiary Borrower, to comply with Section 2.17(f) as though it were a Lender.
(g)    Any Lender may, without the consent of the Parent Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 10.05    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
SECTION 10.06    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 10.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Parent Borrower or any Foreign Subsidiary Borrower against any of and all the obligations of the Parent Borrower or any Foreign Subsidiary Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that none of the deposits or any other obligation owing to or for the credit or the account of any Foreign Subsidiary Borrower shall be set off or applied against any obligations of the Parent Borrower or any Borrower that is a United States person within the meaning of Section 7701(a)(30) of the Code. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have; provided, that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Loan Party shall be applied to any Excluded Swap Obligations of such Loan Party.
SECTION 10.09    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each of Holdings, the Parent Borrower and each Foreign Subsidiary Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, the Parent Borrower, any of the Foreign Subsidiary Borrowers or their properties in the courts of any jurisdiction.

(c)    Each of Holdings, the Parent Borrower and each Foreign Subsidiary Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 10.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 10.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 10.12    Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Lender Affiliates and to its and its Lender Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (b) to the extent requested by any regulatory or quasi-regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Parent Borrower, any Foreign Subsidiary Borrower and their respective obligations, (g) with the consent of the Parent Borrower or (h) to the extent such Information (i) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary). For the purposes of this Section, “Information” means all information received from Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary) relating to Holdings, the Parent Borrower or any Subsidiary

(including the Receivables Subsidiary) or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary) and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary) after the Third Restatement Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority.
SECTION 10.13    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.
SECTION 10.14    Judgment Currency.
(a)    The obligations hereunder of the Parent Borrower and the Foreign Subsidiary Borrowers and under the other Loan Documents to make payments in dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than dollars, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or a Lender of the full amount of dollars expressed to be payable to the Administrative Agent, Collateral Agent or Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against the Parent Borrower, any Foreign Subsidiary Borrower or any other Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than dollars (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in dollars, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).
(b)    If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Parent Borrower and each Foreign Subsidiary Borrower, as the case may be, covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.
(c)    For purposes of determining the dollar equivalent of the Judgment Currency, such amounts shall include any premium and costs payable in connection with the purchase of dollars.
SECTION 10.15    [Reserved].
SECTION 10.16    PATRIOT Act. Each Lender hereby notifies Holdings and the Parent Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required, or will be required in the future, to obtain, verify and record information that identifies Holdings, the Parent Borrower and the other Loan Parties, which information includes the name and address of Holdings, the Parent Borrower and the other Loan Parties and other information that will allow such Lender to identify Holdings, the Parent Borrower and the other Loan Parties in accordance with the PATRIOT Act.
SECTION 10.17    No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Parent Borrower and the Foreign Subsidiary Borrowers, their stockholders and/or their affiliates.  Each of the Parent Borrower and the Foreign Subsidiary Borrowers agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such borrower, its stockholders or its affiliates, on the other.  Each of the Parent Borrower and the Foreign Subsidiary Borrowers acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and there under) are arm’s-length commercial transactions between the Lenders, on the one hand, and the applicable borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any of the Parent Borrower or the Foreign Subsidiary Borrowers, their stockholders or their affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any borrower, its stockholders or its Affiliates on other matters) or any other obligation to any of the Parent Borrower or the Foreign Subsidiary Borrowers except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any of the Parent Borrower or the Foreign Subsidiary Borrowers, their respective management, stockholders, creditors or any other Person.  Each of the Parent Borrower and the Foreign Subsidiary Borrowers acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each of the Parent Borrower and the Foreign Subsidiary Borrowers agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such borrower, in connection with such transaction or the process leading thereto.
SECTION 10.18    Parallel Debt.
(a)    [Reserved].
(b)    Parallel Debt Foreign Obligations.
For the purpose of any Foreign Security Document governed by Dutch law, each Foreign Subsidiary Borrower hereby irrevocably and unconditionally undertakes to pay as a separate and independent obligation to the Collateral Agent amounts equal to the aggregate amount payable (verschuldigd) to any of the Secured Parties under or pursuant to its Foreign Obligations (these payment undertakings to the Collateral Agent hereinafter collectively referred to as the “Parallel Debt Foreign Obligations”). The Parallel Debt Foreign Obligations will be payable in the currency or currencies of the relevant Foreign Obligations.
The Parallel Debt Foreign Obligations will become due and payable (opeisbaar) immediately upon the Collateral Agent’s first demand, which may be made at any time, as and when one or more of the Foreign Obligations becomes due and payable.
Each of the parties to this Agreement hereby acknowledges that (A) the Parallel Debt Foreign Obligations constitute undertakings, obligations and liabilities of the Foreign Subsidiary Borrowers to the Collateral Agent which are transferable, separate and independent from, and without prejudice to, the corresponding Foreign Obligations and (B) the Parallel Debt Foreign Obligations represent the Collateral Agent’s own separate claims to receive payment of the Parallel Debt Foreign Obligations from the Foreign Subsidiary Borrowers, it being understood that the amounts which may become due and payable by the Foreign Subsidiary Borrowers under or pursuant to the Parallel Debt Foreign Obligations from time to time shall never exceed the aggregate amount which is payable under the Foreign Obligations from time to time.
For the avoidance of doubt, each of the parties to this Agreement confirms that the claims of the Collateral Agent against each of the Foreign Subsidiary Borrowers in respect of the Parallel Debt Foreign Obligations and the claims of any or more of the Secured Parties against the Foreign Subsidiary Borrowers under or pursuant to the Foreign Obligations payable to such Secured Parties do not constitute common property (een gemeenschap) within the meaning of Section 3:166 of the DCC and that the provisions relating to such common property shall not apply. If, however, it shall be held that such claims of the Collateral Agent and such claims of any one or more of the Secured Parties do constitute such common property and such provisions do apply, the parties to this Agreement agree that this Agreement shall constitute the administration agreement (beheersregeling) within the meaning of Section 3:168 of the DCC.
For the avoidance of doubt, the parties hereto confirm that this Agreement is not to be construed as an agreement as referred to in Section 6:16 of the Dutch Civil Code and that Section 6:16 of the Dutch Civil Code shall not apply.
To the extent the Collateral Agent irrevocably (onaantastbaar) receives any amount in payment of the Parallel Debt Foreign Obligations, the Collateral Agent shall distribute such amount among the Secured Parties in accordance with Section 2.18 and upon irrevocable (onaantastbaar) receipt of such amount, the Foreign Obligations shall be reduced by an amount equal to such amount in the manner as if such amount were received as a payment of the Foreign Obligations on the date of receipt by the Collateral Agent of such amount.
To the extent the Collateral Agent or Administrative Agent irrevocably (onaantastbaar) receives any amount in payment of the Foreign Obligations, the Collateral Agent or Administrative Agent (as applicable) shall distribute such amount among the Secured Parties in accordance with Section 2.18 and upon irrevocable (onaantastbaar) receipt of such amount, the Parallel Debt Foreign Obligations shall be reduced by an amount equal to such amount in the manner as if such amount were received as a payment of the Parallel Debt Foreign Obligations on the date of receipt by the Secured Party of such amount.

For the purpose of any Foreign Security Document governed by Dutch law, the Collateral Agent acts in its own name and on behalf of itself but for the benefit of the Secured Parties and any security right granted to the Collateral Agent to secure the Parallel Debt Foreign Obligations is granted to the Collateral Agent in its capacity of sole creditor of the Parallel Debt Foreign Obligations.
SECTION 10.19    No Novation. Nothing in this Agreement or the Eighth Amendment shall be deemed to be a substitution or novation of the obligations outstanding under the Security Documents or the other Loan Documents or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith.
SECTION 10.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 10.21    MIRE Events. Each of the parties hereto acknowledges and agrees that, solely in the event that there are any Mortgaged Properties at the time of any increase, extension or renewal of any of the Commitments or Loans (including the provision of Incremental Revolving Commitments or any other incremental credit facilities hereunder, but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Revolving Loans or (iii) the issuance, renewal or extension of Letters of Credit) shall be subject to (and conditioned upon) delivery of all flood hazard determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect to such Mortgaged Properties as required by Flood Laws and as otherwise reasonably requested by the Administrative Agent or the Lenders (through the Administrative Agent).
SECTION 10.22    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
SECTION 10.23    Releases of Subsidiary Loan Parties.
(a)    A Subsidiary Loan Party shall automatically be released from its Guarantee obligations upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release (and the Administrative Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry). Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.
(b)    At such time as the principal and interest on the Loans, all LC Disbursements, the fees, expenses and other amounts payable under the Loan Documents and the other Obligations (other than Other Secured Obligations (as defined in the Security Agreement) and other Obligations expressly stated to survive such payment and termination) shall have been paid in full in cash, the Commitments shall have been terminated and no Letters of Credit shall be outstanding that is not cash collateralized or backstopped in a manner reasonably satisfactory to the applicable Issuing Bank, the Guarantee obligations and all obligations (other than those expressly stated to survive such termination) of each Subsidiary Loan Party thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.
[Remainder of Page Intentionally Left Blank; Signature Pages Omitted]

Summary report: Litera Compare for Word 11.9.1.1 Document comparison done on 3/25/2026 8:08:38 AM
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